                                                                  EXHIBIT 10.35


                                      LEASE


                                     between



                 THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                                   "Landlord"



                                       and



                        MCCARTHY, CRISTANI & MAFFEI, INC.

                                    "Tenant"




                             As of December 7, 1993

                                      Lease

                                TABLE OF CONTENTS

ARTICLE 1      Premises, Term and Fixed Rent...............................-1-

ARTICLE 2      Use of Premises.............................................-3-

ARTICLE 3      Escalations.................................................-5-

ARTICLE 4      Delivery of Premises; Landlord's Work......................-18-

ARTICLE 5      Subordination..............................................-19-

ARTICLE 6      Quiet Enjoyment............................................-23-

ARTICLE 7      Assignment, Subletting and Mortgaging......................-23-

ARTICLE 8      Compliance with Laws.......................................-43-

ARTICLE 9      Insurance..................................................-46-

ARTICLE 10     Rules and Regulations......................................-49-

ARTICLE 11     Alterations................................................-49-

ARTICLE 12     Tenant's Improvements and Tenant's Property................-56-

ARTICLE 13     Repairs and Maintenance....................................-58-

ARTICLE 14     Electric Energy............................................-60-

ARTICLE 15     Landlord's Services........................................-66-

ARTICLE 16     Access and Name of Building................................-70-

ARTICLE 17     Notice of Occurrences......................................-73-

ARTICLE 18     Non-Liability and Indemnification..........................-73-

ARTICLE 19     Damage or Destruction......................................-75-

ARTICLE 20     Eminent Domain.............................................-81-

ARTICLE 21     Surrender..................................................-82-

ARTICLE 22     Conditions of Limitation...................................-82-

ARTICLE 23     Reentry by Landlord........................................-85-

ARTICLE 24     Damages....................................................-86-

ARTICLE 25     Affirmative Waivers........................................-88-

ARTICLE 26     No Waivers.................................................-89-

ARTICLE 27     Curing Tenant's Defaults...................................-89-

ARTICLE 28     Broker.....................................................-89-

ARTICLE 29     Notices....................................................-90-

ARTICLE 30     Estoppel Certificates......................................-91-

ARTICLE 31     Definitions................................................-91-

ARTICLE 32     No Representations by Landlord.............................-95-

ARTICLE 33     Tenant's Termination Rights................................-96-

ARTICLE 34     Holdover...................................................-96-

ARTICLE 35     Miscellaneous Provisions and Definitions...................-97-

ARTICLE 36     Landlord's Contribution...................................-101-

ARTICLE 37     Option Space..............................................-103-

ARTICLE 38     Preferential Right to Lease...............................-108-

ARTICLE 39     Untenantability...........................................-115-

ARTICLE 40     Arbitration...............................................-115-

ARTICLE 41     Effective Date of Lease...................................-117-

SCHEDULES AND EXHIBITS

Schedule A     Fixed Rent
Schedule B     Certificate of Occupancy
Schedule C     Landlord's Work
Schedule D     Contractors Approved For Initial Alterations
Schedule E     HVAC Specifications

Exhibit A      Land
Exhibit B      Floor Plan of Premises
Exhibit C      Rules and Regulations
Exhibit D      Alteration Rules and Regulations
Exhibit E      Cleaning Specifications
Exhibit F-l    Form of Non-Disturbance Agreement for Underlying Leases
Exhibit F-2    Form of Non-Disturbance Agreement for Mortgages
Exhibit G      Primary Landlord Conduit Areas
Exhibit H      Passenger Elevator Bank D

      LEASE, dated as of December 7, 1993, between THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), incorporated under the laws of the United States of America, having an office at 4 Chase MetroTech Center, 17th Floor, Brooklyn, New York 11245, Attention: Vice President (herein called "LANDLORD") and McCARTHY, CRISTANI & MAFFEl, INC., a New York corporation, having an office at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181 (herein called "TENANT").


                              W I T N E S S E T H:


                                    ARTICLE 1

                          Premises, Term and Fixed Rent

      1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.02, which premises are located in the building known as One Chase Manhattan Plaza in the City, County and State of New York (herein called the "BUILDING"), which Building is located on the land described in Exhibit A attached hereto and made a part hereof (herein called the "LAND").

      1.02. The premises leased to Tenant hereunder (herein called the "PREMISES") consist of those portions of the thirty-seventh (37th) floor of the Building that are shown hatched on the floor plan attached hereto as Exhibit B.

      1.03. The term of this lease (a) shall commence on the date hereof (the "COMMENCEMENT DATE"), and (b) shall end at 11:59 p.m. on November 30, 2009 (such date being herein called the "EXPIRATION DATE"), or on such earlier date upon which the term of this lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

      1.04. The rents shall be and consist of (1) fixed rent (herein called "FIXED RENT"), which shall be payable for the Premises at the per annum rates therefor set forth on Schedule A annexed hereto, and which, subject to the provisions of Section 1.05 below, shall be payable commencing on the Commencement Date and thereafter in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of Seventy Six Thousand Four Hundred Nine and 66/100 ($76,409.66) Dollars, to be applied against the first full monthly installment of Fixed
Rent), and (2) additional rent (herein called "ADDITIONAL CHARGES") consisting of Tax Payments (as hereinafter defined), Operating Payments (as hereinafter defined) and all other sums of money as shall become due from and payable by Tenant to Landlord hereunder; all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord's agent and at such other place, as Landlord shall designate by written notice to Tenant.

      1.05. The "RENT COMMENCEMENT DATE" shall be December 1, 1994. Notwithstanding anything to the contrary contained in Section 1.04 above, (i) there shall be a complete abatement of Fixed Rent for the period commencing on the Commencement Date and ending on the day preceding the Rent Commencement Date, both days inclusive, and (ii) Fixed Rent for the month in which the Rent Commencement Date occurs shall be a pro-rated amount, determined on a per diem basis, and shall be payable on the Rent Commencement Date.

      1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges as follows: Tenant shall pay Fixed Rent and Recurring Additional Charges (as hereinafter defined) without notice or demand therefor. Tenant shall pay all other Additional Charges at such time or times as may be provided for herein, or, if no due date is specified, within thirty (30) days of notice or demand therefor. Tenant shall pay Fixed Rent and all Additional Charges without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease. Unless otherwise instructed by Landlord, Fixed Rent and Recurring Additional Charges shall be paid by wire transfer of immediately available federal funds to Landlord or its designee, to such account(s) as may be designated in written directions delivered by Landlord to Tenant from time to time, and in the absence of any such instructions, in the same manner as hereinafter provided for other Additional Charges. All other Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a bank which is a member of the Federal Reserve system or a successor thereto. As used herein, the term "RECURRING ADDITIONAL CHARGES" shall mean (i) those Additional Charges payable periodically by Tenant in accordance with the provisions of Section 3.02(b) hereof and (ii) those Additional Charges payable monthly by Tenant in accordance with the provisions of Section 3.03(b) hereof.

      1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

      1.09. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any legal rent restrictions enacted by a governmental authority, Tenant (without any additional expense to Tenant, other than expense which is de minimis or which Landlord has agreed to pay) shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts nor earlier than the due dates reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord within thirty (30) days after being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. The rights and obligations set forth in this Section 1.09 shall survive the expiration or termination of this lease for a period of three (3) years following such expiration or termination.

      1.10. Additional Charges shall be deemed to be rent and Tenant's failure to pay Additional Charges shall be considered a failure to pay rent hereunder and Landlord shall be entitled to all rights and remedies provided herein or by law in connection therewith.


                                    ARTICLE 2

                                 Use of Premises

      2.01. Tenant shall have the right to use and occupy the Premises only as follows: (I) primarily, for general and executive office use, and, to the extent incidental to such general and executive office use, for computer and data processing, photocopying, kitchenette (including microwave and dishwasher), pantry and vending machine areas (the uses described in this clause (i) being herein called the "PRIMARY USE"); and (ii) secondarily, for (x) printing, and
(y) other uses incidental to the Primary Use which are consistent with a first-class office building (the uses described in this clause (ii) being herein called the "SECONDARY USES").

      2.02. (a) Landlord, throughout the term of this lease, shall maintain in effect a Certificate of Occupancy for the Building (either temporary or permanent) which, subject to the completion by Tenant of its Initial Alterations (as such term is defined in Article 11 hereof) in accordance with this lease, will (I) permit the use of the Premises by Tenant for the Primary Use at occupancy levels, for each portion thereof, which are not less than the occupancy levels therefor set forth in the Certificate of Occupancy for the Building which is attached hereto as Schedule B (herein called the "ATTACHED CERTIFICATE OF OCCUPANCY"), and (II) permit the floors of the Premises to be loaded with a load at least equal to the permitted floor load set forth on the Attached Certificate of Occupancy; provided, however that Landlord shall have no liability for a breach of the foregoing if such breach results from any act or omission of Tenant or any Tenant Party (as hereinafter defined), which act or omission violates any provision of this lease. Landlord makes no representation that the Attached Certificate of Occupancy is currently the existing Certificate of Occupancy which is actually in effect for the Building.

            (b) If any governmental license or permit (other than a Certificate of Occupancy for the Building permitting the Premises to be used for the Primary Use at the occupancy levels and with the floor loads referred to in Section 2.02(a) above) shall be required for the proper and lawful conduct of business in the Premises or any part thereof and if the failure to have such license or permit would affect the Real Property, Landlord or any occupant of the Building, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and, upon request, deliver a copy thereof to Landlord. Additionally, if Tenant shall desire to use the Premises, or any portion thereof, for a use other than the Primary Use at the occupancy levels and with the floor loads referred to in Section 2.02(a) above) and such use shall require a modification or amendment of the then existing Certificate of Occupancy for the Building, then, prior to so using the Premises or such portion thereof, Tenant, at its expense, shall procure any such required modification or amendment. The foregoing provisions are not intended to be deemed Landlord's consent to any Alterations or to a use of the Premises not otherwise permitted hereunder. Landlord shall execute (and provide any readily accessible information known by Landlord for) any applications and similar documents reasonably required in connection with obtaining any licenses or permits or any amendments or modifications of any Certificate of Occupancy for the Building required by the foregoing provisions of this Section 2.02(b), provided that such documents are in proper form. Tenant hereby agrees that it shall (i) reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with Tenant's obtaining of any such license, permit, amendment or modification (including without limitation those incurred in connection with Landlord's execution of any applications and similar documents, or its provision of information, as provided in the preceding sentence), and (ii) indemnify and hold harmless Landlord against any and all liabilities which Landlord may incur by reason of its execution of any applications and similar documents, or its provision of information, as provided in the preceding sentence; provided, however, that neither such reimbursement nor such indemnity shall include any such expenses or liabilities to the extent that (A) the same would be, or would have been, discharged, satisfied or avoided by Landlord's performance of its obligations under this lease (including without limitation its obligations under Articles 8 and 13 hereof), or (B) the same arises out of any inaccuracy in any information provided by Landlord.

            (c) In connection with the initial Alterations, Landlord, promptly after its approval of such Initial Alterations in accordance with the provisions of Article 11 hereof, shall deliver to Tenant a Form ACP-5 executed by Landlord's hygienist with respect to Premises. In connection with any Alterations made subsequent to the Initial Alterations, Landlord, reasonably promptly after a request therefor and its approval of such Alterations in accordance with the provisions of

Article 11, shall deliver to Tenant, with respect to each portion of the Premises in respect of which such Alterations shall be performed, a Form ACP-5 executed by Landlord's hygienist and/or any other form or documentation which evidences or confirms the absence of asbestos from such portion(s) of the Premises, provided that (i) such other form or documentation is then required by any governmental agency as a condition to the performance of such Alterations, and (ii) the matters evidenced or confirmed by such other form or documentation are not greater in scope then the matters evidenced or confirmed by the initial Form ACP-5 delivered by Landlord with respect to such portion(s) of the Premises. In no event shall the provisions of this Section 2.02(c) require Landlord to perform any work in the Premises or otherwise.

      2.03. Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, in any manner, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which (a) violates the Certificate of Occupancy for the Building (except to the extent such violation is attributable to Landlord's failure to comply with its obligations under Section 2.02), (b) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems (except to the extent that such impairment arises out of the use of the Premises for the Primary Use), (c) constitutes a nuisance, public or private, (d) makes unobtainable from reputable insurance companies authorized to do business in New York State all risk property insurance, or liability, elevator, boiler or other insurance at standard rates, or (e) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise, except to the extent such fumes, vapors or odors are discharged into flues or vents designed for such purposes and which Tenant, pursuant to the terms of this lease, is permitted to use.

      2.04. Tenant shall not use, or suffer or permit anyone to use, the Premises or any part thereof, by or for (i) an agency, department or bureau of the United States Government, (ii) any state or municipality within the United States or any foreign government, or any political subdivision of any of them,
(iii) an employment or travel agency (other than an executive search firm and other than an employment or travel agency primarily serving Tenant's employees),
(iv) any charitable or religious organization or union (it being agreed that this clause shall not prohibit such an organization from using discrete portions of the Premises on a short-term basis and for discrete purposes, provided that Tenant receives no consideration therefor), (v) a school or classroom (it being agreed that this clause shall not prohibit Tenant from occasionally, temporarily or permanently using conference rooms or other areas of the Premises for training purposes and lectures in connection with and incidental to Tenant's business, it being understood that all such uses shall be considered secondary Uses and, accordingly, that Tenant shall be responsible for obtaining any permits or licenses required in connection therewith), (vi) medical or psychiatric offices (it being agreed that this clause shall not prohibit Tenant from employing doctors and/or nurses at the Premises for Tenant's employees), (vii) conduct of an auction (other than in the ordinary course of Tenant's business), (viii) gambling activities, (ix) the conduct of obscene, pornographic or similarly disreputable activities, (x) an automated teller machine or similar facility,
(xi) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (the foregoing shall not prohibit the use of portions of the Premises for kitchenette, pantry and vending machine areas in accordance with Section 2.01(i) above), (xii) the business of photographic reproductions and/or offset printing (except that Tenant may use portions of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (xiii) the retail offices or the retail activities of a bank, trust company, safe deposit business, savings and loan association, or a loan company, (xiv) the sale of traveler's checks or foreign exchange, or
(xv) a retail stock or securities brokerage office or for retail stock or securities brokerage purposes. For purposes of this Section 2.04, the term "RETAIL" shall refer to a business whose primary patronage are customers visiting its offices in person.


                                    ARTICLE 3

                                   Escalations

     3.01. The terms defined below shall for the purposes of this lease have the meanings herein specified:

            (a) "OPERATING STATEMENT" shall mean, with respect to any Operating Year, a document containing (i) a reasonably itemized statement of Operating Expenses for such Operating Year prepared by an independent certified public accountant, and (ii) with respect to any Operating Year after the Base Operating Year, a statement, in reasonable detail, of the Operating Payment payable by Tenant for such Operating Year.

            (b) "TAX STATEMENT" shall mean a document setting forth, in reasonable detail, the Tax Payment payable by Tenant for a specified Tax Year pursuant to this Article 3.

            (c) "OPERATING EXPENSES" shall mean, without duplication, all expenses paid or incurred by, or on behalf of, Landlord in respect of the repair, replacement, maintenance, operation and/or security of the Real Property (as hereinafter defined), determined on an accrual basis, including, without limitation, the following:

                  (A) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of, and payroll taxes, worker's compensation, uniforms and similar related expenses (whether direct or indirect) for, employees engaged in such repair, replacement, maintenance, operation and/or security (all of the foregoing being herein called "LABOR COSTS"); provided, however, that if any such employees are not engaged exclusively in such repair, replacement, maintenance, operation and/or security, then the Labor Costs of or for such employees shall be included in Operating Expenses on a pro-rated basis, based upon the proportion of such employees' total work time that is spent engaged in such repair, replacement, maintenance, operation and/or security;

                  (B) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of, such utilities;

                  (C) the cost of painting and/or decorating all areas of the Real Property, excluding, however, any leasable areas of the Building (the phrase "LEASABLE AREAS" of the Building shall, at any time, mean all areas of the Building that are then leased or available for lease to tenants, whether or not the same are then being marketed, and shall include any space occupied or held for occupancy by Landlord or any Affiliate of Landlord, other than as Building Offices (as hereinafter defined));

                  (D) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and the repair, replacement, maintenance, operation and/or security thereof, to the extent the such types of insurance are customarily carried in respect of Similar Buildings (as defined in Article 31 hereof);

                  (E) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon;

                  (F) (i) the fair market rental value of any Building office or other premises in the Real Property utilized by employees and/or contractors engaged in the repair, replacement, maintenance, operation and/or security of the Real Property (collectively, "BUILDING OFFICES") (but Operating Expenses shall include such fair market rental value only to the extent that the aggregate area of such Building Offices do not exceed the lesser of 750 rentable square feet or the size of such Building Offices during the Base Operating Years), and (ii) all office expenses, such as telephone, utility, stationery and similar expenses incurred in connection with all Building Offices;

                  (G) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal;

                  (H) the cost of maintaining all existing interior and exterior landscaping, but excluding the initial cost of any additional landscaping;

                  (I) the cost of alterations, additions, improvements, replacements and repairs made with respect to the Real Property and of tools and equipment acquired for use in the operation, maintenance or repair of the Real Property; provided, however, that (i) no Capital Costs (as hereinafter defined) incurred in or prior to either of the Base Operating Years shall be included in Operating Expenses for the year of incurrence or any subsequent year, and (ii) Capital Costs incurred subsequent to both Base Operating Years shall be included in Operating Expenses only:

                        (1) if, and to the extent that, the alteration, addition, improvement, replacement, repair, equipment or tool in question
      (a) is required to be made by a Subsequent Legal Requirement (as hereinafter defined) (it being agreed that an alteration, addition, improvement, replacement, repair, equipment or tool shall not be deemed required to be made by a Subsequent Legal Requirement to the extent that such alteration, addition, improvement, replacement, repair, equipment or tool is also required to be made by an Existing Legal Requirement (as hereinafter defined)), and (b) if made to any leasable area of the Building, would not, if such leasable areas were demised by this lease, be the responsibility of Tenant under Article 8 hereof; and, in such event, for each month during the useful life of the alteration, addition, improvement, replacement, repair, equipment or tool in question there shall be included in Operating Expenses an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the Capital Costs of such alteration, addition, improvement, replacement, repair, equipment or tool, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such Capital Costs, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully-liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, then the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, then the amount so included in the month in which such useful life shall end shall be computed on a prorata basis); or

                        (2) if the alteration, addition, improvement, replacement, repair, equipment or tool in question is such that, at the time made, Landlord reasonably estimates that the same will result in an avoidance of or savings in Operating Expenses over the useful life of such alteration, addition, improvement, replacement, repair, equipment or tool; and, in such event, there shall be included in Operating Expenses for each month during the useful life of such alteration, addition, improvement, replacement, repair, equipment or tool an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the Capital Costs of such alteration, addition, improvement, replacement, repair, equipment or tool, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such Capital Costs, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, then the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, then the amount so included in the month in which such useful life shall end shall be computed on a prorata basis); provided, however, that the aggregate amount which is included in Operating Expenses for any Operating Year under this Section 3.01(c)(I)(2) with respect to any such alteration, addition, improvement, replacement, repair, equipment or tool, shall not exceed an amount equal to Landlord's reasonable estimate of the Operating Expenses avoided or saved for such Operating Year as a result of such alteration, addition, improvement, replacement, repair, equipment or tool;

it being agreed that, as used herein, (A) the term "CAPITAL COSTS" shall mean the costs of any alteration, addition, improvement, replacement, repair, equipment or tool the costs of which, under generally accepted accounting principles consistently applied, are required to be capitalized, (B) the term "SUBSEQUENT LEGAL REQUIREMENT" shall mean (i) any statute or governmental rule or regulation in implementation thereof which is adopted after the date hereof or (ii) any amendment to or modification of a statute or governmental rule or regulation in implementation thereof, which amendment or modification is adopted after the date hereof (and, without limiting the generality of the foregoing, such term shall exclude any Existing Legal Requirement taking effect after the date hereof), (C) the term "EXISTING LEGAL REQUIREMENT" shall mean any statute or governmental rule or regulation in implementation thereof which is adopted on or prior to the date hereof or (ii) any amendment to or modification of a statute or governmental rule or regulation in implementation thereof, which amendment or modification is adopted prior to the date hereof, and (D) the term "USEFUL LIFE", of any alteration, addition, improvement, replacement, repair, equipment or tool, shall mean the useful life thereof determined in accordance with generally accepted accounting principles;

                  (J) management fees; or, if no managing agent is employed in respect of the Real Property, then a sum in lieu thereof equal to a standard and customary management fee for a Similar Building, but in no event an amount in excess of two and one-half percent (2-1/2%) of the gross rents payable in respect of the Real Property (it being agreed that if no managing agent is employed with respect to the Real Property and there is included in Operating Expenses the aforesaid "in lieu of" fee, then Operating Expenses shall not include any cost in respect of services customarily provided by a managing agent as part of its standard and customary management fee (i.e., without separate or additional charge), such as, by way of example, bookkeeping);

                  (K) all reasonable costs and expenses of legal, accounting and other professional services incurred with respect to the repair, replacement, maintenance, operation and/or security of the Real Property; and

                  (L) vault taxes, sewer rents, water frontage charges.

            Notwithstanding anything to the contrary contained in the foregoing provisions of this subsection (c), the term "OPERATING EXPENSES" shall not include the following items:

                  (1) depreciation and amortization (except as provided above in this subsection (c));

                  (2) interest on and amortization of debts (except as provided above in this subsection (c));

                  (3) the cost of tenant improvements, installations and decorations made in connection with preparing space for tenant(s) or renovating space for an existing tenant, including any permit, license and inspection fees and any contribution by Landlord to the cost of tenant improvements, installations and decorations;

                  (4) leasing and brokerage commissions and similar fees;

                  (5) financing or refinancing costs;

                  (6) the cost of any work or service (or level or amount thereof) provided to any tenant(s) of the Building (including Tenant) which is in excess of the work or service (or level or amount thereof) which Landlord is required by this lease to furnish to Tenant without separate or additional charge (including without limitation the costs of all overtime HVAC, supplemental HVAC, supplemental chilled water, supplemental condenser water, special or supplemental cleaning, and overtime freight elevator service);

                  (7) the cost of any electricity consumed in the Premises or any other leasable areas of the Building (together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of such electricity);

                  (8) Taxes, as well as franchise, gains, transfer, inheritance, estate and income taxes, excess profit taxes and capital stock taxes;

                  (9) interest, fines or penalties resulting from the violation by Landlord or any tenant of the Building of any laws or requirements of public authorities;

                  (10) costs and expenses incurred in connection with procuring tenants, including lease concessions, landlord contributions and allowances, lease takeover or rental assumption obligations;

                  (11) damages and attorneys' fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any liability of Landlord; provided, however, that any portion of such damages, fees, disbursements and costs (other than any thereof which awarded as compensation for bodily or personal injury) which by its nature would otherwise be included in and not excluded from Operating Expense pursuant to this Section 3.01(c), irrespective of such liability, shall notwithstanding the foregoing, constitute an Operating Expense;

                  (12) Labor Costs for personnel above the grade of building manager;

                  (13) rent and all other amounts payable under any ground, overriding or underlying lease of all or any portion of the Real Property; provided, however, that any sums paid under any such lease in respect of expenses which would otherwise be included in and not excluded from Operating Expenses pursuant to this Section 3.01(c) shall not be excluded from Operating Expenses even though denominated as "rent" under any such lease;

                  (14) costs incurred for the repair and restoration of the Building the need for which results from a casualty; provided, however, that Operating Expenses shall include such costs to the extent of any commercially reasonable deductible under the applicable insurance policy(ies), it being agreed that (i) the costs so included in Operating Expenses shall be attributed to the item(s) of the Landlord Restoration Work (as hereinafter defined) which have the longest useful life(s) (such useful life(s) being determined in accordance with generally accepted accounting principles), and (ii) in respect of each such item, for each month of the useful life of such item (as so determined) there shall be included in Operating Expenses an amount equal to the combined constant monthly principal and interest payment which would be payable on a loan (i) having an original principal amount equal to the cost of such item, (ii) bearing interest at the Capital Cost Rate (as hereinafter defined) applicable to such cost, and (iii) providing for a combined constant monthly payment of principal and interest sufficient to fully-liquidate such loan over a period of time equal in length to the length of such useful life (except, that (x) if such useful life shall not commence on the first day of a month, the amount so included in the month in which such useful life shall commence shall be computed on a prorata basis, and (y) if such useful life shall not end on the last day of a month, the amount so included in the month in which such useful life shall end shall be computed on a prorata basis);

                  (15) the excess, if any, of (i) any sums paid or incurred between affiliated parties for goods, services or other items the costs of which are includable in Operating Expenses over (ii) the sums which would have been paid or incurred therefor if the same had been furnished by unaffiliated third parties on a competitive basis;

                  (16) any compensation paid to clerks, attendants or other persons in commercial concessions;

                  (17) advertising and promotional expenditures;

                  (18) all costs which under generally accepted accounting principles consistently applied are required to be capitalized, except for (i) Capital Costs includable in Operating Expenses pursuant to Section 3.01(c) (I) above, (ii) costs includable in Operating Expenses pursuant to Section 3.01(c)(14) above, and (iii) costs which under generally accepted accounting principles consistently applied would qualify as deferred expenses (e.g., prepaid charges) (which deferred expenses shall be includable as and when chargeable in accordance with generally accepted accounting principles consistently applied); except, in any case pursuant to this clause (18), if and to the extent otherwise excluded from Operating Expenses by any other provision of this Section 3.01(c);

                  (19) any charges or penalties resulting from a late payment of any item of Operating Expenses;

                  (20) costs incurred in the removal, encapsulation, handling or other treatment of asbestos;

                  (21) the costs of purchasing sculptures, paintings and other works of fine art located within or outside the Building;

                  (22) any costs related to the portion of the concourse level of the Building currently occupied by a retail branch of The Chase Manhattan Bank,

N.A. (provided, however, that Operating Expenses shall include costs incurred in connection the portions of the Real Property (other than the leasable areas of the Building) that serve both such part of the concourse and other parts of the Building to the extent the same are otherwise includable in Operating Expenses);

                  (23) costs incurred for the repair and restoration of the Building the need for which results from a condemnation;

                  (24) costs incurred with respect to a sale of all or any portion of the Real Property;

                  (25) legal fees, expenses and disbursements relating (A) to the enforcement of leases, recovery of possession, collection of rent, (B) to disputes with tenants or prospective tenants of the Building or real estate brokers, or (C) to disputes with purchasers or mortgagees or underlying lessors of the Real Property, (C) to negotiations of leases, contracts of sale or mortgages or sale or finance documents, or (D) to the defense of any claims for bodily or personal injury or for any other damages the payment of which would not constitute Operating Expenses;

                  (26) costs incurred in the operation and maintenance of any parking garage now or hereafter located in the Building;

                  (27) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

                  (28) the cost of installing, operating and maintaining any specialty facility, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, cafeteria or dining facility; provided, however, that Operating Expenses shall include costs incurred in connection with common areas of the Real Property that serve both any such specialty facility and other parts of the Building to the extent the same are otherwise includable in Operating Expenses; and

                  (29) Landlord's general overhead not related to the Building.

                  As used in this Section 3.01(c) the term "tenant" shall include Landlord, and any Affiliate of Landlord, as occupant of any leasable space in the Building.

                  If during any relevant period (i) any leasable area of the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant of any space in the Building shall undertake to perform work or services therein, the cost of which would otherwise have been included in Operating Expenses, then, in any such event(s), the operating Expenses for such period shall be adjusted to reflect the Operating Expenses that would have been paid or incurred if one-hundred (100%) percent of the leasable areas of the Building had been occupied or if the costs of all such work or services were paid or incurred as Operating Expenses, as the case may be.

            (d) "OPERATING YEAR" shall mean each calendar year in which occurs any part of the term of this lease.

            (e) "BASE OPERATING YEARS" shall mean the calendar years commencing on January 1, 1993 and January 1, 1994.

            (f) "BASE OPERATING AMOUNT" shall mean the sum of (i) one-half (1/2) of the Operating Expenses for the Base Operating Year commencing January 1, 1993, plus (ii) one-half (1/2) of the Operating Expenses for the Base Operating Year commencing January 1, 1994.

            (g) "CAPITAL COST RATE", in respect of any costs, shall mean a per annum rate equal to the Base Rate (as defined in Article 31 hereof) in effect as of December 31st of the Operating Year in which such costs are incurred.

            (h) "REAL PROPERTY" shall mean, collectively, the Building and all fixtures, machinery and equipment installed therein or used in the operation thereof (including, without limitation, the entire Base Building (as hereinafter defined) and all improvements and betterments of the Building's tenants (whether or not owned by Landlord), including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment, the Land, the curbs, sidewalks and plazas on the Land, and all easements and other appurtenances to the Building and/or the Land.

            (k) "TAXES" shall mean all (A) the real estate taxes and assessments (special or otherwise), rates, charges and any other levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary or extraordinary, foreseen or unforeseen, which may be levied, assessed or imposed upon or with respect to the Real Property at any time by any federal, state, municipal or other governments or governmental bodies or authorities, and (B) expenses incurred in contesting taxes or assessments and/or the assessed value of the Real Property, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time during the term of this lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes or assessments (special or otherwise) now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) a tax, charge or assessment, special or otherwise, intended to serve as a real estate tax or to fulfill substantially the same function as existing real estate taxes, then the same shall be deemed to be included within the term "Taxes" for the purposes hereof; provided, however, that, for purposes of such inclusion, the amounts described in clause (x) above shall be computed as if the Real Property was the only real estate owned by Landlord. For the purposes hereof, assessments included within Taxes shall, regardless of how actually paid, be deemed to be paid in the maximum number of installments permitted by the taxing authority imposing any such assessment, together with interest calculated at a rate equal to the rate then being charged by the taxing authority imposing such assessment.

            (l) "TAX YEAR" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease, or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

            (m) "BASE TAX AMOUNT" shall mean the sum of Taxes for the Tax Year commencing on July 1, 1993 and ending on the June 30, 1994.

            (n) "TENANT'S OPERATING SHARE", during any period, shall mean a fraction (expressed as a percentage rounded to the nearest one hundredth of one percent), (i) the numerator of which is the then aggregate rentable area of the Premises, and (ii) the denominator of which is equal to Tenant's Operating Share Denominator (as defined below). The term "TENANT'S OPERATING SHARE DENOMINATOR" shall be deemed to mean 1,897,835; provided, however, in no event shall such number constitute or imply any representation or warranty by Landlord whatsoever, as to the actual size of the Building or any portion thereof. As of the date hereof, Tenant's Operating Share is 1.725%. If, for any Operating Year, Tenant's Operating Share shall not remain a constant percentage throughout the entirety of such Operating Year, then Tenant's Operating Share for such Operating Year shall be that percentage which represents the weighted average (computed on a per diem basis) of all the percentages constituting Tenant's Operating Share during such Operating Year.

            (o) "TENANT'S TAX SHARE", during any period, shall mean a fraction (expressed as a percentage rounded to the nearest one hundredth of one percent),
(i) the numerator of which is the then aggregate rentable area of the Premises, and (ii) the denominator of which is equal to Tenant's Tax Share Denominator (as defined below). The term "TENANT'S TAX SHARE DENOMINATOR" shall be deemed to mean 1,683,497; provided, however, in no event shall such number constitute or imply any representation or warranty by Landlord whatsoever, as to the actual size of the Building or any portion thereof. As of the date hereof, Tenant's Tax Share is 1.945%.

If, for any Tax Year, Tenant's Tax Share shall not remain a constant percentage throughout the entirety of such Tax Year, then Tenant's Tax Share for such Tax Year shall be that percentage which represents the weighted average (computed on a per diem basis) of all the percentages constituting Tenant's Tax Share during such Tax Year.

      3.02. (a) Tenant, for each Tax Year occurring after the Tax Year ending June 30, 1994, shall pay to Landlord as Additional Charges an amount (herein called the "TAX PAYMENT") equal to Tenant's Tax Share of the excess of (i) the Taxes for such Tax Year, over (ii) the Base Tax Amount; provided, however, that the Tax Payment for the Tax Year in which the term of this lease shall end shall be computed on a pro-rata basis, according to the portion of such Tax Year falling within the term of this lease.

            (b) Landlord, at anytime prior to, during, or after the end of, any Tax Year, may deliver to Tenant a Tax Statement(s) for such Tax Year. Tenant, for each Tax Year, shall pay to Landlord the Tax Payment set forth on the Tax Statement(s) for such Tax Year in the same number of installments as Taxes are required to be paid to the City of New York for such Tax Year, with each such installment being due on the later to occur of (x) the date that is thirty (30) days prior to the due date of the corresponding installment of Taxes and (y) the date that is ten (10) Business Days after the date that Tenant receives the initial Tax Statement for such Tax Year.

            (c) If, at any time after the delivery of the initial Tax Statement for any Tax Year, it is determined that, the Tax Payment for such Tax Year is greater or less than the amount set forth on the then most recent Tax Statement(s) (for any reason including without limitation (i) any increase in Taxes for such Tax Year, whether before, during or after such Tax Year, (ii) any decrease in the Taxes for any Tax Year, whether or before, during or after such Tax Year, including without limitation any such decrease resulting from any refund of Taxes for such Tax Year, or (iii) any decrease in Taxes comprising the whole or any part of the Base Tax Amount, including without limitation any such decrease resulting from any refund of Taxes for the 1993/94 Tax Year), then, in any case that the Tax Payment is greater, Landlord may, or, in any case that the Tax Payment is less, Landlord shall, furnish to Tenant a revised Tax Statement(s) for such Tax Year. If any revised Tax Statement shall set forth a Tax Payment that is greater than that set forth on the previous Tax Statement, then Tenant shall pay to Landlord such additional amount within thirty (30) days after Tenant's receipt of such revised Tax Statement. If any revised Tax Statement shall set forth a Tax Payment that is less than that set forth on the previous Tax Statement, then Landlord, within thirty (30) days after Tenant's receipt of such revised Tax Statement, shall pay to Tenant the difference between the Tax Payment, as set forth on the revised Tax Statement, and the Tax Payment set forth on the previous Tax Statement.

            (d) Nothing contained in this lease shall require the filing of any application, or the institution of any proceeding, seeking a reduction in Taxes or assessed valuation. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

            (e) Landlord represents that, as of the date hereof, the Real Property is not subject to any tax deferral or abatement program which has affected, or may hereafter affect, Taxes for the Tax Year commencing July 1, 1993 and ending June 30, 1994, or any subsequent Tax Year.

      3.03. (a) Tenant, for each Operating Year subsequent to the Base Operating Years, shall pay to Landlord, as Additional Charges for such Operating Year, an amount (herein called the "OPERATING PAYMENT") equal to Tenant's Operating Share of the excess of (i) Operating Expenses for such Operating Year, over (ii) the Base Operating Amount; provided, however, that the Operating Payment for the Operating Year in which the term of this lease shall end shall be computed on a pro-rata basis, according to the portion of such Operating Year falling within the term of this lease.

            (b) Landlord may furnish to Tenant, prior to the commencement of each Operating Year subsequent to the Base Operating Years, a written statement setting forth Landlord's reasonable estimate of the Operating Payment for such Operating Year (such estimate, as the same may be revised as hereinafter provided, the "LANDLORD'S ESTIMATED OPERATING PAYMENT"). Tenant shall pay to Landlord on the first day of each month during the Operating Year for which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of the Landlord's Estimated Operating Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.03 for the last month of the preceding Operating Year, (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment which should have been previously made for such Operating Year in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after Tenant's receipt of such notice, or (B) if there shall have been an overpayment, Landlord shall, within thirty (30) days from the giving of such notice, refund to Tenant the amount thereof, together with interest on the amount thereof at the Base Rate for the period from the date(s) of such overpayment to the date such payment is made, and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Landlord's Estimated Operating Payment set forth on such estimate. Landlord may, during each Operating Year (but not more than twice during any Operating Year), furnish to Tenant a revised statement of Landlord's Estimated Operating Payment for such Operating Year, and in such case, the Landlord's Estimated Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

            (c) Landlord, after the end of each Operating Year subsequent to the Base Operating Years, shall furnish to Tenant an Operating Statement for such Operating Year. Landlord, prior to or together with the delivery of the initial Operating Statement for the first Operating Year after the Base Operating Years, shall furnish to Tenant an Operating Statement for each of the Base Operating Years (the "BASE YEAR OPERATING STATEMENTS"). If, for any Operating Year after the Base Operating Years, the Operating Statement shall show that the sums paid by Tenant, if any, under Section 3.03(b) exceeded the Operating Payment to be paid by Tenant for such Operating Year (such excess for any Operating Year being herein called the "OPERATING OVERPAYMENT"), then Landlord, within thirty (30) days after delivery of such Operating Statement, shall refund to Tenant the amount of such Operating Overpayment, together with interest on the amount thereof at the Base Rate for the period commencing on the last day of the Operating Year in question and ending on the date the appropriate refund is made. If the Operating Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year (such deficiency for any Operating Year being herein called the "OPERATING DEFICIENCY"), Tenant shall pay the amount of such Operating Deficiency within thirty (30) days after Tenant's receipt of the Operating Statement.

            (d) (1) Tenant, upon notice given no later than the applicable Audit Notice Deadline Date (as hereinafter defined) with respect to any Operating Statement, may elect to have Tenant's employees, accountants or other agents examine, at reasonable times and at such location(s) in the City of New York as Landlord may reasonably designate, the Operating Expense Records (as hereinafter defined) with respect to such Operating Statement; if Tenant shall not timely give such notice, then the Operating Statement in question shall be conclusive and binding upon Tenant (it being agreed that the foregoing shall not be construed to prejudice Tenant's rights with respect to items constituting revisions or corrections to such Operating Statement which are set forth in a subsequently delivered revised or corrected Operating Statement for the same Operating Year). As used herein, the "AUDIT NOTICE DEADLINE DATE", with respect to any Operating Statement shall refer to the date one hundred eighty (180) days after the date of Tenant's receipt thereof; provided, however, that with respect to the initial Base Year Operating Statements, the initial Operating Statement for the first Operating Year after the Base Operating Years and the initial Operating Statement for the second Operating Year after the Base Operating Years (such four Operating Statements being herein collectively called the "THRESHOLD OPERATING STATEMENTS"), the term "Audit Notice Deadline Date" shall refer to the date (herein called the "INITIAL AUDIT NOTICE DEADLINE DATE") that is one hundred eighty (180) days after the first date that all of the Threshold Operating Statements shall have been furnished to Tenant. As used herein, "OPERATING EXPENSE RECORDS", with respect to any Operating Statement, shall mean such books and records as are relevant to the Operating Expenses incurred in the Operating Year for which such Operating Statement is furnished. In connection with any examination by Tenant of the Operating Expense Records, Tenant agrees to treat, and to instruct its employees, accountants, attorneys and agents to treat, all information as confidential and not disclose it to any other person except Tenant's accountants, employees, attorneys and agents, except as may be required by law or may be necessary or appropriate in connection with the prosecution of any claim by Tenant hereunder.

                  (2) If Tenant shall, in good-faith, disagree with any Operating Statement, then Tenant, no later than the Audit Notice Deadline Date, may send a written notice ("TENANT'S STATEMENT") to Landlord, setting forth such disagreement and specifying in reasonable detail the basis for such disagreement and Tenant's determination of the Operating Expenses for such Operating Year. If Tenant shall not timely give such Tenant's Statement, then the Operating Statement in question shall be conclusive and binding upon Tenant. If Tenant shall timely give such Tenant's Statement, then Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so, Landlord and Tenant shall designate a certified public accountant (the "ARBITER") whose determination made in accordance with this Section 3.03(d)(2) shall be binding upon the parties. The Arbiter shall be a member of an independent certified public accounting firm having at least twenty (20) accounting professionals and shall have practiced as a certified public accountant for at least ten (10) years. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the "AAA") (or any organization which is the successor thereto) to designate as the Arbiter a certified public accountant whose determination made in accordance with this
Section 3.03(d)(2) shall be conclusive and binding upon the parties, and the cost of the Arbiter designated by the AAA (or any organization which is the successor thereto), shall be borne as hereinbefore provided in the case of the Arbiter designated by the Landlord and Tenant. Landlord and Tenant hereby agree that (A) except with respect to the Base Operating Years, any determination of Operating Expenses made by an Arbiter designated pursuant to this Section 3.03(d)(2) shall neither exceed the determination of Landlord set forth in the Operating Statement nor be less the determination of Tenant set forth in Tenant's Statement, (B) with respect to the Base Operating Years, any determination of Operating Expenses made by an Arbiter designated pursuant to this Section 3.03(d)(2) shall neither exceed the determination of Tenant set forth in Tenant's Statement, nor be less than the determination of Landlord set forth in the Operating Statement, and (C) that any determination which does not comply with the foregoing shall be deemed increased or decreased, as the case may be, to cure such noncompliance. In rendering such determination the Arbiter shall not add to, subtract from or otherwise modify the provisions of this lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this Section 3.03(d), Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay in the manner provided for in this Section 3.03 all sums as determined to be due based upon the Operating Statement. If, and to the extent that, Tenant shall prevail, then within thirty (30) days after the resolution of such contest (i.e., the Arbiter's determination), Landlord shall make an appropriate refund to Tenant, together with interest on the amount thereof at the Interest Rate (as defined in Article 31 hereof) for the period commencing on the last day of the Operating Year to which such refund relates and ending on the date such appropriate refund is made; if such determination shall relate to the Base Operating Years, any applicable refund shall be made with respect to all subsequent Operating Years with respect to which an initial Operating Statement shall have been furnished to Tenant. With respect to any Operating Year other than the Base Operating Years, (i) if the Operating Expenses set forth in the Operating Statement shall, in the aggregate, exceed 105% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Landlord, (ii) if the Operating Expenses set forth in Tenant's Statement shall, in the aggregate, be less than 95% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Tenant, and (iii) otherwise, the costs of the Arbiter shall be shared equally. With respect to the Base Operating Years, (x) if the Operating Expenses set forth in Tenant's Statement shall, in the aggregate, exceed 105% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Tenant, (y) if the Operating Expenses set forth in the Operating Statement shall, in the aggregate be less than 95% of the Arbiter's determination thereof, the costs of the Arbiter shall be borne by Landlord, and (z) otherwise, the costs of the Arbiter shall be shared equally.

      3.04. (a) In any case provided in this Article 3 in which Tenant is entitled to a payment from Landlord pursuant to the terms of this Article 3, Landlord, in lieu of making such payment, may credit the amount thereof against the immediately following future installments of Fixed Rent and Additional Charges; provided, however, that if such a credit would exceed Tenant's next installment of Fixed Rent and Recurring Additional Charges, then the uncredited portion of such excess shall bear interest at the Base Rate from the date due until the date credited. Nothing in this Article 3 shall be construed so as to result in a decrease in the Fixed Rent hereunder. If this lease shall expire before any such credit shall have been fully applied, then Landlord, within thirty (30) days after the expiration hereof, shall refund to Tenant the unapplied balance of such credit, but if Tenant is in monetary default hereunder Landlord may, in lieu thereof, credit the same against the amount of such default or withhold the same until such default is cured.

            (b) The expiration or termination of this lease during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this Article) shall not affect the rights or obligations of the parties hereto respecting such payment and any Operating Statement or Tax Statement, as the case may be, relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations of Landlord and Tenant with respect thereto shall survive, any such expiration or termination. Any payments due under such Operating Statement and Tax Statement, as the case may be, shall be payable within thirty (30) days after such statement or bill is sent to Tenant.

      3.05. (a) (1) Landlord's failure to render, or delay in rendering, a Tax Statement, or a revised or corrected Tax Statement, for any Tax Year shall not prejudice Landlord's right to thereafter render a Tax Statement, or a revised or corrected Tax Statement, for such Tax Year or any other Tax Year, nor shall the rendering of a revised or corrected Tax Statement for any Tax Year prejudice Landlord's right to thereafter render a further revised or corrected Tax Statement for such Tax Year.

                  (2) Notwithstanding the provisions of Section 3.05(a)(1) above or anything hereinabove contained to the contrary, if Landlord shall not have rendered an initial Tax Statement for any Tax Year on or prior to the date that is two (2) years after the end of such Tax Year, then Tenant may deliver to Landlord a notice setting forth such failure, which notice shall expressly refer to this Section 3.05(a)(2), and, in such event, if Landlord's failure to deliver an initial Tax Statement for such Tax Year shall continue for a further period of three (3) months after Landlord's receipt of such notice, then Landlord shall no longer have the right to deliver a Tax Statement for such Tax Year and Tenant shall not be obligated to make any Tax Payment for such Tax Year (it being understood that the provisions of this Section 3.05(a)(2) however, shall not affect, in any way, Landlord's right to deliver a Tax Statement for any other Tax Year or to collect from Tenant any Tax Payment for such other Tax Year).

                  (3) Notwithstanding the provisions of Section 3.05(a)(1) above or anything hereinabove contained to the contrary, Landlord shall not have the right later than two (2) years after rendering the initial Tax Statement for any Tax Year to render a revised or corrected Tax Statement with respect to such Tax Year; provided, however, that Landlord shall always be (a) entitled and required to render a revised Tax Statement based upon a decrease in Taxes or increase in the Base Tax Amount pursuant to any tax reduction proceeding or other tax litigation, and (b) entitled to render a revised Tax Statement based upon an increase in Taxes or decrease in the Base Tax Amount pursuant to any tax reduction proceeding or other tax litigation.

            (b) (1) Landlord's failure to render, or delay in rendering, an Operating Statement with respect to any Operating Year shall not prejudice Landlord's right to thereafter render an Operating Statement for such Operating Year or any other Operating Year, nor shall the rendering of an Operating Statement (or a revised or corrected Operating Statement) for any Operating Year prejudice Landlord's right to thereafter render one or more revised or corrected Operating Statements for such Operating Year.

                  (2) Notwithstanding the provisions of Section 3.05(b)(1) above or anything hereinabove contained to the contrary, if Landlord shall not have rendered an initial Operating Statement for any operating year prior to the date that is two (2) years after the end of such operating Year, then Tenant may deliver to Landlord a notice setting forth such failure, which notice shall expressly refer to this Section 3.05(b)(2), and, in such event, if Landlord's failure to deliver an initial Operating Statement for such Operating Year shall continue for a further period of three (3) months after Landlord's receipt of such notice, then (i) Landlord shall still be obligated to deliver an Operating Statement for such Operating Year and Tenant may suspend payment of any sums which would otherwise come due under Section 3.03(b) until such Operating Statement is furnished, (ii) Tenant shall not be obligated to pay any operating Deficiency for such Operating Year, and (iii) Landlord, within thirty (30) days from delivery of such an Operating Statement for such Operating Year, shall refund to Tenant the amount of such Operating Overpayment, together with interest on the amount thereof at the Interest Rate (rather than at the Base Rate as provided in Section 3.03(c) above) for the period commencing on the last day of the Operating Year in question and ending on the date the appropriate refund is made (it being understood that the provisions of this Section 3.05(b)(2), however, shall not affect, in any way, Landlord's right to deliver an Operating Statement for any other Operating Year or to collect from Tenant any Operating Deficiency for such other Operating Year). The provisions of this
Section 3.05(b)(2) shall not apply to the Base Year Operating statements; provided, however, that Landlord shall not be deemed to have delivered an Operating Statement for any Operating Year subsequent to the Base Operating Years unless and until it shall have furnished both of the Base Year Operating Statements.

                  (3) Notwithstanding the provisions of Section 3.05(b)(1) above or anything hereinabove contained to the contrary, (I) with respect to any Operating Year in respect of which one of the Threshold Operating Statements was rendered, Landlord shall not have the right later than one (1) year after the Initial Audit Notice

Deadline Date to render a revised or corrected Operating Statement with respect to such Operating Year, and (II) with respect to each Operating Year occurring after the Operating Years in respect of which the Threshold Operating Statements were rendered, Landlord shall not have the right later than one (1) year after rendering the initial Operating Statement with respect to such Operating Year to render a revised or corrected Operating Statement with respect to such Operating Year.


                                    ARTICLE 4

                      Delivery of Premises; Landlord's Work

      4.01. Tenant acknowledges that it has inspected the Premises and is fully familiar with the condition of the Premises. Tenant hereby accepts the Premises "as is" on the date hereof. Except for Landlord's Work (as hereinafter defined), Landlord shall have no obligation to perform any work in readying the Premises for Tenant's occupancy. No provision of this Article 4 shall release Landlord from the performance of any of its obligations under any other Article of this lease.

      4.02. Landlord, after its receipt of Tenant's Article 4 Notice (as hereinafter defined), shall, at its expense, promptly commence, and thereafter diligently prosecute to completion, Landlord's Work, subject to one or more Events of Force Majeure (as hereinafter defined). Landlord's Work shall be prosecuted in a good and workmanlike manner in accordance with all applicable laws and requirements of public authorities having jurisdiction thereover, and sound construction practice. As used herein, (I) "LANDLORD'S WORK" shall mean the work described on Schedule C attached hereto and made a part hereof, and
(II) "TENANT'S ARTICLE 4 NOTICE" shall mean a notice from Tenant to Landlord referring to this Section 4.02, indicating that Tenant has substantially completed the Initial Alterations (as hereinafter defined) and that requesting that Landlord perform Landlord's Work.


                                    ARTICLE 5

                                  Subordination

      5.01. For purposes of this lease, the following terms shall have the following meanings:

            (a) "UNDERLYING LEASE" shall mean any ground lease, overriding lease or underlying lease of the Land and/or any portion of the Building of which the Premises are a part (but excluding any such lease of any portion of the Building of which the Premises are not a part), now or hereafter existing, and all renewals, modifications, replacements and extensions of any such lease; and the lessor of an

Underlying Lease or its successor in interest, at the time referred in question, is herein called an "UNDERLYING LESSOR".

            (b) "MORTGAGE" shall mean any mortgage which may now or hereafter affect the Land and/or any portion of the Building of which the premises are a part and/or any Underlying Lease, whether or not any such mortgage shall also cover other lands and/or buildings and/or leases, including each and every advance made or hereafter to be made under any such mortgage, and to all modifications, replacements and extensions, spreaders and consolidations of any such mortgage; and the holder of a Mortgage is herein called a "MORTGAGEE".

            (c) "NON-DISTURBANCE AGREEMENT" shall mean (1) in the case of an Underlying Lease, an agreement between the Underlying Lessor under such Underlying Lease and Tenant, either in the form annexed hereto as Exhibit F-l or in such other form as shall be proposed by such Underlying Lessor so long as such other form, as compared to the form annexed as Exhibit F-l, does not, in any material respect, increase the obligations or liabilities of Tenant or decrease the rights or remedies of Tenant, and, in all cases, in recordable form, providing in substance that (A) such Underlying Lessor will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Underlying Lessor under its Underlying Lease (unless required by law), and (B) that if such Underlying Lease shall terminate or be terminated, the Underlying Lessor will recognize Tenant as the direct tenant of such Underlying Lessor on the same terms and conditions as are contained in this Lease, and (2) in the case of a Mortgage, an agreement between the Mortgagee under such Mortgage and Tenant, either in the form annexed hereto as Exhibit F-2 or in such other form as shall be proposed by such Mortgagee so long as such other form, as compared to the form annexed as Exhibit F-2, does not, in any material respect, increase the obligations or liabilities of Tenant or decrease the rights or remedies of Tenant, and, in all cases, in recordable form, providing in substance that (A) Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Mortgagee under its Mortgage (unless required by law), and (B) the possession of Tenant shall not be disturbed or evicted and this lease, Tenant's leasehold estate and Tenant's rights hereunder shall not be terminated or otherwise adversely affected as a result of any foreclosure of any such Mortgage, and any sale pursuant to any such foreclosure or the delivery of a deed in lieu of foreclosure, or other acquisition of Landlord's interest in the Land and/or Building pursuant to the enforcement of the Mortgagee's remedies; provided, however, that (i) any such provisions of any Non-Disturbance Agreement may be conditioned upon this lease being in full force and effect and no Event of Default having occurred and being continuing, and may be further conditioned upon and made subject to Tenant's compliance with the provisions of
Section 5.04 hereof (pursuant to the same or separate agreement), and (ii) any Non-Disturbance Agreement may contain the substance of Section 5.03 hereof and subclauses (a) through (f) of Section 5.04 hereof.

      5.02. Subject to Section 5.05 hereof, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to each and every Underlying Lease and to each and every Mortgage. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any underlying Lessor or any Mortgagee, or any of their respective successors in interest, may reasonably request to evidence such subordination. Landlord represents that, as of the date hereof, there are no Mortgages or Underlying Leases.

      5.03. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Mortgagee and each Underlying Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice which shall include a reasonable period of time for such Mortgagee or Underlying Lessor to have become entitled under such Mortgage or Underlying Lease, as the case may be, to remedy the same (which latter reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided that such Mortgagee or Underlying Lessor shall within thirty (30) days after its receipt of Tenant's notice given in accordance herewith, give Tenant notice of its intention to remedy such act or omission, with diligence and continuity, promptly after becoming entitled to do so. This Section 5.03 shall not be applicable to any situation governed by Article 19, 20, 33, 36 (including
Article 36 as made applicable to (x) the Option Space or any Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof) or 39.

      5.04. If any Underlying Lessor or Mortgagee, any designee of any Underlying Lessor or Mortgagee, or any other person shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "SUCCESSOR LANDLORD"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that a Successor Landlord shall not be:

            (a) liable for any previous act or omission of Landlord (or its predecessors in interest); it being understood that the foregoing is not intended to relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date of such attornment, including a continuation of the failure of the prior Landlord to perform its obligations under this lease, in which case Successor Landlord upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (which period shall not exceed the time period granted Landlord for such remedy pursuant to the terms of this lease);

            (b) responsible for any monies owing by Landlord to the credit of Tenant;

            (c) subject to any offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

            (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);

            (e) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord; and

            (f) bound by any modification of this lease, which is made after the date Tenant has actual notice of the existence of such Successor Landlord's Mortgage or Underlying Lease, and which is made without the written consent of the Mortgagee or Underlying Lessor.

Notwithstanding the foregoing provisions of this Section 5.04, such Successor Landlord shall be liable for Landlord's obligations to make payments to Tenant in respect of Landlord's Contribution (as set forth in Article 36 hereof), Landlord's Option Space Contribution (as set forth in Article 37 hereof), any Landlord's Offer Space Contribution (as set forth in Article 38 hereof), and any Deposited Proceeds (as set forth in Section 19.08 hereof) regardless of whether the payment thereof was due hereunder prior to or after such Successor Landlord becomes Successor Landlord, and, with respect thereto, Tenant may exercise against such Successor Landlord Tenant's right of set-off as set forth in
Section 36.04 hereof (including Section 36.04 as made applicable to (x) the Option Space or any Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof).

      5.05. (a) Landlord, with respect to any Mortgage or Underlying Lease executed after the date hereof, shall deliver to Tenant a Non-Disturbance Agreement from the Mortgagee or Underlying Lessor thereunder; provided, however, that if an Event of Default has occurred and is continuing, then Landlord shall have no obligation to deliver a Non-Disturbance Agreement to Tenant with respect to any such future Mortgage or future Underlying Lease until such time as such Event of Default shall have ceased to continue, and, during the continuance of such Event of Default, this lease shall be subject and subordinate to such Underlying Lease or Mortgage notwithstanding that a Non-Disturbance Agreement has not been delivered to Tenant.

            (b) If, in any instance, (i) Landlord shall have delivered to Tenant a form of Non-Disturbance Agreement for execution by Tenant (whether or not such form of Non-Disturbance Agreement shall have theretofore been executed by the applicable Underlying Lessor or Mortgagee) together with a request, referring to this clause (i) of this Section 5.05(b) and conforming to the last sentence of this Section 5.05(b), that Tenant execute the same, (ii) Tenant shall fail or refuse to execute and deliver same within fifteen (15) Business Days after such delivery (or, in any case that the form of Non-Disturbance Agreement is either
(x) a form proposed by the applicable Underlying Lessor which differs from the form annexed hereto as Exhibit F-1, or (y) a form proposed by the applicable Mortgagee which differs from the form annexed hereto as Exhibit F-2, within twenty (20) Business Days after such delivery), (iii) following the expiration of such fifteen (15) Business Day period (or, as the case may be, twenty (20) Business Day period), Landlord delivers to Tenant a notice setting forth such failure or refusal and referring to this clause (iii) of this Section 5.05(b) and conforming to the last sentence of this Section 5.05(b), and (iv) Tenant's failure or refusal shall continue for a period of five (5) Business Days after Tenant's receipt of the notice described in clause (iii) above (the last day of such five (5) Business Day period being herein called, with respect to such Underlying Lease or Mortgage, the "NDA EXECUTION DEADLINE DATE"), then Landlord shall have no further obligation pursuant to this Section 5.05 with respect to such Underlying Lease or Mortgage, all of Landlord's obligations being deemed satisfied, and this lease and all rights of Tenant hereunder shall remain subject and subordinate to such Underlying Lease or Mortgage without any need to deliver to Tenant a Non-Disturbance Agreement, and no further instrument of subordination shall be required. Any notice from Landlord under this Section 5.05(b) shall include, on the first page thereof, in capital letters the following legend: AS MORE FULLY SET FORTH IN SECTION 5.05(b) OF THE LEASE, YOUR FAILURE TIMELY TO RESPOND TO THIS NOTICE MAY RESULT IN THE LEASE BEING SUBJECT AND SUBORDINATE TO AN UNDERLYING LEASE OR MORTGAGE WITHOUT NON-DISTURBANCE PROTECTION.

            (c) If, in any instance, (i) Landlord shall deliver to Tenant a form of Non-Disturbance Agreement for execution by Tenant which has not theretofore been executed by the applicable Underlying Lessor or Mortgagee, as the case may be, and (ii) Tenant executes such form of Non-Disturbance Agreement and delivers the same to Landlord on or prior to the applicable NDA Execution Deadline Date, then Landlord shall, within fifteen (15) Business Days after Tenant's execution thereof, cause the same to be executed by such Underlying Lessor or Mortgagee, as the case may be, and delivered to Tenant and, until such time as the Non-Disturbance Agreement is so delivered to Tenant, this lease shall be superior to such Underlying Lease or Mortgage, as the case may be.

            (d) If, with respect to any Mortgage or Underlying Lease executed after the date hereof, Landlord shall not deliver to Tenant a Non-Disturbance Agreement from the Mortgagee or Underlying Lessor thereunder as required by the foregoing provisions of this Section 5.05, then, unless and until the same is delivered, this lease shall be superior to such Underlying Lease or Mortgage (and Landlord shall have no liability by reason of such not having delivered the Non-Disturbance Agreement with respect to such Underlying Lease or Mortgage).

            (e) Tenant shall have the right to record any Non-Disturbance Agreement, provided that Tenant shall pay for all costs, taxes and/or expenses necessary for the recordation of such Non-Disturbance Agreement. Upon the expiration or earlier termination of this lease (or the expiration or termination of the applicable Mortgage or Underlying Lease, as the case may be), Tenant agrees to promptly execute, acknowledge and deliver to Landlord all necessary instrument(s) prepared by Landlord in recordable form and otherwise in form reasonably satisfactory to Tenant, evidencing such expiration or termination of this lease and sufficient to discharge of record any Non-Disturbance Agreements (or, in the case of the expiration or termination of the applicable Mortgage or Underlying Lease, to promptly execute, acknowledge and deliver to Landlord all necessary instrument(s) prepared by Landlord (or by the applicable Underlying Lessor or Mortgagee) in recordable form and otherwise in form reasonably satisfactory to Tenant, sufficient to discharge of record any Non-Disturbance Agreements delivered to Tenant by the holder of any such expired or terminated Mortgage or Underlying Lease, as the case may be), and, in all cases, Tenant shall pay for all costs, taxes and/or expenses necessary to effect the recordation of such instrument(s). In the event that Tenant shall fail to comply with the foregoing sentence, Tenant shall be liable for all Landlord's damages, costs and other liability occasioned by such failure.


                                    ARTICLE 6

                                 Quiet Enjoyment

      6.01. So long as no Event of Default has occurred and is continuing, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Real Property and only so long as such interest shall continue, and thereafter, with respect to the period commencing on the date Landlord has no interest in the Real Property and ending on the date Landlord reacquires an interest therein, Landlord shall be relieved of all liability hereunder and this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.


                                    ARTICLE 7

                      Assignment, Subletting and Mortgaging

      7.01. Except as may be expressly permitted herein, Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, without in each instance obtaining the prior written consent of Landlord: (a) assign in whole or in part or otherwise transfer in whole or in part this lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant, (c) mortgage, pledge, encumber or otherwise hypothecate this lease or the Premises or any part thereof or any Tenant's Improvements in any manner whatsoever, other than as specifically set forth in Section 11.10, or (d) permit the Premises or any part thereof to be occupied or used for desk space or mailing privileges by any person other than Tenant.

      7.02. (a) If Tenant is a corporation, then a transfer of stock (by a single transfer or by multiple transfers effected pursuant to a common plan) or any other transaction (such as, by way of example, the issuance of additional stock, the redemption of stock, a stock voting agreement, a change in classes of stock or a merger or consolidation involving Tenant) which transfer or other transaction results in a change of control of Tenant (or, in the event of a merger or consolidation involving Tenant, a change of control of the resulting corporation), shall be deemed, for all purposes of this Article 7, an assignment of this lease, and if Tenant is a partnership, joint venture or other non-corporate entity, then a transfer of an interest in the distributions of profits and losses of such partnership, joint venture or other non-corporate entity (by a single transfer or by multiple transfers effected pursuant to a common plan) or any other transaction (such as, by way of example, the creation of partnership interests) which transfer or other transaction results in a change of control of such partnership, joint venture or other non-corporate entity, shall be deemed, for all purposes of this Article 7, an assignment of this lease. As used above in this Section 7.02(a), the term "TRANSFER" shall not include sales effected through the "over-the-counter market" or through any recognized stock exchange, unless such sales are effected by persons deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended. As used herein, the term "CONTROL" shall have the meaning ascribed thereto in Article 31 hereof.

            (b) (1) Notwithstanding the provisions of Section 7.02(a) above, the transfers and other transactions which, pursuant to the aforesaid provisions, constitute deemed assignments of this lease, shall nevertheless be permitted hereunder (without the consent of Landlord) if (i) immediately after such deemed assignment, Tenant (which, in the event of a merger or consolidation involving Tenant, is the resulting corporation), together with the Guarantor (as hereinafter defined), has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less than the Minimum Net Worth (as hereinafter defined), and (ii) such transfer or other transaction is effected for legitimate business purposes, and not primarily for the purpose of transferring this lease.

                  (2) Tenant shall have the right, without the consent of Landlord, to assign its interest in this lease to a person acquiring, by purchase or other transfer, all or substantially all of Tenant's assets provided that (i) such purchase or other transfer is effected for legitimate business purposes, and not primarily for the purpose of transferring this lease and (ii) immediately after such assignment, the purchaser or other transferee, as the case may be, together with the Guarantor, has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth.

                  (3) Within ten (10) after any deemed assignment or assignment permitted by this Section 7.02(b) without Landlord's consent, Tenant (which, in the event of a merger or consolidation involving Tenant, is the resulting corporation, and, in the event of an assignment pursuant to Section 7.02, is the purchaser or other transferee) shall furnish Landlord with (i) proof reasonably satisfactory to Landlord that its net worth, together with the net worth of the Guarantor, exceeds the Minimum Net Worth, and (ii) a written description of the transaction and a duplicate original instrument of the assignment, or equivalent instrument, effecting the assignment, or deemed assignment, of this lease, as the case may be.

                  (4) The term "MINIMUM NET WORTH" shall mean (i) with respect to any deemed assignment or assignment made during the initial term of this lease, a net worth, computed in accordance with generally accepted accounting principles, equal to eighteen (18) times the sum of the aggregate of the Fixed Rent due and payable over the last twelve (12) months of the initial term of this lease (computed without regard to any abatements, credits or offsets applicable thereto and without regard to any expansion rights unexercised as of the date of such assignment or deemed assignment), or (ii) with respect to any deemed assignment or assignment made during any Renewal Term (as hereinafter defined), a net worth, computed in accordance with generally accepted accounting principles, equal to eighteen (18) times the sum of the aggregate of the Fixed Rent due and payable over the last twelve (12) months of such Renewal Term (computed without regard to any abatements, credits or offsets applicable thereto and without regard to any expansion rights unexercised as of the date of such assignment or deemed assignment).

            (c) (1) Notwithstanding anything to the contrary contained herein, Tenant, without any need to obtain Landlord's consent, may sublet the whole or any portion of the Premises to any person that, at the time of the making of such sublease, is an Affiliate of Tenant, provided, that, at the time such sublease is made, Tenant has no intention of effecting or permitting a transfer of control of such Affiliate. Within ten (10) days of the commencement date of any such sublease, Tenant shall furnish Landlord with a duplicate original instrument thereof duly executed by Tenant and the subtenant.

                  (2) Notwithstanding anything to the contrary contained herein, if any person purchases or otherwise acquires a VKM Business Unit (as hereinafter defined), then Original Tenant, without any need to obtain Landlord's consent, may sublet to such person all or any portion of the Premises which, prior to such purchase or acquisition, was occupied, exclusively or primarily, by such VKM Business Unit, provided, that (i) such VKM Business Unit shall have been occupying space in the Premises for a period of at least one (1) year prior to such purchase or other acquisition, (ii) such sublease shall be made together with such purchase or other acquisition, and (iii) immediately after such purchase or other acquisition, Original Tenant, together with the Guarantor, shall have a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth. The term "VKM BUSINESS UNIT" shall mean any discernable and on-going part of the business which Original Tenant and/or Affiliates of Original Tenant conduct at the Premises (whether or not organized as a separate legal entity). A person shall be deemed to have purchased or otherwise acquired a VKM Business Unit only if such person shall purchase or otherwise acquire all or substantially all of the Tenant's Property used by such VKM Business Unit immediately prior to such purchase or other acquisition and, immediately after such purchase or other acquisition, shall employ, or seek to employ, all or substantially all of the employees of such VKM Business Unit immediately prior to such purchase or other acquisition. For purposes of this Section 7.02(c)(2), a person which "purchases or otherwise acquires a VKM Business Unit" shall include, without limitation, an Affiliate of Original Tenant (whether pre-existing or newly formed) which acquires a VKM Business Unit, even in a case where Original Tenant has an intention of effecting or permitting a transfer of control of such Affiliate immediately after such acquisition. Within ten (10) days of the commencement date of any such sublease, Original Tenant shall furnish Landlord with a duplicate original instrument thereof duly executed by Original Tenant and the subtenant.

            (d) (1) The terms and provisions of Section 7.02(a) shall be deemed to apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the assignment or deemed assignment of such subtenant's sublease.

                  (2) The terms and provisions or section 7.02(b) hereof shall be deemed to apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the assignment or deemed assignment of such subtenant's sublease, except that the subtenant's assignee or deemed assignee need not comply with the provisions thereof relating to net worth; provided, however, that such terms and provisions shall not apply to permit any such assignment or deemed assignment, if, immediately prior to such assignment or deemed assignment, the subtenant is an Affiliate of Tenant, unless, immediately after such assignment or deemed assignment, Tenant, together with the Guarantor, has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth.

      (3) The terms and provisions of Section 7.02(c)(1) hereof shall apply, mutatis mutandis, to any permitted subtenant of Tenant with respect to the undersubletting of all or any part of the sublease premises to Affiliates of such subtenant; provided, however, that such terms and provisions shall not apply to any undersubletting by a subtenant that, at the time of the making of such undersubletting, is an Affiliate of Tenant.

      7.03. If this lease shall be assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord shall apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

      7.04. Any assignment or transfer, whether made with Landlord's consent pursuant to the provisions of this Article 7, or without the need of Landlord's consent pursuant to this Article 7, shall be made only if, and shall not be effective until, the assignee (which shall include any entity holding the Tenant's interest following an event being treated as an assignment) shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed (as of the effective date of the assignment (or deemed assignment), or, in the case of an assignment (or deemed assignment) permitted by Section 7.02 to be effected without the need of Landlord's consent, as of the Commencement Date) and whereby the assignee shall agree that the provisions in Article 7 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this lease on the part of Tenant to be performed or observed.

      7.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

Notwithstanding the foregoing, if this lease shall be assigned, then the assignor Tenant shall not thereafter be liable with respect to any obligations of Tenant that arise solely out of any modification of this lease effected after the effective date of such assignment.

      7.06. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or deemed assignment of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

      7.07. (a) Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Premises (other than (i) an assignment, or deemed assignment, pursuant to Section 7.02(b) for which Landlord's consent is not required, (ii) a sublease pursuant to Section 7.02(c) for which Landlord's consent is not required, or (iii) a Short-Term Sublease (as hereinafter defined)), Tenant shall give notice thereof to Landlord, which notice ("TENANT'S INITIAL NOTICE") shall contain all of the following terms and conditions:

                  (1) in the case of a desired assignment, (i) the desired effective date thereof (which shall not be not more than twelve (12) months, after the date Landlord receives Tenant's Initial Notice), (ii) the total amount of all sums and other consideration, if any, that Tenant in good faith, contemplates receiving from a prospective third party assignee in consideration of such assignment (assuming there will be no Excess Tenant Property Payments (as hereinafter defined) in connection with such assignment), (iii) the nature and amount of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters), if any, that Tenant, in good faith, contemplates being required to grant a prospective third party assignee, and (iv) Tenant's reasonably detailed computation of the Net Effective Assignment Price (as hereinafter defined) or the Net Effective Assignment Payment (as hereinafter defined), as the case may be, for the desired assignment set forth in such Tenant's Initial Notice; and

                  (2) in the case of a desired sublease, (i) the desired commencement date of such desired sublease (it being agreed that such desired commencement date shall not be more than twelve (12) months after the date Landlord receives Tenant's Initial Notice), and the desired expiration date of such desired sublease (it being agreed that no Tenant's Initial Notice shall set forth or contemplate any renewal, extension, termination or other options whereby the term of the desired sublease could be shortened or lengthened), (ii) a description of the portion of the Premises that Tenant desires to sublease, including a floor plan delineating the same (it being agreed that no Tenant's Initial Notice shall set forth or contemplate any expansion, contraction or other option or provision whereby the space to be demised under the desired sublease will or could be enlarged or reduced at anytime during the term of the desired sublease), (iii) all rent, additional rent and other consideration (including without limitation all rent and additional rent payable with respect to taxes, operating expenses and other "pass-through" expenses, including, if applicable, information as to base years or amounts, and rent concessions) which Tenant, in good faith, contemplates receiving from a prospective third party subtenant in respect of the desired sublease (assuming there will be no Excess Tenant Property Payments in connection with such desired sublease) (it being agreed that each Tenant's Initial Notice shall set forth a fixed rent which is payable in equal monthly amounts throughout the term of the desired sublease, except that, at Tenant's option, a Tenant's Initial Notice may set forth a period, prior to the first such monthly payment, during which such fixed rent would abate), (iv) the nature and amount of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters), if any, that Tenant, in good faith, contemplates being required to offer a prospective third party subtenant in respect of the desired sublease, and
      (v) Tenant's reasonably detailed computation of the Net Effective Sublease Rental (as hereinafter defined) for the desired sublease set forth in such Tenant's Initial Notice (together, if applicable, with a statement setting forth any assumptions made by Tenant in computing such Net Effective Sublease Rental, including without limitation any assumptions made with respect to future taxes, operating expenses and other "pass-through" expenses, all of which assumptions shall be reasonable).

As used herein, the following terms shall have the following meanings:

                        (A) The term "NET EFFECTIVE ASSIGNMENT PRICE" shall mean, with respect to any desired assignment set forth in a Tenant's Initial Notice or any proposed assignment set forth in a Tenant's Proposal Notice (as hereinafter defined), the excess, if any, of (I) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all sums and other consideration to be paid by the assignee in respect of the desired or proposed assignment (as well as, in the case of any proposed assignment, any Excess Tenant Property Payments in connection therewith), discounted from the date that any such payment(s) are to be made under the desired or proposed assignment to the effective date of such desired or proposed assignment, over (II) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred by assignor to assignee in respect of such desired or proposed assignment, discounted from the date that such tenant inducements are to be paid or incurred under the desired or proposed assignment to the effective date of such desired or proposed assignment.

                        (B) The term "NET EFFECTIVE ASSIGNMENT PAYMENT" shall mean, with respect to any desired assignment set forth in a Tenant's Initial Notice or any proposed assignment set forth in a Tenant's Proposal Notice, the excess, if any, of (I) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred by assignor to assignee in respect of such desired or proposed assignment, discounted from the date that such tenant inducements are to be paid or incurred under the desired or proposed assignment to the effective date of such desired or proposed assignment, over (II) the net present value, determined as of the effective date of the desired or proposed assignment using a discount rate of 10% per annum, of the aggregate of all sums and other consideration to be paid by the assignee in respect of the desired or proposed assignment (as well as, in the case of any proposed assignment, any Excess Tenant Property Payments in connection therewith), discounted from the date that any such payment(s) are to be made under the desired or proposed assignment to the effective date of such desired or proposed assignment.

                        (C) The term "NET EFFECTIVE SUBLEASE RENTAL" shall mean, with respect to any desired sublease set forth in a Tenant's Initial Notice or proposed sublease set forth in a Tenant's Proposal Notice, the monthly amount per rentable square foot, equal to the quotient obtained by dividing (I) the quotient obtained by dividing (i) the excess of (x) the net present value, determined as of the commencement date of the desired or proposed sublease using a discount rate of 10% per annum, of the aggregate of all rent, additional rent and other consideration payable under the desired or proposed sublease (as well as, in the case of a proposed sublease, any Excess Tenant Property Payments in connection therewith), discounted from the dates that such payments are to be made under the desired or proposed sublease to the commencement date of such desired or proposed sublease, over (y) the net present value of all tenant inducements (such as, by way of example only, direct payments, work allowances and workletters) to be paid or incurred to the subtenant under the desired or proposed sublease, discounted, using a discount rate of 10% per annum, from the date that such tenant inducements are to be paid or incurred under the desired or proposed sublease to the commencement date of such desired or proposed sublease, by (ii) the number of calendar months (rounded to the nearest one-half month) within the term of such desired or proposed sublease, by (II) the number of rentable square feet in the area to be demised by such desired or proposed sublease.

            (b) Each Tenant's Initial Notice shall be deemed an offer from Tenant to Landlord, whereby Landlord may, at its option, (i) terminate this lease, in the case of (x) a desired assignment or (y) a desired sublease of an area comprising 90% or more of the rentable area of the Premises, or (ii) terminate this lease with respect to the desired sublease area, in the case of a desired sublease. Said option(s) ("LANDLORD'S RECAPTURE OPTIONS") may be exercised by Landlord by giving notice to Tenant at any time within the period (the "OPTION PERIOD") of thirty (30) days after Landlord's receipt of Tenant's Initial Notice.

            (c) No Tenant's Initial Notice (or series of Tenant's Initial Notices) shall contemplate a sublease (or series of subleases) which is (or are) intentionally structured in a manner which is designed to frustrate Landlord's rights hereunder with respect to its Recapture Options. Without limiting the generality of the foregoing, if any Tenant's Initial Notice shall set forth a desired sublease of less than all of the Premises located on any floor of the Building, then each of the desired sublease premises and the remaining balance of the Premises located on such floor shall consist solely of one or more Rentable Blocks. The term "RENTABLE BLOCK" shall mean any contiguous block of not less than 6,000 rentable square feet which, taking into account its size, location and configuration, can be leased as office space to willing office tenants in accordance with applicable laws and requirements of public authorities.

            (d) If, at the time it delivers Tenant's Initial Notice, Tenant is then negotiating with any specific potential assignees or subtenants, then Tenant shall set forth in Tenant's Initial Notice (A) the name and address of each such potential assignee or subtenant, and (B) a reasonably detailed description of the nature and character of the business of each such potential assignee or subtenant. In addition, if a sublease, letter of intent or similar writing has theretofore been executed (all of which writings must be conditioned upon both Landlord not exercising any of its applicable Recapture Options and Landlord granting its consent hereunder), then Tenant shall deliver a copy of the same to Landlord with the Tenant's Initial Notice; and, if such a sublease, letter or similar writing is thereafter executed prior to the end of the Option period, then Tenant shall deliver a copy of the same to Landlord promptly after the same is executed.

      7.08. (a) If Landlord exercises Landlord's Recapture Option set forth in
Section 7.07(b)(i) to terminate this lease, then, this lease shall end and expire on (i) in the case of desired assignment, the later to occur of (x) the date which is six (6) months after the date that Landlord received the Tenant's Initial Notice setting forth such desired assignment, and (y) the effective date of the desired assignment set forth in such Tenant's Initial Notice, or (ii) in the case of a desired sublease, the later to occur of (A) the date which is six
(6) months after the date that Landlord received the Tenant's Initial Notice setting forth such desired sublease, and (B) the commencement date of the desired sublease set forth in such Tenant's Initial Notice; and, in each such case, the Fixed Rent and Additional Charges shall be paid and apportioned to the date of such termination.

            (b) If Landlord exercises its Recapture Option set forth in Section 7.07(b)(ii) to terminate this lease with respect to the desired sublease area set forth in a Tenant's Initial Notice, then (i) this lease shall end and expire with respect to such desired sublease area on the later to occur of (A) the date which is six (6) months after the date that Landlord received such Tenant's Initial Notice, and (B) the commencement date of the desired sublease as set forth in such Tenant's Initial Notice (any such area being hereinafter referred to as "RECAPTURED SPACE"), (ii) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining after the deletion of the Recaptured Space bears to the total rentable area of the Premises prior to the deletion of the Recaptured Space, and (iii) Landlord shall physically separate the Recaptured Space from the balance of the Premises and in comply with any laws and requirements of any public authorities relating to such separation, and Tenant, thereafter upon demand, shall pay to Landlord, as Additional Charges hereunder, an amount equal to one-half (1/2) the actual out-of-pocket costs incurred by Landlord in physically separating such Recaptured Space from the balance of the Premises, and in complying with any laws and requirements of any public authorities relating to such separation.

            (c) If (i) any Recaptured Space constitutes less than the entire rentable area on any floor of the Building, and portions of the Premises remain on such floor, and (ii) Landlord thereafter leases such Recaptured Space to one or more tenants, then Tenant, as applicable, shall (x) in any case where the Recaptured Space is not appurtenant to the Building's passenger elevator lobby located on such floor or the Building's freight elevator lobby located on such floor, provide such tenants of Landlord with ingress and egress to and from such passenger and freight elevator lobbies, and (y) in all cases, provide such tenants with ingress and egress to and from, and with the use of, the Core Lavatories located on such floor.

      7.09. (a) If, in any case that Landlord has received a Tenant's Initial Notice and Landlord has not exercised any of its Recapture Options within the Option Period, Tenant, thereafter, continues to desire to assign this lease or to sublease all or a portion of the Premises as set forth in such Tenant's Initial Notice, then Tenant, no later than the Post-Option Submission Deadline Date (as hereinafter defined) with respect to such Tenant's Initial Notice, may submit to Landlord one or more Tenant's Proposal Notices (as hereinafter defined), each describing either a proposed assignment (in any case that the Tenant's Initial Notice set forth a desired assignment) or a proposed sublease (in any case that the Tenant's Initial Notice set forth a desired sublease). As used herein, the term "POST-OPTION SUBMISSION DEADLINE DATE", with respect to any Tenant's Initial Notice, shall be the date that is one hundred twenty (120) days after the effective date of the desired assignment set forth in such Tenant's Initial Notice or the commencement date of the desired sublease set forth in such Tenant's Initial Notice, as the case may be.

            (b) In any case that Tenant desires to enter into a Short-Term Sublease (and, accordingly, Tenant is not obligated under Section 7.07 hereof to submit a Tenant's Initial Notice), Tenant (without first submitting a Tenant's Initial Notice) may submit to Landlord a Tenant's Proposal Notice describing a proposed Short-Term Sublease. The term "SHORT-TERM SUBLEASE" shall mean a sublease which will expire prior to the date that is thirty-six (36) months prior to the Expiration Date (as of the execution of such sublease); it being understood that a Short-Term Sublease may include one or more renewal or extension options, provided, that, in the event that all such renewal and extension options are exercised, such sublease will still expire prior to the date that is thirty-six (36) months prior to the Expiration Date (as of the execution of such sublease).

            (c) A "TENANT'S PROPOSAL NOTICE" shall be a notice from Tenant to Landlord setting forth a proposed assignment or sublease and requesting Landlord's consent thereto, which notice shall have rendered pursuant to either
Section 7.09(a) or Section 7.09(b) above, and shall comply with all the provisions of this Section 7.09. Each Tenant's Proposal Notice shall set forth
(i) the name and address of the proposed assignee or subtenant, (ii) the effective date of the proposed assignment or the commencement date and expiration date of the proposed sublease (it being agreed that no proposed sublease, other than a proposed Short-Term Sublease, set forth in a Tenant's Proposal Notice shall set forth or contemplate any renewal, extension, termination or other option whereby the term of the proposed sublease could be shortened or lengthened), (iii) in the case of a proposed sublease, a description of the portion of the Premises to be sublet (including a floor plan) and its proposed use (it being agreed that no proposed sublease, other than a proposed Short-Term Sublease, set forth in a Tenant's Proposal Notice shall set forth or contemplate any expansion, contraction or other option or provision whereby the space to be demised under the proposed sublease will or could be enlarged or reduced at anytime during the term of the proposed sublease), (iv) the economic terms of the proposed assignment or sublease, which shall include
(x) in the case of a proposed assignment, the sums and other consideration, if any, payable to Tenant in respect of the assignment, and the nature and amount of all tenant inducements to be paid or incurred to the proposed assignee (and, if applicable, any Excess Tenant Property Payments payable in connection with such proposed assignment), and (y) in the case of a proposed sublease, all rent, additional rent and other consideration (including without limitation all rent and additional rent with respect to taxes, operating expenses and other "pass-through" expenses, including, if applicable, information as to base years or amounts and rent concessions) payable to Tenant under the proposed sublease, and the nature and amount of all tenant inducements to be paid or incurred to the proposed subtenant (and, if applicable, any Excess Tenant Property Payments payable in connection with such proposed sublease). Each Tenant's Proposal Notice shall be accompanied by (A) a conformed or photostatic executed copy of the proposed assignment or sublease (the effectiveness or commencement of which shall be expressly conditioned upon Landlord granting its consent to the proposed assignment or sublease in accordance with this Article 7 (which express condition of Landlord's consent, with respect to any proposed assignment or sublease, is herein called the "CONSENT CONDITION")), (B) a reasonably detailed description of the nature and character of the business of the proposed subtenant or assignee, and reasonably detailed character references for such proposed assignee or subtenant, and (C) with respect to any assignment, reasonably detailed financial references with respect to the proposed assignee and current financial information with respect to the proposed assignee, including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer, or, if available, a certified public accountant, to the extent available to Tenant. Each Tenant's Proposal Notice shall expressly request Landlord's consent to the proposed assignment or sublease set forth therein and shall include, on the first page thereof, in capital letters the following legend: AS MORE FULLY SET FORTH IN
SECTION 7.10 OF THE LEASE, LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS SUBMISSION TO LANDLORD MAY RESULT IN LANDLORD BEING DEEMED TO HAVE CONSENTED TO THE PROPOSED ASSIGNMENT OR SUBLEASE DESCRIBED HEREIN.

            (d) Each Tenant's Proposal Notice that is submitted pursuant to
Section 7.09(a) prior to the Post-Option Submission Deadline Date, shall also include Tenant's reasonably detailed computation of the Net Effective Assignment Price or Net Effective Assignment Payment, as applicable, with respect to the proposed assignment set forth in such Tenant's Proposal Notice, or the Net Effective Sublease Rental with respect to the proposed sublease set forth in such Tenant's Proposal Notice (which Net Effective Sublease Rental shall be computed using the same assumptions as were reasonably set forth in the applicable Tenant's Initial Notice with respect to the desired sublease set forth therein). It shall be condition precedent to Tenant's right to proceed with the proposed assignment or proposed sublease set forth in any such Tenant's Proposal Notice that such proposed assignment or sublease satisfy the following conditions:

                  (i) (x) the effective date of any such proposed assignment (it being agreed that, for purposes of determining such effective date, the Consent Condition with respect to such assignment shall be deemed satisfied on the date Landlord receives Tenant's Proposal Notice) shall be no more than one hundred twenty (120) days before or after the effective date of the desired assignment set forth in the applicable Tenant's Initial Notice, and (y) the commencement date of any proposed sublease (it being agreed that, for purposes of determining such commencement date, the Consent Condition with respect to such sublease shall be deemed satisfied on the date Landlord receives Tenant's Proposal Notice) shall be no more than one hundred twenty (120) days before or after the commencement date of the desired sublease set forth in the applicable Tenant's Initial Notice;

                  (ii) in the case of a proposed sublease, the space proposed to be sublet shall not be materially different in size (i.e., larger or smaller by more than 5%), and, except for the foregoing size differential, shall not be in a different location, than the desired sublease area set forth in the applicable Tenant's Initial Notice;

                  (iii) in the case of a proposed sublease, the expiration date of the sublease term shall not be materially earlier or later (i.e., earlier or later by more than (x) three (3) months, if the sublease term of such proposed sublease is five (5) years or less, or (y) six (6) months, if the sublease term of such proposed sublease is longer than five
      (5) years) than the desired expiration date set forth in the applicable Tenant's Initial Notice; and

                  (iv) (x) in the case of a proposed sublease, the Net Effective Sublease Rental of the proposed sublease shall be equal to or greater than 95% of the Net Effective Sublease Rental of the desired sublease set forth in the Tenant's Initial Notice, or (y) in the case of a proposed assignment, either (1) both such proposed assignment and the desired assignment set forth in the applicable Tenant's initial Notice shall reflect a Net Effective Assignment Price and the Net Effective Assignment Price of such proposed assignment shall be equal to or greater than 95% of the Net Effective Assignment Price of such desired assignment, or (2) both such proposed assignment and the desired assignment set forth in the applicable Tenant's initial Notice shall reflect a Net Effective Assignment Payment and the Net Effective Assignment Payment of such proposed assignment shall be equal to or less than 105% of the Net Effective Assignment Payment of such desired assignment, or (3) neither such proposed assignment nor the desired assignment set forth in the applicable Tenant's Initial Notice shall reflect a Net Effective Assignment Price or a Net Effective Assignment Payment.

In any case that a proposed assignment or sublease does not meet the foregoing conditions, Tenant shall not have the right to render a Tenant's Proposal Notice with respect thereto, and any purported Tenant's Proposal Notice rendered pursuant thereto shall be null and void and Landlord need not consider the same.

            (e) If, in any case where a Tenant's Initial Notice is required under Section 7.07 and delivered in accordance therewith, (i) Landlord fails to exercise any of its Recapture Options under Section 7.07, and (ii) Tenant fails to submit a complying Tenant's Proposal Notice on or before the Post-Option Submission Deadline Date, then Tenant shall again comply with all of the provisions and conditions of Section 7.07, if applicable, before assigning this lease or subletting all or part of the Premises.

      7.10. If Tenant shall have complied with the provisions of Sections 7.07, if applicable, and Tenant shall have submitted a Tenant's Proposal Notice in accordance, and shall have otherwise complied, with Section 7.09, then Landlord's consent to the proposed assignment or sublease set forth in a Tenant's Proposal Notice shall not be unreasonably withheld, provided and upon condition that:

            (a) the proposed assignee or subtenant is engaged in a business which is in keeping with the then standards of the Building;

            (b) the proposed assignee or subtenant is a reputable person or entity in keeping with the then standards of the Building;

            (c) the proposed assignee or subtenant (or any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant) shall not then be an occupant of any part of the Building; provided, however, that this clause (c) shall not apply to a proposed subtenant that, at the time Landlord receives the Tenant's Proposal Notice, is an existing subtenant of Tenant and is not an existing direct tenant of Landlord;

            (d) the proposed assignee or subtenant (or any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant) shall not be a person or entity with whom Landlord has, within the six (6) month period prior to Landlord's receipt of Tenant's Proposal Notice, been actively negotiating to lease space in the Building (as used herein the term "ACTIVELY NEGOTIATING" shall mean Landlord has either sent to a specific prospective subtenant (or its designated agent), or received from a specific subtenant (or its designated agent), a written proposal to lease space in the Building, which proposal shall contain the financial terms of the proposed lease and indicate the approximate square footage of the space to be demised by such proposed lease);

            (e) in the case of a proposed assignment, the proposed assignee shall have a net worth computed in accordance with generally accepted accounting principles equal to or greater than the Minimum Net Worth;

            (f) there shall not be more than five (5) Premises Occupants (as hereinafter defined) on any floor of the Building on which the Premises are located (which number "five (5)" shall be pro-rated on a rentable square foot basis, and rounded to the nearest whole number, for floors on which the Premises do consist of the entire leasable area on such floor (as used herein, the term "PREMISES OCCUPANT" shall mean any occupant of the Premises, including Tenant, any subtenant and any undersubtenant (but excluding (i) the In-House Computer Contractor (as hereinafter defined) if such contractor only subleases space in the Premises not separated by demising walls from the balance of the Premises, and (ii) any Affiliate of Tenant which only subleases space in the Premises that is not separated by demising walls from the balance of the Premises));

            (g) in the case of a proposed sublease, if the area to be demised thereby consists of less than the entire rentable area of a floor of the Building, then each of such area and the remaining balance of the Premises on such floor shall consist of one or more Rentable Blocks; and

            (h) Tenant shall reimburse Landlord on demand for any out-of-pocket costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent; and

            (i) Tenant shall have complied with all the provisions of this
      Article 7 (including without limitation Article 7.11), and no Event of Default shall then exist hereunder.

Provided Tenant shall have complied with the provisions of Section 7.07, if applicable and shall have submitted a Tenant's Proposal Notice in accordance with, and shall have otherwise complied with, Section 7.09, Landlord shall give (or withhold) its consent to a proposed assignment or sublease within fifteen (15) Business Days after the submission to Landlord of the Tenant's Proposal Notice setting forth the same (if such consent is not given or withheld within such fifteen (15) Business Day period, the same shall be deemed given).

      7.11. (a) For purposes of this Section 7.11 and Section 7.12, the following definitions shall apply:

                  (1) "ASSIGNMENT CONSIDERATION", with respect to any assignment, shall mean the sum of (i) any and all sums and other consideration actually paid to Assignor (whether before, upon or after the assignment) by the Assignee for or by reason of such assignment (including without limitation any amounts paid in respect of the sale or transfer of any Tenant's Improvements), and (ii) any Excess Tenant Property Payments in connection with such assignment. "ASSIGNOR" shall mean the Tenant prior to the assignment.

                  (2) "SUBLEASE CONSIDERATION", with respect to any sublease for any calendar year, shall mean the sum of (i) any and all rents, additional charges or other consideration actually paid to Tenant by the subtenant pursuant to such sublease or in respect thereof (including without limitation any amounts paid for the sale or other transfer of any Tenant's Improvements) during such calendar year, and (ii) any Excess Tenant Property Payments in connection with such sublease for such calendar year.

                  (3) "SUBLEASE PROFIT", with respect to any sublease for any calendar year, shall mean the positive excess, if any, of (i) the Sublease Consideration with respect to such sublease for such calendar year, over (ii) the Fixed Rent and Additional Charges accruing hereunder during such calendar year (or, if applicable, the portion of such calendar year which is within the term of such sublease) in respect of the sublease premises (determined on a pro-rated rentable square foot basis) pursuant to the terms hereof.

                  (4) "SUBLEASE LOSS", with respect to any sublease for any calendar year, shall mean the positive excess, if any, of (i) the Fixed Rent and Additional Charges accruing hereunder during such calendar year (or, if applicable, the portion of such calendar year which is within the term of such sublease) in respect of the sublease premises (determined on a pro-rated rentable square foot basis) pursuant to the terms hereof, over (ii) the Sublease Consideration with respect to such sublease for such calendar year.

                  (5) "TRANSACTION EXPENSES", with respect to any assignment or sublease, shall mean the sum of the customary brokerage commissions actually paid or incurred by Assignor or Tenant in connection therewith, as well as any amount paid to Landlord pursuant to Section 7.10(h) hereof.

                  (6) "TENANT INDUCEMENTS", with respect to any assignment or sublease, shall mean the sum of all tenant inducements (by way of example only, direct payments, work allowances and workletters) paid or incurred to the assignee or the subtenant in connection therewith (and, in the case of any such tenant inducement not paid in cash, shall refer to the dollar value thereof).

                  (7) "EXCESS TENANT PROPERTY PAYMENTS", shall mean (i) in connection with any assignment (or, if applicable, any desired or proposed assignment), the positive excess, if any, of (A) the aggregate of all sums paid for the sale or rental of Tenant's Property by the assignee under such assignment (or, if applicable, such desired or proposed assignment), over (B) the then (as of the date of the assignment) net unamortized or undepreciated cost thereof (as set forth on Tenant's federal income tax return for the year of the assignment), or (ii) in connection with any sublease (or, if applicable, any desired or proposed sublease) for any calendar year, shall mean the positive excess, if any, of (A) the aggregate of all sums paid for the sale or rental of Tenant's Property during such calendar year by the subtenant under such sublease (or, if applicable, such desired or proposed sublease), over (B) the portion of the cost thereof amortized or depreciated during such calendar year (as set forth on Tenant's federal income tax return for such calendar year), or, for any calendar year that is partly within and partly without the term of the sublease, a pro-rated portion thereof.

                  (8) "COLLECTION EXPENSES", with respect to any assignment or sublease, shall mean the costs paid or incurred by Tenant or Assignor with respect to such assignment or sublease, as the case may be, pursuant to the provisions of Section 7.11(d)(1) hereof.

            (b) If Landlord shall consent to any assignment of this lease, then, in consideration therefor, Assignor, within ten (10) days after Assignor's receipt of any Assignment Consideration, shall (i) deliver to Landlord a written statement, certified by an officer of Assignor, setting forth, in reasonable detail, the Assignment Consideration theretofore received and the Tenant Inducements and Transaction Expenses theretofore paid or incurred by Assignor with respect to such assignment, and (ii) retain such Assignment Consideration or pay the same to Landlord in accordance with the following:

            first, such Assignment Consideration shall be retained by Assignor to the extent of the sum of (x) all Tenant Inducements theretofore paid or incurred by Assignor with respect to such assignment, plus (y) all Transaction Expenses theretofore paid or incurred by Assignor with respect to such assignment, plus (z) all Collection Expenses theretofore paid or incurred by Assignor with respect to such assignment (except to the extent that amounts were previously retained by Assignor pursuant to this clause first with respect to such assignment); and
            second, with respect to the balance of such Assignment Consideration, (x) fifty percent (50%) shall be retained by Assignor, and
      (y) fifty percent (50%) shall be paid to Landlord.

Tenant and Assignor shall be and remain jointly and severally liable for all amounts due under this Section 7.11(b), and, in the case of Tenant, the all such amounts due shall be due as Additional Charges hereunder.

            (c) If Landlord shall consent to any sublease of all or any portion of the Premises, then, in consideration therefor, Tenant, within thirty (30) days after the close of each calendar year during the term of this lease in which such sublease is in effect, shall (i) deliver to Landlord a written statement, certified by an officer of Tenant, setting forth, in reasonable detail, the Sublease Consideration and the Sublease Profit, if any, with respect to such sublease for such calendar year, and the Tenant Inducements and Transaction Expenses with respect to such sublease, and (ii) retain such Sublease Profit or pay the same to Landlord in accordance with the following:

            first, such Sublease Profit shall be retained by Tenant to the extent of the sum of (w) all Tenant Inducements theretofore paid or incurred by Tenant with respect to such sublease, plus (x) all Transaction Expenses theretofore paid or incurred by Tenant with respect to such sublease, plus (y) all Collection Expenses theretofore paid or incurred by Tenant with respect to such sublease, plus (z) any Sublease Losses for prior calendar years with respect to such sublease (except to the extent that amounts were retained by Tenant for previous calendar years pursuant to this clause first with respect to such sublease); and

            second, with respect to the balance of such Sublease Profit, (x) fifty percent (50%) shall be retained by Tenant, and (y) fifty percent (50%) shall be paid to Landlord.

            (d) (1) Tenant covenants to make all commercially reasonable efforts to collect from its assignee or subtenants, as the case may be, any amounts which would comprise Assignment Consideration or Sublease Consideration, respectively; provided, however, that (i) Tenant may compromise or settle any claim in good faith, (ii) Tenant shall not be required to commence or continue such efforts if Tenant reasonably believes that the amount and likelihood of recovery does not justify the costs and risks of commencing or continuing such efforts, and (iii) this Section 7.11(d) (1) shall not be deemed to restrict Tenant's rights to terminate a sublease, in whole or in part, as set forth in
Section 7.14 hereof.

                  (2) Tenant, from time to time within forty-five (45) days of a request therefor by Landlord, shall (i) provide Landlord with an accounting of all such sums paid or payable to it as either Assignment Consideration or Sublease Consideration (which accounting shall set forth any past-due amounts), as well as any amounts paid or payable by it as Tenant Inducements or Transaction Expenses, and (ii) permit Landlord, at reasonable times during Business Hours, to inspect Tenant's books and records in respect of Assignment Consideration, Sublease Consideration, Tenant Inducements, Transaction Expenses and Collection Expenses.

      7.12. (a) For purposes of this Section 7.12, the following definitions shall apply:

                  (1) "CONTEMPLATED ASSIGNMENT" shall mean any desired assignment set forth in a Tenant's Initial Notice, if, with respect to such desired assignment and Tenant's Initial Notice, Landlord exercises its Recapture Option set forth in Section 7.07(b) (i).

                  (2) "CONTEMPLATED ASSIGNMENT CONSIDERATION PV AMOUNT", with respect to any Contemplated Assignment, shall mean the present value, determined as of the effective date of such Contemplated Assignment using a discount rate of 10% per annum, of all Assignment Consideration that would have been paid pursuant to such Contemplated Assignment; assuming that (i) the Contemplated Assignment had been consummated as contemplated in the applicable Tenant's Initial Notice, and (ii) all such Assignment Consideration that would have been payable thereunder had been paid as and when due (except that any such Assignment Consideration that would have been payable prior to the effective date of the Contemplated Assignment shall be deemed payable on such effective date).

                  (3) "CONTEMPLATED SUBLEASE" shall mean any desired sublease set forth in a Tenant's Initial Notice (but only as to the initial term thereof), if, with respect to such desired sublease and Tenant's Initial Notice, Landlord exercises any of its Recapture Options set forth in Section 7.07(b).

                  (4) "CONTEMPLATED SUBLEASE CONSIDERATION PV AMOUNT", with respect to any Contemplated Sublease, shall mean the present value, determined as of the commencement date of such Contemplated Sublease using a discount rate of 10% per annum, of all the Sublease Consideration that would have been paid pursuant to such Contemplated Sublease for the entire term of such Contemplated Sublease; assuming that (i) such Contemplated Sublease had been consummated as contemplated in the applicable Tenant's Initial Notice and that all such Sublease Consideration that would have been payable thereunder had been paid as and when contemplated (except that any such Sublease Consideration that would have been payable prior to the commencement date of the Contemplated Sublease shall be deemed payable on such commencement date), and (ii) Taxes for the Tax Year in which the commencement date of the Contemplated Sublease occurs and each Tax Year thereafter shall be an amount equal to the Taxes as reflected on the then most recent real estate tax bill(s) for the Real Property, and (iii) Operating Expenses for the Operating Year in which the commencement date of the Contemplated Sublease occurs and each Operating Year thereafter shall be an amount equal to Operating Expenses as reflected in last Operating Statement issued by Landlord.

                  (5) "CONTEMPLATED LEASE RENT PV AMOUNT", with respect to any Contemplated Sublease, shall mean the present value, determined as of the commencement date of such Contemplated Sublease using a discount rate of 10% per annum, of all the Fixed Rent and Additional Charges which, but for the termination of this lease in respect of the premises contemplated to be demised by such Contemplated Sublease, would have accrued and payable hereunder during entire term of the Contemplated Sublease in respect of the premises contemplated to be demised by the Contemplated Sublease (determined on a pro-rated rentable square foot basis); assuming that (i) all such Fixed Rent and Additional Charges would have been payable as and when herein provided, and (ii) Taxes for the Tax Year in which the commencement date of the Contemplated Sublease occurs and each Tax Year thereafter shall be an amount equal to the Taxes as reflected on the then most recent real estate tax bill(s) for the Real Property, and (iii) Operating Expenses for the Operating Year in which the commencement date of the Contemplated Sublease occurs and each Operating Year thereafter shall be an amount equal to Operating Expenses as reflected in last Operating Statement issued by Landlord.

                  (6) "CONTEMPLATED TENANT INDUCEMENT PV AMOUNT", with respect to any Contemplated Assignment or Contemplated Sublease, shall mean the present value, determined as of the effective date of such Contemplated Assignment using a discount rate of 10% per annum, of all Tenant Inducements which would have been paid or incurred to the assignee or the subtenant in connection therewith; assuming that the Contemplated Assignment or Contemplated Sublease had been consummated as contemplated in the applicable Tenant's Initial Notice and that all such Tenant Inducements that would have been payable or incurrable thereunder had been paid or incurred as and when due.

                  (7) "CONTEMPLATED BROKERAGE EXPENSES", with respect to any Contemplated Assignment or Contemplated Sublease, shall mean the customary brokerage commissions which would have been payable by Tenant in connection therewith (assuming that the Contemplated Assignment or Contemplated Sublease was consummated as provided in the applicable Tenant's Initial Notice); it being further agreed that, for purposes of this Section 7.12, the Contemplated Brokerage Expenses for any Contemplated Assignment or Contemplated Sublease, as the case may be, shall be deemed incurred on effective date of the Contemplated Assignment or the commencement date of the Contemplated Sublease, as the case may be.

            (b) If Landlord shall exercise its Recapture Option set forth in
Section 7.07(b)(i) hereof in respect of a desired assignment set forth in any Tenant's Initial

Notice, and, as a result thereof, this lease shall be terminated as provided in
Section 7.08(a) hereof, then, with respect to the Contemplated Assignment resulting from such exercise, Tenant, on or prior to the date of such termination, shall pay to Landlord an amount equal to the positive excess, if any, of (1) the sum of (i) an amount equal to the Contemplated Brokerage Expenses with respect to such Contemplated Assignment, plus (ii) an amount equal to the Contemplated Tenant Inducement PV Amount with respect to such Contemplated Assignment, over (2) an amount equal to the Contemplated Assignment Consideration PV Amount with respect to such Contemplated Assignment.

            (c) If either (i) Landlord shall exercise its Recapture Option set forth in Section 7.07(b)(i) hereof in respect of a desired sublease set forth in any Tenant's Notice, and, as a result thereof, this lease shall be terminated pursuant to Section 7.08(a) hereof, or (ii) Landlord shall exercise its Recapture Option set forth in Section 7.07(b)(ii) hereof in respect of a desired sublease set forth in any Tenant's Notice, and, as a result thereof, this lease shall be terminated with respect to Recaptured Space pursuant to the provisions of Section 7.08(b) hereof, then, with respect to the contemplated Sublease resulting from each such termination, Tenant, on or prior to the date of such termination, shall pay to Landlord an amount equal to the positive excess, if any, of (1) the sum of (x) an amount equal to the Contemplated Brokerage Expenses with respect to such Contemplated Sublease, plus (y) an amount equal to the Contemplated Tenant Inducement PV Amount with respect to such Contemplated Sublease, plus (z) an amount equal to the Contemplated Lease Rent PV Amount with respect to such Contemplated Sublease, over (2) an amount equal to the Contemplated Sublease Consideration PV Amount with respect to such Contemplated Sublease.

            (d) The payment of obligations of Tenant under this Section 7.12 shall survive the termination of this lease (in whole or in part).

      7.13. With respect to each and every sublease or subletting under this lease (including any sublease to which Landlord has consented and any sublease entered into pursuant to Section 7.02(c) hereof), it is further agreed as follows:

            (a) No subletting shall be for a sublease term ending later than one day prior to the Expiration Date.

            (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

            (c) Each sublease shall provide that it is subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease

Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (3) bound by any previous prepayment of more than one (1) month's rent, (4) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, or (5) required to remove any person occupying the Premises or any part thereof.

            (d) (1) Each sublease shall provide that, except as may be contemplated in subsections (2) and (3) of this Section 7.13(d), the subtenant may not assign its rights thereunder or undersublet the space demised under the sublease, in whole or in part, without Landlord's consent, and shall set forth the terms and provisions of Section 7.02(a) hereof, mutatis mutandis, with respect to the assignment or deemed assignment of such sublease.

                  (2) Each sublease may set forth the terms and provisions of
Section 7.02(b) hereof, mutatis mutandis, with respect to the assignment or deemed assignment of such sublease, except that the subtenant's assignee or deemed assignee need not comply with the provisions thereof relating to net worth; provided, however, that each such sublease shall expressly provide that such terms and provisions shall not apply to permit any such assignment or deemed assignment, if, immediately prior to such assignment or deemed assignment, the subtenant is an Affiliate of Tenant, unless, immediately after such assignment or deemed assignment, Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied which is not less the Minimum Net Worth.

                  (3) Each sublease may set forth the terms and provisions of
Section 7.02(c)(1) hereof, mutatis mutandis, with respect to the undersubletting by the subtenant of all or any part of the sublease premises to Affiliates of such subtenant; provided, however, that each such sublease shall expressly provide that such terms and provisions shall not apply to any undersubletting by a subtenant that, at the time of the making of such undersubletting, is an Affiliate of Tenant.

      7.14. Tenant, without Landlord's consent (and without submitting any Tenant's Initial Notice or Tenant's Proposal Notice), may modify, amend or terminate, in whole or in part, any sublease; provided, however, that (a) no such modification or amendment of any sublease (other than a sublease which, at the time of such modification or amendment, is to an Affiliate of Tenant), shall either (i) extend the term of the sublease (other than an extension of the term of a Short-Term Sublease pursuant to any option or other provision set forth in the original form of such sublease, it being understood that such provision need not be implemented precisely in accordance with its terms, so long as the commencement and expiration of the pertinent renewal term and the rent payable during such renewal term are the same as each would have been had such provision been implemented precisely in accordance with its terms), (ii) expand the premises demised by the sublease (other than an expansion of the premises demised by a Short-Term Sublease pursuant to any option or other provision set forth in the original form of such sublease, it being understood that such provision need not be implemented precisely in accordance with its terms, so long as the space added to the premises demised by such sublease is the same and the per annum rent payable therefor are the same as each would have been had such provision been implemented precisely in accordance with its terms), or (iii) decrease the rent payable under the sublease (other than a proportional decrease in rent resulting from a partial termination of the sublease), (b) no such modification or amendment of any sublease shall cause the sublease not to comply with any of the provisions of Sections 7.13, 7.15 and 7.16 hereof, and (c) no such modification, amendment or termination shall be valid until an executed counterpart thereof has been delivered to Landlord, together with, in the case of a termination, a certificate, signed by an officer of Tenant at or above the level of Vice President (or, if Tenant is then a partnership, a partner of Tenant), indicating that the termination was not contemplated at the time the sublease was executed.

      7.15. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant.

      7.16. (a) Tenant agrees that, notwithstanding any subletting by Tenant pursuant to this Article 7, (i) no other subletting of the Premises (or any portion thereof) shall be made by Tenant, except in accordance with this Article 7, and (ii) except as contemplated by subsections (2) and (3) of Section 7.13(d), no undersubletting of any part of the Premises shall be made by any subtenant, and no subtenant shall assign its sublease, without Landlord's consent.

            (b) (1) If Tenant, on behalf of any subtenant under a Qualified Sublease (as hereinafter defined), other than a subtenant that, at the time of the request pursuant to this Section 7.16(b), is an Affiliate of Tenant, shall request Landlord's consent to any proposed assignment of such sublease or to a proposed undersubletting of all or a portion of the sublease premises demised thereby, then, provided that Tenant and such subtenant shall have previously complied with the provisions of such sublease described in Section 7.16(b)(3)(C) below and provided that such request is made pursuant to a notice substantially in the form of a Tenant's Proposal Notice as described in Section 7.09, Landlord's consent, subject to the conditions set forth in Section 7.10, applied mutatis mutandis, shall not be unreasonably withheld. The provisions of Sections 7.07, 7.08, 7.09 (other than subsection (c) thereof), 7.11 (except as provided below) and 7.12 shall not apply to any such assignment of a sublease or to any such undersubletting.

                  (2) With respect to (i) any sublease other than a Qualified Sublease, and (ii) any sublease to an Affiliate of Tenant, Landlord, notwithstanding anything herein to the contrary, shall have no obligation to consent to any assignment of any such sublease or to any undersubletting of the sublease premises demised thereby, or to be reasonable in any such regard.

                  (3) As used herein, the term "QUALIFIED SUBLEASE" shall mean any sublease which (A) demises an area in excess of 16,350 rentable square feet,
(B) has an initial term of five (5) years or more (it being agreed that, for purposes of this clause (B) only, the "initial term" of a sublease shall be the initial term thereof, excluding any period within such initial term during which the subtenant under such sublease is an Affiliate of Tenant), (C) provides that if the subtenant under such sublease shall desire to assign its sublease or undersublease the whole or any portion of its sublease premises (other than as contemplated in subsections (2) and (3) of Section 7.13(d)), then Tenant and the subtenant shall jointly notify Landlord of the subtenant's desire, which notification shall be given prior to the subtenant either marketing its sublease for assignment or its sublease premises or any part thereof for undersubletting, or otherwise considering offers therefor, (D) sets forth the provisions of
Section 7.11 hereof, mutatis mutandis, with respect to the assignment of the sublease (other than an assignment or deemed assignment contemplated by the provisions described in Section 7.13(d)(2) hereof) and the undersubletting of all or a part of the sublease premises (other than an undersubletting contemplated by the provisions described in Section 7.13(d)(3) hereof), such that Tenant shall be entitled to receive from the subtenant (I) the same portion of the consideration paid to the subtenant on account of an assignment of the sublease that Landlord is entitled to receive under Section 7.11(b) hereof from Tenant on account of an assignment of this lease, and (II) the same portion of the rent and other consideration paid to the subtenant on account of an undersubletting that Landlord is entitled to receive under Section 7.11(c) hereof from Tenant on account of a sublease of all or a part of the Premises, and (E) provides that any and all of the rights of Tenant, as sublandlord, under the provisions of the sublease described in clause (D) above shall be assignable by Tenant to Landlord at any time and from time to time.

            (c) (1) As used herein, the following terms shall have the following meanings: (i) "SUBLEASE-LEVEL PROFIT PROVISIONS", of any sublease, shall mean the provisions of such sublease described in Section 7.16(b)(3)(D) above; (ii)

"ASSIGNMENT OF SUBLEASE PROFIT", with respect to the assignment of any sublease, shall mean the amounts which Tenant is entitled to receive pursuant to the Sublease-Level Profit Provisions of such sublease from the subtenant thereunder on account of such assignment of such sublease; and (iii) "UNDERSUBLETTING PROFIT", with respect to any undersubletting, shall mean the amounts which Tenant is entitled to receive pursuant to the Sublease-Level Profit Provisions of such sublease from the subtenant thereunder on account of such undersubletting.

                  (2) Tenant, as and when it receives the same pursuant to the Sublease-Level Profit Provisions of any sublease, shall pay to Landlord, as Additional Charges hereunder, the entire amount of any Assignment of Sublease Profit and Undersubletting Profit. Such amounts received by Tenant and paid to Landlord shall not be considered "Assignment Consideration" or "Sublease Consideration" for purposes of Section 7.11 hereof.

                  (3) Tenant, from time to time within forty-five (45) days of a request therefor by Landlord, shall provide Landlord with an accounting of all such sums paid or payable to Tenant as either Assignment of Sublease Profit or Undersubletting Profit (which accounting shall set forth any past-due amounts).

                  (4) Tenant covenants to make all commercially reasonable efforts to enforce the Sublease-Level Profit Provisions in each of its subleases and collect from its subtenants (or former subtenants) any Assignment of Sublease Profit or Undersubletting Profit due thereunder; provided, however, that (i) Tenant may compromise or settle any claim in good faith (provided that Tenant shall not compromise or settle any claim until after it shall have given Landlord thirty (30) days written notice of its intention to do so, it being understood that Landlord may exercise its rights set forth in the last sentence of this Section 7.16(c)(4) with respect to any such claim during such 30-day period), (ii) Tenant shall not be required to commence or continue such efforts if Tenant reasonably believes that the amount and likelihood of recovery does not justify the costs and risks of commencing or continuing such efforts, and
(iii) this Section 7.16(c)(3) shall not be deemed to restrict Tenant's rights to terminate a sublease, in whole or in part, as set forth in Section 7.14 hereof. Tenant, upon demand, shall assign to Landlord any or all of its rights under the Sublease-Level Profit Provisions of any sublease (including without limitation the right thereunder to receive Assignment of Sublease Profit or Undersubletting Profit and the rights thereunder to receive accountings and inspect books and records).

      7.17. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its Recapture Options, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      7.18. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) pursuant to this article (any such partnership and such persons are referred to in this section as "PARTNERSHIP TENANT"), the following provisions of this section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant (other than limited Partners) shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements, notices, demands requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new general partners, all of such new general partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any partner or partners, and upon demand of Landlord, shall cause each such general partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new general partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this section) and (f) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of all partners together with their current residential addresses.

      7.19. Notwithstanding anything to the contrary contained herein, without Landlord's consent, Tenant may sublease space in the Premises to an In-House Computer Contractor (as hereinafter defined), without being subject to the attornment provisions of Section 7.13(c) hereof or any provisions of Sections 7.13(d) or 7.16 hereof, provided, that (i) the space so sublet shall not exceed 2,000 rentable square feet, (ii) there shall be no more than one such sublease to an In-House Computer Contractor at any time, (iii) the In-House Computer Contractor shall utilize the space so sublet primarily for the operation and maintenance of some or all of the computer systems in Premises and, secondarily, for its other business, and (iv) Tenant shall not receive any rent or other payment for such sublease. Within ten (10) days after the execution of such sublease, Tenant shall deliver to Landlord a fully executed copy of the same. As used herein, an "In-House Computer Contractor" shall mean any person with whom Tenant, Guarantor, VKM (as defined in Article 31) or any other subtenant of Tenant which is then an Affiliate of Tenant, contracts to operate and maintain a substantial part of the computer systems located in the Premises.


                                    ARTICLE 8

                              Compliance with Laws

      8.01. (a) Tenant shall give prompt notice to Landlord of any written notice of any violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof which Tenant receives from any governmental authority.

            (b) Tenant, at its expense, shall comply with all present and future laws and requirements of any public authorities to the extent that the same require compliance in, to or upon the Premises or the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements or repairs, whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen); provided, however, that Tenant shall not be required to make any alterations, additions, improvements, replacements or repairs to the Base Building Premises Components (other than as provided in Section 8.03 hereof) in order to comply with any such law or requirement of public authorities, except to the extent that the need for such compliance arises by reason of (i) Tenant's use and occupancy of the Premises for the Primary Use, but Only if (x) the need for such compliance arises by reason of Tenant's particular manner of using the Premises for the Primary Use (including, without limitation, the layout and type of Tenant's Improvements and Tenant's Property and the density of personnel), and (y) such particular manner of use is untypical among tenants of Similar Buildings which use space for the Primary Use or an equivalent use, (ii) Tenant's use and occupancy of the Premises for any Secondary Use, (iii) Tenant's performance of any Alterations (whether within or outside the Premises), (iv) the presence or operation of any Tenant's Improvements located outside the Premises, or (v) a violation by Tenant of the provisions of this lease.

            (c) Tenant, in addition, shall be responsible for the cost of compliance with all present and future laws and requirements of any public authorities to the extent that the same require compliance in, to or upon the Real Property outside the Premises and the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements or repairs whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen), but only to the extent that the need for compliance therewith arises by reason of (i) Tenant's use and occupancy of the Premises for any Secondary Use, (ii) Tenant's performance of Alterations outside of the Premises, (iii) the presence or operation of any Tenant's Improvements located outside the Premises, or (iv) any violation by Tenant of the provisions of this lease.

            (d) In addition to the foregoing, Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay all expenses, fines and penalties which may be imposed upon Landlord or any Landlord Party (as hereinafter defined) by reason of or arising out of Tenant's failure to fully and Promptly comply with and observe the provisions of this Article 8 after Tenant has notice of the need for such compliance.

            (e) Whenever, pursuant to the provisions of this Section 8.01, Tenant shall be required to comply, or to be responsible for the costs of compliance with, any law or requirement of any public authority, Tenant may, in lieu thereof, as the case may be, (i) cease or alter its use giving rise to such requirement of compliance, or (ii) cease or alter its performance of Alterations giving rise to such requirement of compliance, or (iii) remove or alter the Tenant's Improvements (or cease or alter the operation thereof) giving rise to such requirement of compliance, or (iv) cure the violation of this lease giving rise to such requirement of compliance, such that after such cessation, alteration, removal or cure, such compliance is no longer required Furthermore, notwithstanding the foregoing provisions of this Section 8.01, Tenant need not comply with any law or requirement of any public authority referred to in
Section 8.01(b) above, and Tenant shall not be responsible for the costs of compliance with any law or requirement of any public authority referred to in
Section 8.01(c) above, in either case, so long as Tenant shall be contesting the validity thereof, or the applicability thereof, in accordance with Section 8.02.

            (f) The parties agree that nothing in this Section 8.01 is intended to, or shall be deemed to, impose any liability or obligation upon Tenant with respect to any violations of law or requirements of public authorities affecting the Premises on the date of this lease.

      8.02. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any law or requirement of any public authority, provided that
(a) Tenant shall be obligated to comply with the same pursuant to Section 8.01(b) above or responsible for the cost of complying with the same pursuant to
Section 8.01(c) above, (b) no Event of Default shall have occurred and be continuing, (c) neither Landlord nor any Landlord Party shall be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant pays such other fine or charge), nor shall the Premises or any part thereof or the Real Property or any part thereof, be subject to being condemned or vacated, nor shall the Real Property or any part thereof, be subjected to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest, unless such lien or encumbrance shall be bonded, discharged or otherwise removed of record within thirty (30) days after the creation of such lien or encumbrance, (d) if any Underlying Lease and/or any Mortgage shall permit such noncompliance or contest on condition of the furnishing of security by Landlord or any Landlord Party, such security shall be furnished at the expense of Tenant, (e) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Real Property, and
(f) Tenant, upon request, shall keep Landlord advised as to the status of such proceedings; in addition, Tenant shall indemnify Landlord against any loss, cost, damage or expense (including reasonably attorneys, fees, but excluding consequential damages) incurred by Landlord by reason of any such contest or any such deferral of compliance. Without limiting the application of the above, a party shall be deemed subject to prosecution for a crime if such party, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before such party is required to plead or answer thereto.

      8.03. Notwithstanding anything to the contrary contained herein, as part of the Initial Alterations, Tenant shall perform all work and make all installations necessary in order to fully sprinkler the Premises in compliance with the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended and as may be hereafter amended from time to time through the completion of the Initial Alterations.

      8.04. (a) Landlord, at its expense, shall comply with all present and future laws and requirements of any public authorities to the extent that the same require the performance of alterations, additions, improvements, replacements or repairs, whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen) in, to or upon the Base Building Premises Components, except to the extent that Tenant is obligated to comply therewith pursuant to the provisions of Section 8.01(b) or Section 8.03 hereof.

            (b) Landlord, at its expense (except as otherwise provided below), shall comply with all present and future laws and requirements of public authorities to the extent that the same require compliance in, to or upon the Base Building other than the Base Building Premises Components (including without limitation compliance requiring the performance of alterations, additions, improvements, replacements and repairs whether the same are structural or non-structural, ordinary or extraordinary, foreseen or unforeseen), but only to the extent that the failure to effect such compliance would subject Tenant to liability or adversely affect, other than to a de minimis extent, (i) Tenant's use or occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, or
(iv) Tenant's right and ability to perform Alterations which would otherwise be permitted hereunder; provided, however, that such compliance shall be at Tenant's expense to the extent Tenant is responsible for the cost of such compliance pursuant to Section 8.01(c) hereof; provided, further, however, that
(I) if Tenant is validly exercising its rights under Section 8.02 hereof to contest the applicability of the law or requirement of public authority requiring such compliance, then, during the pendency of such contest, (x) Landlord shall have no obligation under this Section 8.04 to effect such compliance, and (y) in the event that Landlord elects to effect such compliance, the same shall be at Landlord's expense (as opposed to Tenant's expense), provided that, in such event, Tenant shall reimburse Landlord the cost of such compliance to the extent that Landlord can demonstrate that such law or requirement of public authority was valid and applicable, and (II) except in cases of emergency (in which cases no such notice or opportunity need by furnished or afforded), it shall be a condition precedent to Tenant's obligation to pay the costs of such compliance that Landlord shall have (A) furnished Tenant with reasonable prior notice of Landlord's intention to effect such compliance at Tenant's expense and (B) afforded Tenant a reasonable opportunity to exercise its rights under the first sentence of Section 8.01(e) hereof such that, after the exercise thereof, such compliance is no longer required.

            (c) Notwithstanding the foregoing provisions of this Section 8.04, Landlord may defer compliance with any law or requirements of public authorities with which it is obligated to comply hereunder, so long as Landlord shall be contesting the validity or applicability thereof in good faith by appropriate proceedings, provided that (i) Tenant shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord pays such other fine or charge), (ii) neither the Premises (or any part thereof) nor any part of the Real Property which affects the Premises or Tenant's use and occupancy thereof, shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest, (iii) such non-compliance or contest shall not prevent Tenant from lawfully occupying the Premises and obtaining any and all permits and licenses required to be obtained by it in connection therewith, and (iv) Landlord, after request, shall use reasonable efforts to keep Tenant advised as to the status of such proceedings; in addition, Landlord shall indemnify Tenant against any loss, cost, damage or expense (including reasonably attorneys fees) incurred by Tenant by reason of any such contest or any such deferral of compliance.


                                    ARTICLE 9

                                    Insurance

      9.01. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued to Landlord, any Mortgagee or any receiver in possession in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would (i) increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect, (ii) result in insurance companies of good standing refusing to insure the Real Property in amounts reasonably satisfactory to Landlord, or (iii) result in the cancellation (in whole or in part) of, or give rise to any defense by the insurer to claims under, any policy of insurance in respect of the Real Property. Tenant's use of the Premises for the Primary Use in accordance with the provisions of this lease shall not, in and of itself, violate the provisions of this Section 9.01. Tenant shall not be deemed in violation of the provisions of this Section 9.01 unless and until Tenant receives notice thereof from Landlord.

      9.02. If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on any insurance of Landlord on the Real Property shall be higher than they otherwise would be, then Tenant shall reimburse Landlord, on demand and as Additional Charges, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

      9.03. Tenant, at its expense, shall maintain at all times during the term of this lease (a) "all risk" property insurance covering Tenant's Improvements and all Tenant's Property to a limit of not less than the full replacement cost thereof with a deductible of not more than $10,000), (b) commercial general liability insurance (including a contractual liability endorsement and an endorsement specifying that such insurance is primary and does not require contribution by any insurance policy maintained by Landlord or any other person or entity), and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord, the Building's managing agent, if any, and each Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits for bodily injury and death of not less than Five Million ($5,000,000) Dollars for any occurrence involving one person, Ten Million ($10,000,000) Dollars for any occurrence involving two or more persons and not less than Five Million ($5,000,000) Dollars for property damage liability in any one occurrence, (c) steam boiler, air conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises and installed by Tenant, with Landlord, the Building's managing agent, if any, and each Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars, (d) Workers' Compensation Insurance with coverage applicable in New York State with limits in accordance with the statutory requirements of New York State, which insurance shall contain provisions waiving underwriters' rights of subrogation against Landlord, (e) Coverage B -- Employer's Liability Coverage, including occupational disease with a limit of not less than $1,000,000 per accident, which insurance shall contain provisions waiving underwriters' rights of subrogation against Landlord, and (f) when Alterations are in progress, the insurance specified in Section 11.06 hereof and/or in the Alterations Rules and Regulations (as hereinafter defined). The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, on or prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord, issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of "A" or better (or the then equivalent of such rating) with a financial size category of VIII or better (or the then equivalent of such financial size), and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days' prior written notice of such cancellation or modification. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering other premises occupied or owned by Tenant and Affiliates of Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease without co-insurance; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the Premises.

      9.04. (a) During the term of this lease, Tenant shall include in each of its insurance policies insuring Tenant's Improvements and Tenant's Property and the use thereof against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against Landlord and the Building's managing agent or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured party waives the right of recovery against the person responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Landlord and the Building's managing agent. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from Tenant's then current insurance company, then Tenant shall so notify Landlord promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof. Tenant hereby releases Landlord and the Building's managing agent, with respect to any claim (including a claim for negligence) which it might otherwise have against Landlord and/or the Building's agent, for loss, damage or destruction of or to any Tenant's Property, or the use thereof, to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section 9.04(a).

            (b) Landlord shall include in each of its insurance policies insuring the Building and all Landlord's Property and interest therein and the rents therefrom against loss, damage or destruction by fire or other casualty, a waiver of the insurer's right of subrogation against Tenant and any subtenant of the Premises during the term of this lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured party waives the right of recovery against the person responsible for a casualty covered by the policy before the casualty or
(ii) any other form of permission for the release of Tenant and any subtenant of the Premises. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from the then current insurance company of Landlord, then Landlord shall so notify Tenant promptly after learning thereof, and shall use its best efforts, to obtain the same from another insurance company described in Section 9.03 hereof. Landlord hereby releases Tenant and any subtenant of the Premises, with respect to any claim (including a claim for negligence) which it might otherwise have against Tenant or any subtenant, for loss, damage or destruction of or to the Building or the rents therefrom to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in this Section 9.04(b).

            (c) Nothing contained in this Section 9.04 shall be deemed to relieve either Landlord or Tenant of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this lease.

      9.05. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be increased, so that the amount thereof is substantially equivalent to the amount generally required of tenants by prudent landlords of Similar Buildings.

      9.06. Landlord, throughout the term of this lease, shall keep and maintain such insurance with respect to the Building and all Landlord's property and interests therein and the rents therefrom as is customarily maintained by most reasonably prudent landlords of Similar Buildings.


                                   ARTICLE 10

                              Rules and Regulations

     10.01. Tenant and its employees and agents shall faithfully observe and comply with the rules and regulations annexed hereto as Exhibit C, and such reasonable changes therein, whether by addition, modification or elimination, as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not materially affect the conduct of Tenant's business in the Premises or materially affect Tenant's rights or obligations under this lease (such rules and regulations as changed from time to time being herein called "RULES AND REGULATIONS"); provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations, the provisions of this lease shall control.

     10.02. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against Tenant or any other tenant or any employees or agents of Tenant or any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by another tenant or its employees, agents, invitees or licensees. Landlord shall not enforce against Tenant, and Tenant shall have no obligation to comply with, any Rule or Regulation except to the extent that the same is applicable to, and enforced by Landlord against, all office tenants and occupants of the Building other than any as to which or against which, on the basis of reasonable concerns of Landlord relating to the operation and maintenance of the Building, applied by Landlord in a non-discriminatory manner, such Rule or Regulation is not applicable or not enforced.


                                   ARTICLE 11

                                   Alterations

     11.01. For purposes of this Article 11, the following terms shall have the following meanings:

            (a) "ALTERATIONS" shall mean any alterations, additions, improvements or changes of any nature which are performed, by or on behalf of Tenant, in, to or about the Building, including without limitation the Premises and the Building Systems. "Alterations" shall not include any alterations, additions, improvements or changes which are performed by or on behalf of Landlord.

            (b) "INITIAL ALTERATIONS" shall mean any and all Alterations performed by or on behalf of Tenant in order to prepare the Premises (as initially demised), or any Portion thereof, for Tenant's initial occupancy thereof (and, unless otherwise expressly provided to the contrary, the term "Alterations" shall include Initial Alterations).

            (c) "MATERIAL ALTERATIONS" shall mean any Alterations which (i) are not limited to the interior of the Premises or which affect the exterior of the Building (it being understood that Alterations within the Premises shall not be deemed Material Alterations solely by reason of being visible from outside the Premises) (Material Alterations described in this clause (i) are hereinafter referred to as "EXTERIOR MATERIAL ALTERATIONS"), (ii) affect the structural elements of the Building (Material Alterations described in this clause (ii) are hereinafter referred to as "STRUCTURAL MATERIAL ALTERATIONS"), (iii) affect the functioning or performance of the Building Systems (as hereinafter defined) in areas of the Building outside of the Premises, or (iv) are Initial Alterations or are subsequent Alterations which have a cost which, when aggregated with all related Alterations undertaken as a single project, is in excess of $250,000.

            (d) "MINOR ALTERATIONS" shall mean any Alterations which are not Material Alterations or Decorating.

            (e) "DECORATING" shall mean Alterations (other than Material Alterations) which involve solely painting, decorating and/or wall covering.

     11.02. (a) Tenant, subject to its compliance with the applicable provisions of this lease, including without limitation the provisions of this Article 11, may perform Minor Alterations and Decorating without the need to obtain Landlord's approval. Tenant, not less than ten (10) Business Days prior to commencing any Decorating for which Tenant has retained a contractor, shall give Landlord notice thereof, which notice shall include a description of the work to be performed. Tenant, not less than fifteen (15) Business Days prior to commencing any Minor Alterations, shall give Landlord notice thereof, which notice shall include a description of the work to be performed, and which notice shall be accompanied by reasonably detailed plans and specifications therefor.

            (b) Tenant, subject to its compliance with the applicable provisions of this lease, including without limitation the provisions of this Article 11, may perform Material Alterations, provided that Tenant shall have first obtained Landlord's prior written approval of such Material Alterations as set forth on plans and specifications therefor, which approval, other than with respect to Exterior Material Alterations and Structural Material Alterations, shall not be unreasonably withheld or conditioned. Tenant, prior to commencing any Material Alterations, shall request Landlord's approval thereof by written notice, which notice shall include a description of the work to be performed, and reasonably detailed plans and specifications setting forth such Material Alterations. If Tenant shall request Landlord's approval of any Material Alterations, other than Exterior Material Alterations or Structural Material Alterations, in accordance with the preceding sentence, and in such request Tenant shall specifically refer to this Section 11.02(b) and the time period set forth below for the giving or withholding of such approval, then Landlord shall either approve or disapprove such Material Alterations as set forth on the delivered plans and specifications therefor within fifteen (15) Business Days after Landlord's receipt of all reasonably necessary information required by Landlord to make its decision; it being agreed that if Landlord shall fail to either deny such approval or request additional reasonably necessary information within such time period, then Tenant may send Landlord a second notice requesting such approval, which notice shall specifically state, in capitalized and underscored text, that, pursuant to this Section 11.02(b) Landlord shall be deemed to have granted such approval if it does not respond to said notice within five (5) Business Days thereof, and if Landlord shall fail to either deny such approval or request additional reasonably necessary information within such 5 Business Day period after Landlord's receipt of such second notice, then such Material Alterations as set forth on such plans and specifications shall be deemed approved.

            (c) Except as expressly permitted by this Article 11, Tenant shall not perform any Alterations.

     11.03. (a) (1) Tenant, in connection with any Alterations, shall pay to, or reimburse, Landlord, as Additional Charges, Landlord's actual costs incurred in connection with or arising out of such Alterations, including without limitation
(i) all reasonable out-of-pocket costs incurred by Landlord on an arms-length basis to outside parties for reviewing plans and specifications submitted by Tenant (but not any costs incurred by Landlord for or in connection with the review thereof by employees of Landlord or any Affiliate of Landlord), (ii) all reasonable out-of-pocket costs incurred by Landlord on an arms length basis to outside parties for on-site inspections (but not any costs incurred by Landlord for or in connection with on site inspections by employees of Landlord or any Affiliate of Landlord), and (iii) any supervision and coordination costs incurred pursuant to Section 11.03(c) below, whether the same are incurred to outside parties or to Landlord's employees.

                  (2) Tenant, in connection with any Alterations, shall pay to Landlord, as Additional Charges, Landlord's labor costs incurred in connection with the performance of such Alterations on an overtime basis (i.e., after Business Hours on Business Days), including, without limitation, all labor costs for hoisting and stand-by overtime personnel (including without limitation operating engineers and stand-by electricians) payable in respect of periods other than Business Hours on Business Days; provided, however, if any such labor shall simultaneously be used by Landlord in connection with any work by Landlord, or by any other tenant or occupant of the Building in connection with any work by such tenant or occupant, then such labor costs shall be equitably apportioned among Tenant, Landlord and such other tenants or occupants, as applicable.

                  (3) Tenant, in connection with any Alterations, shall pay for and obtain directly all labor and carting for the cleanup and removal of debris.

                  (4) All sums payable by Tenant to Landlord pursuant to this
Section 11.03(a) shall be due thirty (30) days after demand therefor by Landlord, each of which demands shall set forth with reasonable detail the manner in which the amount due thereunder was calculated.

            (b) Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Alterations shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any laws and requirements of any public authorities or requirements of insurance bodies or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant with any of the terms of this lease (it being the intent of the parties that this sentence shall not be construed to mean that Landlord may take the position that Tenant failed to obtain Landlord's approval of the plans and specifications for an Alteration after Landlord has approved such plans and specifications). Notice is hereby given that neither Landlord nor any Landlord Party shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any Landlord Party in and to the Premises, the Building or the Real Property.

            (c) To the extent that any Alterations permitted to be made hereunder, or any portions thereof, require work to be performed outside of the Premises, such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative. Landlord shall have the right to coordinate such work with any of work then being undertaken by Landlord or by any other tenants of the Building.

     11.04. (a) Tenant shall perform Alterations using only contractors that have either been (i) designated by Landlord pursuant to the provisions of
Section 11.04(b) below with respect to the work described therein, or (ii) approved by Landlord pursuant to the provisions of Section 11.04(c) below with respect to all other work.

            (b) (1) Tenant shall perform Alterations using only (i) Landlord's designated system contractor to make connections between the Building's life safety system and the sensors, strobes, speakers alarms and other terminal devices installed by Tenant, and (ii) one or more Designated MEP Contractors (as hereinafter defined) to perform Alterations involving electrical, HVAC or plumbing work.

                  (2) Landlord, upon Tenant's request, shall provide Tenant with a list of at least four (4) trade contractors in each of the electrical, HVAC, plumbing and fire protection/sprinkler trades who are then approved by Landlord to perform electrical, HVAC or plumbing work, respectively, in the Building; each contractor on any such list shall be deemed a "DESIGNATED MEP CONTRACTOR" for the trade so listed for a period of one (1) year from the date that Landlord delivered such list, unless Landlord, upon notice to Tenant, elects to delete such contractor from such list and, in which event, such deleted contractor, upon the giving of such notice to Tenant, shall no longer be deemed a Designated MEP Contractor (except that such deleted contractor shall remain a Designated MEP Contractor with respect to any contract that Tenant shall have theretofore entered into with such contractor prior to the giving of such notice).

            (c) Tenant, except with respect to the work described in Section 11.04(b) above, shall perform Alterations using only contractors that are first approved by Landlord with respect to such Alterations, in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Any contractor that Landlord hereafter approves in writing in connection with any Alterations, shall be deemed approved for a period of one (1) year from the date of Landlord's notice approving such contractor, unless Landlord, upon notice to Tenant, thereafter elects to revoke its approval of any such contractor, in which event, such contractor, upon the giving of such notice to Tenant, shall no longer be deemed approved (except that such contractor shall remain approved with respect to any contract that Tenant shall have theretofore entered into with such contractor prior to the giving of such notice).

            (d) Without limiting the generality of the foregoing, Landlord hereby designates and approves with respect to the Initial Alterations, the contractors listed on Schedule D annexed hereto; the contractors so listed shall be deemed approved for the duration of the Initial Alterations.

            (e) All contractors designated or approved by Landlord pursuant to this Section 11.04 shall be subject to the provisions of Section 11.07 hereof.

     11.05. Tenant shall, and shall cause its contractors to, faithfully observe and comply with the alteration rules and regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by addition, modification or elimination) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not materially affect the performance of Alterations in the Premises or materially affect Tenant's rights or obligations under this lease (such alteration rules and regulations as changed from time to time being herein called "ALTERATION RULES AND REGULATIONS"); provided, however, that In case of any conflict or inconsistency between any of the provisions of this Article 11 and any of the provisions of the Alteration Rules and Regulations, the provisions of this Article 11 shall control. The provisions of Section 10.02 shall apply, mutatis mutandis, to the Alteration Rules and Regulations.

     11.06. (a) Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and, if applicable, with the plans and specifications approved by Landlord. Landlord, reasonably promptly after a written request from Tenant therefor, shall execute (and provide any readily accessible information known by Landlord for) any permit applications and similar documents reasonably required in connection with obtaining such permits and certificates and any such final approvals, provided that such applications and documents are in proper form. Tenant hereby agrees that it shall (i) reimburse Landlord all Landlord's out-of-pocket expenses incurred in connection with Tenant's obtaining of any such permits, certificates or approvals (including without limitation those incurred in connection with Landlord's execution of any permit applications and similar documents, or its provision of information, as provided in the preceding sentence), and (ii) Indemnify and hold harmless Landlord against any and all liabilities which Landlord may incur by reason of its execution of any permit applications and similar documents, or its provision of information, as provided in the preceding sentence; provided, however, that neither such reimbursement nor such indemnity shall include any such expenses or liabilities to the extent that (A) the same would be, or would have been, discharged, satisfied or avoided by Landlord's performance of its obligations under this lease (including without limitation its obligations under Articles 8 and 13 hereof), or (B) the same arise out of any inaccuracy in any information provided by Landlord.

            (b) Alterations shall be diligently performed in a good and workmanlike manner, using materials at least equal in quality and class to the then standards for the Building.

            (c) Alterations (including the Initial Alterations) shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense (except to the extent Tenant reimburses Landlord therefor) upon Landlord in the construction, maintenance, repair or operation of the Real Property; if the performance of an Alteration will impose any additional expense upon Landlord, then Landlord shall advise Tenant of the amount of such additional expense promptly after Landlord becomes aware of such amount.

            (d) Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, (i) workers' compensation insurance in statutory limits, (ii) general liability insurance, with completed operation endorsement, for any occurrence in or about the Premises (or, if applicable, any other area of the Real Property in which the Alterations in question are being performed), under which Landlord and its managing agent, if any, and any Underlying Lessor and Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, and (iii) "all risk" Builders Risk coverage, all with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

     11.07. Tenant shall not exercise any of its rights pursuant to the provisions of this Article 11 in a manner which would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord. In addition, Tenant shall not enter into any service contract in respect of Tenant's Improvements (as opposed to Tenant's Property) or any cleaning contract, if any such contract or the performance of work thereunder would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord. Tenant shall immediately stop any work or other activity under this
Article 11 or pursuant to one or more of the aforementioned contracts if Landlord notifies Tenant that continuing such work or activity would violate Landlord's union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or any interference (other than de minimis interference) with the operation of the Building by (or for) Landlord, provided such notice sets forth a reasonably detailed explanation of the circumstances giving rise to the delivery of such notice.

     11.08. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction; provided, however, that Tenant may defer procuring such cancellation or discharge so long as Tenant is contesting such notice of violation in accordance with Section 8.02. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record by bonding, payment or otherwise, of all such liens and encumbrances within thirty (30) days after knowledge or notice thereof.

     11.09. Tenant, promptly upon the completion of any Alterations, other than Decorating, shall deliver to Landlord "as built" drawings of such Alterations, or, in the event Tenant does not have "as built" drawings prepared, a set of construction drawings marked to show any change(s) made during construction.

     11.10. All Tenant's Improvements shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements. Tenant, however, may lease or finance purchases of Tenant's Property, provided that, in conducting any entry to and removal of fixtures or equipment from the Premises and/or the Building, any lessor, vendor or lender shall, (a) prior to entry, provide Landlord upon Landlord's request with evidence of appropriate liability insurance as reasonably determined by Landlord, (b) use reasonable care, (c) repair all damage caused by its activities in or about the Real Property, and (d) comply with applicable law. In the event of a default by Tenant under this lease, Landlord shall not be required to notify any such vendor, lessor or lender prior to exercising Landlord's rights and remedies under this lease. Notice is hereby given that neither Landlord nor any Landlord Party shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanics' or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or any Landlord Party in any part of the Real Property.

     11.11. Tenant shall keep records of Tenant's Alterations costing in excess of $25,000 and of the cost thereof for two (2) years after final payment for any such Alteration. Tenant, within forty-five (45) days after a request by Landlord, shall furnish to Landlord copies of all records which Tenant has with respect to Alterations and the cost thereof, if the same shall be required in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8 hereof or for any other valid business reason or purpose.

     11.12. (a) Before proceeding with any Alteration (other than the Initial Alterations) the cost of which, when aggregated with the cost of all other Alterations which have not then been completed, will cost more than one-twentieth (1/20) of the then net worth of Tenant, together with the Guarantor, computed in accordance with generally accepted accounting principles consistently applied (exclusive of the costs of Decorating and items constituting Tenant's Property), as such cost is estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Tenant): (i) a cash deposit, (ii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association naming Landlord as beneficiary and in a form reasonably satisfactory to Landlord or (iii) a payment and performance bond issued by a bonding company reasonably satisfactory to Landlord naming Landlord as beneficiary, and in a form reasonably satisfactory to Landlord (it being agreed that a bond which requires any payment as a condition to the bonding company performing its obligations under the bond shall not be a form reasonably satisfactory to Landlord); each to be in an amount equal to one hundred twenty-five (125%) percent of the cost of the Alteration, estimated as set forth above; provided, however, if the security provided by Tenant is a cash deposit or letter of credit pursuant to subclauses
(i) or (ii) above, the amount thereof shall be the lesser of (x) 125% of the cost of the Alteration, estimated as set forth above or (y) the amount by which
(1) the sum of the cost of the Alteration in question plus the cost of all other Alterations which have not then been completed exceeds (2) the amount which is 1/20th of the then net worth of Tenant, together with the Guarantor. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall give Landlord the right, inter alia, to present the then current letter of credit for payment. Upon Landlord's request made in connection with any Alteration proposed to be made by Tenant which Landlord reasonably believes might cost in excess of 1/20th of the then net worth of Tenant, together with the Guarantor, but not, in any case, more often than once in any calendar year, Tenant shall submit to Landlord a balance sheet of Tenant, together with the Guarantor, prepared in accordance with generally accepted accounting principles consistently applied, as of the end of the most recent calendar year. together with a certification of the Chief Financial Officer of Tenant certifying that such balance sheet is true and correct and accurately reflects the net worth of Tenant, together with the Guarantor, as of its date.

            (b) Upon (i) the completion of the Alteration in accordance with the terms of this Article 11 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned promptly to Tenant.

            (c) Upon the Tenant's failure to properly perform, complete and fully pay for all sums due for the said Alteration, Landlord shall be entitled to draw on the security deposited under this Article 11 to the extent it deems necessary in connection with the said Alteration, the restoration and/or protection of the Premises or the Real Property and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this
Article 11.


                                   ARTICLE 12

                   Tenant's Improvements and Tenant's Property

      12.01. For purposes of this lease, the following terms shall have the following meanings:

            (a) The term "TENANT'S IMPROVEMENTS" shall mean all improvements, betterments, fixtures (other than trade fixtures), equipment and appurtenances affixed to, attached to, built into, or otherwise installed in or on, the Building by or on behalf of Tenant (whether or not at Tenant's expense) during the term of this lease, inclusive of all Initial Alterations and subsequent Alterations, including without limitation (i) all installations, systems and facilities installed in or about the Building by or on behalf of Tenant (whether wholly within the Premises, wholly without the Premises, or partly within and partly without the Premises), (ii) Tenant's line and other connections to any such installations, systems and facilities, (iii) Tenant's line and other connections to the Building Systems, and (iv) raised floors, and all wiring and cabling installed below such raised floors, as well as any wiring and cabling installed within shafts; but excluding, in all cases, Tenant's Property.

            (b) The term "TENANT'S PROPERTY" shall mean all articles of movable personal property owned or leased by Tenant and located in the Premises, including without limitation office furniture and furnishings, trade fixtures, business equipment, office machinery, movable partitions, communications equipment, including without limitation computer and telephone wiring and cabling (other than wiring or cabling, or the portions thereof, installed below raised floors and/or installed within shafts).

     12.02. (a) All Tenant's Improvements, as they exist upon the expiration or earlier termination of the term of this lease, shall be and remain a part of the Building and shall be deemed Landlord's property, and, accordingly, Tenant's Improvements shall not be removed by Tenant upon the expiration or earlier termination of this lease; provided, however, that Tenant may remove all or any portion of Tenant's Improvements during the term of this lease (except that no such removal shall be effected within the last twelve (12) months of the term, unless the such removal is effected for a legitimate business purpose and the same does not leave the Premises in an unsafe or unleasable condition). Any such removal shall constitute Alterations subject to the provisions of Article 11.

            (b) Notwithstanding the foregoing, Landlord, upon notice to Tenant given no later than the date which is thirty (30) days prior to the Expiration Date (or, in the case of an earlier termination of this lease, the date which is thirty (30) days after the later of (x) the date of such earlier termination and
(y) the date all of Tenant's personnel have vacated the Premises), may require Tenant, at its expense, to remove all or any portion of Tenant's Improvements; provided, however, that Tenant shall not be obligated to remove any Tenant's Improvements (1) that are customary office installations, or (2) that are non-customary office installations but with respect to which Landlord, pursuant to Section 12.02(c) below, shall be deemed to have waived its right to require Tenant to remove. If Landlord, by notice given in accordance herewith, requires Tenant to remove any Tenant's Improvements, then Tenant, at its expense, shall remove the same from the Building on or prior to the later to occur of (i) the Expiration Date (or, in the case of an earlier termination of this lease, the date of any such earlier termination), and (ii) the date thirty (30) days after Landlord shall have given such notice. Upon such removal, Tenant, at its expense, shall repair and restore the applicable portions of the Building to the condition existing prior to the installation of such Tenant's Improvements (except that the Premises, as opposed to the Base Building Premises Components, need only be restored to a safe condition) and repair any other damage to the Building (including without limitation the Premises) caused by such removal. It is hereby agreed that the following items, without limitation, do not constitute customary office installations: raised floors; all wiring and cabling installed under raised floors; safes; internal stairways connecting floors of the Premises; high density filing systems; kitchens (excluding kitchenettes or pantries); any shafts installed by Tenant (together with all cables, wires and risers located in any such shafts); vaults; and generators and equipment ancillary thereto.

            (c) Tenant may, by written notice to Landlord given simultaneously with its submission to Landlord of plans and specifications for any Alterations, request that Landlord identify any portions of such Alterations which are non-customary office installations and which Landlord reserves the right to require Tenant to remove at the expiration or earlier termination of the term of this lease. If Tenant makes such a written request with respect to any Alterations and such notice specifically refers to this Section 12.02(c) and the time period set forth below for Landlord's response, then Landlord, within ten
(10) Business Days after its receipt of such notice (or, in the case of Material Alterations, within five (5) Business Days after the later to occur of (i) ten
(10) Business Days after its receipt of such notice, and (ii) the date upon which Landlord approves, or is deemed to have approved, such Material Alterations), shall, by written notice to Tenant, identify those portions of such Alterations which are non-customary office installations and which Landlord reserves the right to require Tenant to remove at the expiration or earlier termination of the term of this lease; it being agreed that Landlord shall be deemed to have waived its right to require Tenant to remove any portion of such Alterations except for those portions which, by such written notice given within such time period, are so identified.

     12.03. All Tenant's Property shall be and shall remain the property of Tenant throughout the term of this lease and may be removed by Tenant at any time during the term of this lease (or, if applicable, within the 15-day period referred to below). On or prior to the Expiration Date (or within fifteen (15) days after the earlier termination of this lease), Tenant, at its expense, shall remove all Tenant's Property from the Premises. Tenant shall repair any damage to the Building (including without limitation the Premises) caused by such removal. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date (or, as the case may be, within fifteen (15) days following the earlier termination of this lease), may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine and at Tenant's expense.


                                   ARTICLE 13

                             Repairs and Maintenance

     13.01. (a) Tenant, throughout the term of this lease, shall, at its expense, take good care of and maintain in good order and condition, and shall be responsible for all repairs and replacements (ordinary and extraordinary, foreseen and unforeseen) to (i) the Premises (but not the Base Building Premises Components), and (ii) all Tenant's Improvements. Without limiting the generality of the foregoing, Tenant, at its expense, shall promptly replace all damaged or broken doors (including, without limitation, entrance doors) and all interior glass in and about the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for any repairs or replacements under this Section 13.01(a) to the extent that Landlord is responsible for the same under Section 13.02(b) hereof.

            (b) Tenant, in addition, shall be responsible for all repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to (x) the Real Property outside of the Premises, and (y) the Base Building Premises Components, in each case, to the extent the need for which arises out of (i) the performance of Alterations, or the installation, use, operation or existence of any Tenant's Improvements or Tenant's Property (provided, however, that Tenant shall not be responsible therefor under this clause (i) to the extent that the repair or replacement in question would not have been needed but for (x) a violation by Landlord of its obligations under this lease, or (y) a representation made by Landlord hereunder being untrue), (ii) the moving by or on behalf of Tenant of any Tenant's Improvements or Tenant's Property in or out of the

Building, (iii) the negligence or intentional misconduct of Tenant, any Tenant Party or any of their agents, contractors or invitees.

            (c) The repairs and replacements for which Tenant is responsible pursuant to the provisions of this Section 13.01 (herein called "TENANT REPAIRS") shall be performed in accordance with the following provisions:

                  (1) Tenant shall perform all Tenant Repairs for which Tenant is responsible pursuant to Section 13.01(a) above (i.e., to the Premises), and to all Tenant's improvements) promptly, at its expense, and in a manner which will not interfere (in other than a de minimis manner) with the use of the Building by others. If, and to the extent that, such Tenant Repairs are to Tenant's Improvements located outside the Premises or otherwise require work to be performed outside of the Premises, then (i) such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative, (ii) Landlord shall have the right to coordinate such work with any work then being undertaken by Landlord or by any other tenants of the Building, and (iii) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all supervision and coordination costs incurred by Landlord pursuant to clauses (i) or (ii) above (whether incurred to Landlord's employees or outside parties).

                  (2) Landlord, at its option, may elect to perform Tenant Repairs for which Tenant is responsible pursuant to Section 13.01(b) above (i.e., to the Real Property outside of the Premises and to the Base Building Premises Components) (each, a "TENANT BUILDING REPAIR") at Tenant's expense. If Tenant notifies Landlord of the need for any Tenant Building Repair, then Landlord shall promptly notify Tenant as to whether Landlord elects to perform such Tenant Building Repair, at Tenant's expense, or to have Tenant perform such repair. In all cases, except in cases of emergency (in which cases Landlord need not so notify Tenant), Landlord, prior to commencing any Tenant Building Repair, shall notify Tenant that Landlord has elected to perform the same at Tenant's expense.

                        (A) To the extent that Landlord elects to perform any Tenant Building Repair at Tenant's expense, (i) Landlord shall perform the same promptly, and the provisions of Section 35.15 shall apply in respect thereof, and (ii) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all of Landlord's out-of-pocket costs incurred in connection with such Tenant Building Repair. Tenant, at its own expense, shall have the right to monitor the progress of Tenant Building Repair undertaken by Landlord.

                        (B) To the extent that Landlord elects to have Tenant perform any Tenant Building Repair, (i) Tenant shall perform the same promptly, at its expense, and in a manner which will not interfere (in other than a de minimis manner) with the use of the Building by others, (ii) such work shall be performed only at such time or times as are reasonably designated by Landlord, and, at Landlord's option, under the supervision of Landlord or its designated representative, (iii) Landlord shall have the right to coordinate such work with any work then being undertaken by Landlord or by any other tenants of the Building, and (iv) Tenant, within thirty (30) days after a written demand therefor, shall reimburse Landlord all supervision and coordination costs incurred by Landlord pursuant to clauses (ii) and (iii) above (whether incurred to Landlord's employees or outside parties).

     13.02. (a) Except to the extent that Tenant shall be responsible for the same pursuant to the provisions of Section 13.01(a) or (b) above, Landlord, at its expense, shall make repairs and replacements to, and otherwise keep and maintain (in a condition befitting a first-class downtown Manhattan office building), the Base Building, other than those portions of the Base Building which are not Base Building Premises Components and which do not affect, or affect only to a de minimis extent, (i) Tenant's use and occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, and (iv) Tenant's right or ability to perform Alterations which would otherwise be permitted hereunder.

            (b) Landlord, in addition, shall be responsible for all repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to the Premises, Tenant's Improvements and Tenant's Property, in each case, to the extent, the need for which arises out of (i) any performance of any work or the taking of any other act in the Premises by Landlord, or person authorized by Landlord to enter the Premises, or any of their respective employees, agents or contractors, (ii) the conduct of alterations, additions, improvements or changes in the Building by Landlord or any of its employees, agents or contractors, or (iii) the negligence or intentional misconduct of Landlord or any of its employees, agents, contractors or invitees.

     13.03. Except as expressly set forth in this lease, Landlord shall have no liability to Tenant, nor, except as expressly set forth in Section 39.01, shall Tenant's covenants and obligations under this lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to the Building, including without limitation the Premises. The provisions of this
Section 13.03 shall not absolve Landlord of its obligations to comply with the provisions of Section 35.15 hereof.

     13.04. This Article 13 shall not be applicable, to any extent, to any fire or other casualty referred to in Article 19, or to any repairs or replacements of any damage or destruction resulting therefrom; the same shall be governed by the other applicable provisions of this lease, including Articles 9 and 19.

                                   ARTICLE 14

                                 Electric Energy

     14.01. Tenant agrees to purchase from Landlord or from a meter company designated by Landlord all electricity used or consumed in the Premises and in the operation of Tenant's Improvements in accordance with the provisions of this
Article 14. Tenant shall pay for electricity used in the Premises and in the operation of Tenant's Improvements at the rate(s) set forth In Section 14.03 below and, except as provided below, based upon Tenant's demand for and consumption of electricity determined, from time to time, by one or more submeters and related equipment each measuring demand and consumption (such submeters, together with all related equipment, are herein called "TENANT'S SUBMETERS"). All of Tenant's Submeters shall be installed and maintained by Tenant, at its expense, throughout the term of this lease. Initially, Tenant's electrical demand and consumption shall be measured by two (2) Tenant's Submeters, one of which shall be located in the Building's core electrical closet located on the east side of the 37th floor of the Building and the other of which shall be located in the Building's core electrical closet located on the west side of the 37th floor of the Building. Such initial Tenant's Submeters shall be installed by Tenant as part of the Initial Alterations. If, and to the extent that, Tenant shall so desire from time to time, Tenant, at its expense, may cause two (2) or more of Tenant's Submeters to measure Tenant's co-incident electrical demand (among such Tenant's Submeters), and, in which event Tenant shall notify Landlord thereof. Bills for electricity consumed by Tenant, which Tenant hereby agrees to pay, shall be rendered by Landlord or the meter company to Tenant at such time as Landlord may elect, and shall be payable as an Additional Charge within thirty (30) days after the rendition of any such bill.

     14.02. (a) Landlord shall make electricity available to Tenant, for use in the Premises and in the operation of Tenant's Improvements, at a level sufficient to accommodate a demand load of six and one-half (6-1/2) watts multiplied by the number of rentable square feet in the Initially Demised Premises (as defined in Article 31) (such level being herein called the "COMMITTED ELECTRICAL SERVICE LEVEL"). Such electricity shall be made available (for distribution by Tenant within the Premises and to Tenant's Improvements) at the electrical panels currently located in the Building's core electrical closets located on the 37th floor of the Building.

            (b) Tenant's use of electricity shall not at any time exceed a demand load equal to the Committed Electrical Service Level or otherwise exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or any Tenant's Improvements; provided that Landlord shall furnish conductors and equipment sufficient to accommodate the Committed Electrical Service Level. In order to insure that such load or capacity is not exceeded, Tenant shall not, without Landlord's prior consent in each instance (which shall not be withheld, conditioned or delayed unless Tenant would violate, and Landlord is not in violation of, the preceding sentence), connect any fixtures, appliances or equipment, other than office machines customarily used in connection with the Primary Use (including, without limitation, communications systems and equipment), to the Building's electric system.

            (c) If, at time during the term of this lease, (i) Tenant shall require electricity, for the purposes set forth in Section 14.02(a) above, at a level in excess of the Committed Electrical Service Level, and (ii) Tenant shall demonstrate such additional electricity requirements to Landlord, to Landlord's reasonable satisfaction, then Landlord, as soon as practicable thereafter, shall increase the Committed Electrical Service Level by the amount of such additionally required electrical service; provided, however, that, in no event, shall the "Committed Electrical Service Level" be increased pursuant to this
Section 14.02(c), in the aggregate, by an amount greater than one (1) watt multiplied by the number of rentable square feet in the Initially Demised Premises (and, accordingly, at no time during the term of this lease shall the "Committed Electrical Service Level" ever be greater than seven and one-half (7-1/2) watts multiplied by the number of rentable square feet in the Initially Demised Premises). As more particularly described in Articles 37 and 38, respectively, the provisions of this Section 14.02(c) shall apply only to the Initially Demised Premises, and not to the Option Space or any Offer Space in connection with the separate application of Section 14.02 to the same as set forth in Articles 37 and 38, respectively; it being likewise understood that the provisions of the preceding proviso shall not limit the separate "Committed Electrical Service Level" for the Option Space or any Offer Space, which, in all events, shall be as provided for in Articles 37 or 38, respectively.

     14.03. The amount to be paid by Tenant to Landlord, for any billing period, for electricity furnished to the Premises and to Tenant's Improvements (whether the demand and consumption components thereof are measured by Tenant's Submeters or determined by survey as herein elsewhere provided), shall be an amount equal to 103% of the sum of (I) the product of Landlord's Cost per KW (as hereinafter defined) for such period, multiplied by the number of KWs of Tenant's electrical demand for such period (which demand shall be measured separately by each Tenant's Submeter, except if Tenant, pursuant to Section 14.01 above, causes two or more Tenant's Submeters to measure co-incident demand and so notifies Landlord, then, for purposes of this clause (I), the portion of Tenant's electrical demand measured by such Tenant's Submeters shall be such co-incident demand), plus (II) the product of Landlord's Cost per KWHR (as hereinafter defined) for such period, multiplied by the number of KWHRs of Tenant's electrical consumption for such period. In addition, Tenant shall pay, and Landlord shall remit to the appropriate governmental agency, all sales tax payable on the amounts payable by Tenant to Landlord pursuant to the preceding sentence. As used herein, (i) "LANDLORD'S COST

PER KW", for any period, shall be the cost, exclusive of sales tax, that Landlord pays to the public utility company furnishing electricity to the Building (herein called "UTILITY COMPANY") per KW of demand for such period (which cost shall be determined by averaging in any case where there is not a single rate in effect for such period for all KWs), and (ii) "LANDLORD'S COST PER KWHR", for any period, shall be the cost, exclusive of sales tax, that Landlord pays to the Utility Company per KWHR of consumption for such period (which cost shall be determined by averaging in any case where there is not a single rate in effect for such period for all KWHRs). Each electric bill rendered by Landlord to Tenant shall be accompanied by a copy of the electricity bill(s) for the Building on which Landlord's Cost per KW and Landlord's Cost per KWHR for the applicable billing period are based. If Tenant shall occupy the Premises for business purposes and use electricity prior to the installation and connection of Tenant's Submeters, then Tenant agrees to pay Landlord the sum of $2.50 per rentable square foot per annum for electricity for the period commencing with such occupancy and ending at the time that such Tenant's Submeters are installed and connected, which amount shall be deemed a payment on account for such period and shall be retroactively adjusted based upon the readings of Tenant's Submeters for the first (12) months after the installation and connection thereof in accordance with the provisions of Section 14.05 hereof. During the period of Tenant's construction occurring prior to the installation and connection of the Tenant's Submeters, Tenant will pay to Landlord a flat charge of $1.50 per rentable square foot per annum.

     14.04. In the event that the "submetering" of electricity in the Building is hereafter prohibited by any law hereafter enacted, or by any order or ruling hereafter issued by the Public Service Commission of the State of New York, or by any final judicial decision hereafter issued by any appropriate court, then, at the request of Landlord, Tenant shall, unless Tenant elects to require Landlord to provide electricity pursuant to Section 14.05 hereof, promptly apply to the appropriate Utility Company for direct electric service and bear all costs and expenses necessary to comply with all rules and regulations of the Utility Company pertinent thereto, and, upon the commencement of such direct service, Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Article 14, except that Landlord shall permit its wires, conduits and electrical equipment, to the extent available and safely capable, to be used for such purpose. If any additional feeder, riser or other equipment is necessary to supply such direct service, Landlord shall, at the sole cost and expense of Tenant, install the same at reasonably competitive rates, if in Landlord's reasonable judgment the same are so necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition (other than one which is temporary) or unreasonably interfere with or disturb other tenants or occupants (other than on a temporary basis).

      14.05. (a) If submetering of electricity is prohibited as described in
Section 14.04 above and Tenant does not elect to obtain direct electric service from the Utility

Company, then the demand (KW) and consumption (KWHR) components of Tenant's electricity shall be determined from time to time by electric survey made from time to time in accordance with the provisions of this Section 14.05, Section
14.06 and Section 14.07. Pending an initial survey made by Landlord's utility consultant, effective as of the date (the "INITIAL SURVEY EFFECTIVE DATE") when Landlord has commenced furnishing electricity to Tenant pursuant to this Section
14.05 (with suitable proration for any period of less than a full calendar month), the Fixed Rent specified in Section 1.04 shall be increased by an amount (the "INITIAL CHARGE") which shall be at the rate of $2.50 per rentable square foot per annum, or if there has been twelve (12) months' charges of submetered electric, an amount equal to the average of the prior twelve (12) months' charges for submetered electric. After completion of an electrical survey made by Landlord's utility consultant of Tenant's demand (KW) and consumption (KWHR) of electricity, said consultant shall apply the rates set forth in Section 14.03 hereof to arrive at an amount (the "ACTUAL CHARGE"), and the Fixed Rent shall be appropriately adjusted retroactively to the initial Survey Effective Date to reflect any amount by which the Actual Charge differs from the Initial Charge. If the Actual Charge is greater than the Initial Charge, Tenant shall pay resulting deficiency within ten (10) days after being billed therefor. If the Actual Charge is less than the Initial Charge, Landlord shall refund the resulting overpayment within ten (10) days after the determination of the Actual Charge. Landlord shall cause its utility consultant to complete the aforesaid survey and computation, and to notify the parties thereof, no later than sixty
(60) days after the Initial Survey Effective Date. Thereafter and from time to time during the term of this lease, Landlord may, and whenever Tenant shall so request, Landlord shall promptly, cause additional surveys of Tenant's electric demand and consumption to be made by Landlord's utility consultant. Whenever Tenant shall so request, the fees of Landlord's utility consultant shall be paid by Tenant. In the event any of the foregoing surveys shall determine that there has been an increase or decrease in Tenant's demand or consumption, then effective retroactively to the date of such increase or decrease (except as otherwise provided below) the then current Actual Charge, as same may have been previously increased or decreased pursuant to the terms hereof, shall be increased or decreased in accordance with such survey determination. If the Actual Charge is thus increased, Tenant shall pay resulting deficiency within ten (10) days after being billed therefor. If the Actual Charge is thus decreased, Landlord shall refund the resulting overpayment within ten (10) days after such determination. Notwithstanding the foregoing provisions of this
Section 14.06, (i) no increase resulting from any survey made after the initial survey shall be retroactive to any date more than 30 days prior to the date of such survey, (ii) no decrease resulting from any survey made after the initial survey at Tenant's request shall be retroactive to any date more than 30 days prior to the date of Tenant's request, and (iii) no decrease resulting from any survey made after the initial survey without Tenant's request shall be retroactive to any date more than 30 days prior to the date of such survey. Each survey after the initial survey shall include a statement of the date, determined in accordance with this Section 14.05(a), to which it is to be given retroactive effect.

            (b) In the event from time to time after the initial survey or a subsequent survey any additional electrically operated equipment is installed in the Premises by Tenant or connected or any electrically operated equipment is removed from the Premises or disconnected, or if Tenant shall increase or decrease its hours of operation, or if the charges by the Utility Company are increased or decreased, then and in any of such events the Actual Charge shall be increased or decreased accordingly. The amount of such increase or decrease in the Actual Charge shall be determined in the first instance by Landlord's utility consultant. At any time after any such event shall occur, Landlord may, and if Tenant shall so request, Landlord shall promptly, cause the amount of such increase or decrease to be so determined. Whenever Tenant shall so request, the fees of Landlord's utility consultant shall be paid by Tenant. In addition, the Actual Charge will be increased or decreased quarterly in accordance with calculations by Landlord's utility consultant to reflect changes in the fuel adjustment component of the Utility Company's charge. Any increase or decrease pursuant to this Section 14.05(b) in the amount charged Tenant for electricity shall be retroactive to the date on which the fact or condition giving rise thereto occurred; provided, however, that (i) no increase shall be retroactive to any date more than 30 days prior to the date on which Tenant is notified thereof, (ii) no decrease resulting from any determination made at Tenant's request shall be retroactive to any date more than thirty (30) days prior to the date of Tenant's request, and (iii) no decrease resulting from any determination made without Tenant's request shall be retroactive to any date prior to the date on which Tenant is notified thereof. Each determination shall include a statement of the date, determined in accordance with this Section 14.05(b), to which it is to be given retroactive effect.

     14.06. Surveys made of Tenant's electrical demand and consumption shall be based upon the use of electricity between the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, and such other days and hours as Tenant (together with all Tenant Parties) uses electricity for lighting and for the conduct of its business in the Premises (if Tenant uses electricity during certain hours in portions of the Premises but not all of the Premises, such fact shall be taken into account); and if cleaning services are provided by Landlord, such survey shall include (i) during Landlord's normal cleaning hours of five (5) hours per day (which shall not be subject to reduction), lighting within the Premises, and
(ii) during such portion of such five (5) hours as such equipment is ordinarily so used, the use of the electrical equipment normally used for such cleaning. The electric demand and consumption of any light or device shall not be deemed to be constant or continuous (unless so by its nature) and the utility consultant shall reasonably estimate the actual demand and consumption of each light or device, and, for purposes of determining Tenant's total demand, the utility consultant shall also reasonably estimate the diversity factor to be applied to the demand of each such light or device.

     14.07. All survey determinations made in accordance with Section 14.05(a) and all other determinations made in accordance with Section 14.05(b), in each case including the date, determined in accordance with Section 14.05, to which the same shall be given retroactive effect, shall be accompanied by full documentation and shall be subject to contest by Tenant as provided in this
Section 14.07. In the event electricity shall be furnished to Tenant as contemplated in Section 14.05 hereof, then Tenant, within sixty (60) days after notification from Landlord of any determination of Landlord's utility consultant in accordance with the provisions of Section 14.05(a) or (b), shall have the right to contest, at Tenant's cost and expense, such determination, in each case including the aforesaid date, by submitting to Landlord a like determination prepared by a utility consultant of Tenant's selection which will highlight the differences between Landlord's determination and Tenant's determination. If Landlord's utility consultant and Tenant's utility consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third utility consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the finding of Landlord's utility consultant (i.e., within ten percent (10%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant (i.e., within ten percent (10%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord's and Tenant's utility consultants (or is within ten percent (10%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In the event that Landlord's utility consultant and Tenant's utility consultant shall be unable to agree upon the designation of a third utility consultant within thirty (30) days after Tenant's utility consultant shall have made its determination (different from that of Landlord's utility consultant) then either party shall have the right to request the American Arbitration Association in the City of New York to designate a third utility consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by Landlord's and Tenant's utility consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Actual Charge determined by Landlord's utility consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Actual Charge shall be made retroactive to (i) the date to which the contested determination was given retroactive effect or (ii) if Tenant shall have contested such date, to the date determined in such contest.

      14.08. Landlord shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of electric energy furnished to the

Premises by reason of any act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord's willful misconduct or negligence (but in no event shall Landlord be responsible for any consequential damages).

     14.09. If pursuant to any law, ruling, order or regulation, the charges under which Tenant is purchasing electricity from Landlord pursuant to this Article shall be reduced below that which Landlord is otherwise entitled hereunder, then Tenant shall pay said deficiency to Landlord as an Additional Charge within thirty (30) days after being billed therefor by Landlord, as compensation for the use and maintenance of the Building's electric distribution system.

     14.10. Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises; and in such event, Tenant shall pay to Landlord or its designated contractor upon demand the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be, but only to the extent such charges are competitive with similar charges in Similar Buildings. Notwithstanding the above, Tenant shall have the right from time to time to elect to have its own employees, or a vendor or contractor selected by Tenant (subject to Landlord's approval not to be unreasonably withheld), provide the aforesaid items.

     14.11. Notwithstanding anything contained herein to the contrary, Tenant hereby waives any claim to any rebates or similar amounts which Landlord receives from the Utility Company based upon any of Tenant's lighting fixtures installed during the term of this lease.


                                   ARTICLE 15

                               Landlord's Services

     15.01. For the purposes of this Article 15, the following terms shall have the following meanings:

            (a) "BUSINESS OCCUPANCY DATE" shall mean the date on which Tenant takes occupancy of the Premises for the conduct of its usual business. Tenant shall give Landlord notice of the Business Occupancy Date at least five (5) Business Days prior to the occurrence thereof.

            (b) "BUSINESS HOURS" shall mean the hours between 7:00 a.m. and 7:00 p.m. on Business Days.

            (c) "BUSINESS DAYS" shall mean all days, except Saturdays, Sundays and Holidays.

            (d) "HOLIDAYS" shall mean New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which shall be either (i) observed by the federal or the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract.

     15.02. (a) Landlord shall furnish cold water to the sprinklers on floor(s) on which the Premises are located to the extent required for sprinkler purposes only, and hot and cold water to the Core Lavatories on the floor(s) on which the Premises are located to the extent required for normal core lavatory, drinking and cleaning purposes only.

            (b) If Tenant shall require water for any purposes other than those set forth in Section 15.02(a) above (including without limitation (i) for any pantries or kitchenettes, inclusive of any sinks, dishwashers or coffee machines therein, or (ii) any private lavatories installed by Tenant), then Landlord need only furnish additional cold water for such other purposes, which additional cold water shall be furnished through the Building's core riser to a point in the Building's core located on the relevant floor(s) on which the Premises are located, and shall be accessible to Tenant through a capped outlet located therein. If Tenant uses water for any purposes other than as set forth in
Section 15.02(a) above, then Landlord may install and maintain, at Tenant's expense, one or more meters to measure Tenant's consumption of cold water for such other purposes. Tenant shall reimburse Landlord for the quantities of cold water shown on such meter or meters, periodically, within thirty (30) days after written demand therefor, in accordance with the rates and charges of the utility company or municipality supplying water to the Building. Tenant, at its expense, shall be solely responsible for distributing within the Premises, and, to the extent Tenant requires hot water, heating, any additional cold water furnished pursuant to this Section 15.02(b).

     15.03. (a) Landlord, during Business Hours, shall furnish, in accordance with the specifications set forth on Schedule E annexed hereto, (i) heat service at the perimeter of the Premises through the existing perimeter equipment (such heat service being herein called "BASE BUILDING HEAT SERVICE"), (ii) air-conditioning service both at the perimeter of the Premises (through the existing perimeter equipment) and at designated delivery points in the Building's core located on the floor(s) on which the Premises are located (such air-conditioning service being herein called "BASE BUILDING AIR-CONDITIONING SERVICE"), and (iii) ventilation service, both at the perimeter of the Premises as aforesaid and at the designated delivery points in the Building's core as aforesaid (such ventilation service being herein called "BASE

BUILDING VENTILATION SERVICE"). Landlord shall provide either Base Building Heat Service or Base Building Air-Conditioning Service on a seasonal basis, not according to outside conditions.

            (b) If Tenant shall request that Landlord furnish Base Building Heat Service ("OVERTIME HEAT"), Base Building Air-Conditioning Service ("OVERTIME AC") or Base Building Ventilation ("OVERTIME VENTILATION") to any floor on which the Premises are located at any time other than Business Hours, then Landlord shall furnish such service at such times (x) upon no less than five (5) hours' advance notice from Tenant for overtime service after six (6) p.m. on Business Days, and (y) upon notice received before Noon on the preceding Business Day for overtime service on non-Business Days. Each such notice shall specify the floor or floors to which service is to be provided. Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord (x) the Overtime AC Rate for any Overtime AC, and (y) the Overtime Heat Rate for any Overtime Heat. As of the date hereof, the "OVERTIME AC RATE" shall be $325 per hour, per floor, and the "OVERTIME HEAT RATE" shall be $150 per hour, per floor. Each of the Overtime AC Rate and the Overtime Heat Rate shall be adjusted by CPI (as defined in Article 31 hereof). Overtime Ventilation shall be free of charge.

     15.04. (a) Landlord shall furnish condenser water to the SCW Distribution Point (as hereinafter defined), 24 hours a day, 7 days a week, at a level which, subject to Tenant making proper connection thereto, will enable Tenant to draw at least 40 tons of condenser water (such tonnage capacity being herein called the "ALLOTTED SCW CAPACITY"), in the aggregate, from such point at any time. Tenant shall have the right to draw from the SCW Distribution Point, at any instance in time, up to, but not in excess of, the Allotted SCW Capacity, which condenser water shall be used for the operation to one or more water-cooled supplemental air-conditioning units located in the Premises (herein called "TENANT'S SUPPLEMENTAL AC EQUIPMENT"). Tenant, at its expense, shall be responsible for connecting to the SCW Distribution Point and distributing any condenser water drawn from such SCW Distribution Point to Tenant's Supplemental AC Equipment. As used herein, the "SCW Distribution Point" shall mean the single point in the Building's core on the 37th floor of the Building, which shall be designated by Landlord.

            (b) In respect of Landlord agreeing to furnish condenser water to the SCW Distribution Point as hereinabove provided in Section 15.04(a) (and regardless of the quantity of condenser water, if any, that Tenant actually draws therefrom), Tenant shall pay to Landlord, as Additional Charges, a monthly charge, for each month during the term of this lease, equal to (i) the monthly SCW Rate (as hereinafter defined) multiplied by (ii) the aggregate number of tons of capacity of Tenant's Supplemental AC Equipment connected to, or otherwise receiving condenser water from, the SCW Distribution Point at anytime during such month (such monthly charge being herein called the "MONTHLY SCW CHARGE"). The Monthly SCW Charge, for each month during the term of this lease, shall be payable, in arrears, on the first day of the next succeeding month. The "MONTHLY SCW RATE", as of the date hereof, is a rate of $43.75 per month per ton of capacity; such rate shall be Adjusted By CPI.

     15.05. Landlord shall provide passenger elevator service to the floor(s) on which the Premises are located during Business Hours, with a minimum of one (1) passenger elevator being subject to call at all other times; it being agreed that, throughout the term of this lease, (x) all the passenger elevators that serve the 37th floor of the Building shall have the 37th floor as their first stop after the ground floor lobby, and (y) no passenger elevator not in the passenger elevator bank known, as of the date hereof, as "Bank D", as shown on Exhibit H attached hereto, shall serve the 37th floor of the Building. Landlord's obligation to provide passenger elevator pursuant to the foregoing provisions of this Section 15.05 shall not commence until the Business Occupancy Date. Use of the passenger elevators shall be subject to the Rules and Regulations.

     15.06. (a) Landlord, during Business Hours, shall provide Tenant with freight elevator service to the floor(s) on which the Premises are located on a non-exclusive, first-come first-served basis (i.e., no advance scheduling).

            (b) If Tenant shall require freight elevator service other than during Business Hours ("OVERTIME FREIGHT ELEVATOR SERVICE"), then Landlord shall provide the same on a first-reserved first-served basis, (i) upon notice from Tenant that is received by Landlord no less than twenty-four (24) hours in advance, for overtime service on Business Days, or (ii) upon notice from Tenant that is received by Landlord before Noon on the preceding Business Day, for overtime service on non-Business Days. Tenant, within thirty (30) days after its receipt of a written demand therefor, shall pay to Landlord the applicable Overtime Freight Rate (as hereinafter defined) for any Overtime Freight Elevator Service. As of the date hereof, the "OVERTIME FREIGHT RATE" is $55 per hour per freight elevator. The Overtime Freight Rate shall be Adjusted by CPI.

            (c) Freight elevator service shall include, whenever Tenant shall so elect, use of the loading dock and there shall be no separate charge therefor.

            (d) Use of the freight elevators shall be subject to the Rules and Regulations and the Alteration Rules and Regulations.

     15.07. (a) Landlord shall cause the Premises and the applicable portions of the Base Building (including the exterior windows serving the Premises), to be cleaned in accordance with the cleaning specifications set forth on Exhibit E annexed hereto (herein called the "CLEANING SPECIFICATIONS"). Tenant shall pay to Landlord, within thirty (30) days after written demand, the additional costs incurred by Landlord for (i) extra cleaning work in the Premises required because of (x) carelessness, misuse or neglect on the part of Tenant or any Tenant Party or its or their visitors, (y) interior glass partitions or unusual quantity of interior glass surfaces, and (z) materials or finishes installed by or on behalf of Tenant which are unusually difficult or time consuming to clean, and (ii) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse and rubbish, and (iii) removal from the Premises and the Building of any refuse and rubbish of Tenant at times other than Landlord's standard cleaning times.

            (b) Notwithstanding the foregoing provisions of Section 15.07(a), Landlord shall not be required to clean any portions of the Premises used for
(A) kitchen, cafeteria or dining facilities, kitchenettes, pantries and vending machine areas, (B) private lavatories or toilets installed by Tenant or any Tenant Party, (C) printing, or (D) other special purposes requiring greater or more difficult cleaning work than office areas (it being agreed that trading floor use is not such a special purpose); and Tenant agrees, at Tenant's expense, to retain Landlord's cleaning contractor (and no other cleaning contractor) to perform such additional cleaning services; provided, however, that if (i) Landlord's cleaning contractor proposes to charge Tenant for such additional cleaning services at rates which, in the aggregate, are materially in excess of the market rates for such additional cleaning services (which "market rates" shall be determined with reference to the rates charged for such services by cleaning contractors of Similar Buildings), and (ii) Tenant, prior to retaining Landlord's cleaning contractor for such additional cleaning services, notifies Landlord thereof in writing, then Landlord shall reimburse Tenant the amount of such excess (unless Landlord, at its option, shall, in lieu thereof, grant Tenant the right to employ its own contractor to perform such additional cleaning services). Landlord shall not receive an override on any amounts paid by Tenant to Landlord's cleaning contractor for such additional cleaning services.

            (c) Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this
Section 15.07.

            (d) Tenant shall not clean, nor require, permit, suffer or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

            (e) Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 15.07, Landlord shall have no obligation to provide any of the aforesaid cleaning services prior to the Business Occupancy Date therefor.

     15.08. Landlord shall provide life safety service through the Building's Class E System to the DGP installed as part of Landlord's Work. Landlord shall provide Tenant with seven (7) points on such DGP at which Tenant may tie-in to the Building's Class E System.

     15.09. Except as expressly provided in this Article 15, Landlord shall not be required to provide any services to the Premises.

     15.10. (a) Landlord, subject to the provisions of Section 15.10(b) below, reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, condenser water, cleaning or other service and to stop or interrupt the use of any Building Systems or Building facilities at such times as may be necessary and only for as long as may reasonably be required by reason of accidents, strikes, or the making of alterations, additions, improvements, replacements or repairs, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall (i) result in any liability from Landlord to Tenant (except for any liability, other than consequential damages, arising out of a violation of the provisions Section 15.10(b) below) or (ii) entitle Tenant to any diminution or abatement of rent (except as may be expressly provided for in Section 39.01 hereof) or other compensation nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

            (b) Landlord shall not (i) voluntarily effect any Service Shutdown without first providing Tenant with at least three (3) Business Days notice of the times of such Service Shutdown, or (ii) voluntarily effect a Service Shutdown of electricity or condenser water during Business Hours; provided, however, that Landlord may voluntarily effect any Service Shutdown (including without limitation a Service Shutdown of electricity or condenser water), at any time or times and without any requirement that it give Tenant notice thereof, if
(A) the Service Shutdown is effected by Landlord with a view toward averting or reducing danger to persons or damage to property, (B) the Service Shutdown is effected by Landlord in response to any actual or perceived emergency, (C) the Service Shutdown is effected by Landlord in response to the directive of a governmental or quasi-governmental authority or a public utility, or (D) the Service Shutdown is not a Service Shutdown to electricity or condenser water, and does not otherwise materially affect the operation of Tenant's business in the Premises; provided, further, however, that, in the cases described in clauses (A), (B) and (C) above, Landlord shall, if practicable, give Tenant such prior notice of the Service Shutdown to be effected as shall be reasonable under the circumstances (which notice may be written or oral), except that Landlord shall never be required to give notice in cases where it effects a Service Shutdown in response to an actual or perceived emergency which could imminently result in danger to the health or safety of persons or in substantial damage to property. For purposes of this Section 15.10(b), the term "SERVICE SHUTDOWN" shall mean a shutdown of one or more Building System(s) which provide one or more Building Services to Tenant; and Landlord shall be deemed to have "VOLUNTARILY EFFECTED" a Service Shutdown only if Landlord, by its own direct, intentional and affirmative act, effects such a Service Shutdown.

     15.11. Only Landlord or persons approved by Landlord (which approval shall not unreasonably be withheld) shall be permitted to furnish or sell laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants. Such persons approved by Landlord may contract directly with Tenant. Landlord may fix the reasonable circumstances under which such supplies and services are to be furnished or sold. Landlord expressly reserves the right to exclude from the Building any person not so approved by Landlord. However, Tenant, its regular office employees or invitees may personally bring food or beverages into the Building or order the same for delivery for consumption within the Premises solely by Tenant, its regular office employees or invitees.


                                   ARTICLE 16

                           Access and Name of Building

     16.01. Except for the space within the inside surfaces of all walls bounding the Premises, slab ceilings, floors, windows and doors bounding the Premises (other than any such space used on the date hereof for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks of other Building facilities), all of the Building (including, without limitation, exterior Building walls, core walls, doors and entrances (or, on any multi-tenant floor, corridor walls, doors and entrances) and any terraces or roofs (and further including without limitation the aforementioned space used on the date hereof for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks of other Building facilities), and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration, addition, improvement, replacement and repair) is reserved to Landlord and/or persons authorized by Landlord and no space or property so reserved shall be deemed to be part of the Premises. Telephone and electric closets on the thirty-seventh (37th) floor of the Building shall be included in the Premises if, and only if, the same are hatched on Exhibit B attached hereto.

     16.02. Landlord reserves the right, and Tenant shall permit Landlord and persons authorized by Landlord to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided, however, that Landlord, after the date hereof, may locate any such pipe, duct or conduit within the Premises (as opposed to the areas reserved to Landlord pursuant to Section 16.01 hereof) only if it is not feasible for Landlord to locate such pipe, duct or conduit within areas reserved to Landlord pursuant to Section 16.01 hereof; provided, further, however, that, even in cases where, pursuant to the preceding proviso, Landlord may locate a pipe, duct or conduit within the Premises, Landlord may only locate such pipe, duct or conduit within one or more of the Primary Landlord Conduit Areas (as hereinafter defined), unless it is also not feasible for Landlord to locate such pipe, duct or conduit within Primary Landlord Conduit Areas, in which event Landlord may locate such pipe, duct or conduit within one or more of the Secondary Landlord Conduit Areas. Any pipe, duct or conduit located within the Premises shall be concealed behind then existing walls, ceilings or raised floors of the Premises if feasible (and if not feasible, then the same shall be completely furred at points immediately adjacent to partitioning, columns or ceilings). In exercising the rights reserved to it under this Section 16.02, Landlord shall comply with the provisions of Section 35.15 hereof. As used in this Section 16.02, (I) the term "FEASIBLE" shall mean both physically feasible and economically feasible, from Landlord's perspective, and consistent with all laws and requirements of public authorities, (II) the term "PRIMARY LANDLORD CONDUIT AREAS" shall mean any of (x) the areas of the Premises located between the hung and structural ceiling of the Premises on any floor, (y) the areas of the Premises located underneath any raised flooring, and (z) the other areas of the Premises, if any, shown hatched on Exhibit C attached hereto, and (III) the term "SECONDARY LANDLORD CONDUIT AREAS" shall mean any area of the Premises which is adjacent to (A) any walls, floors or ceilings bounding the Premises (including without limitation core and exterior walls) or (B) any areas reserved to Landlord pursuant to Section 16.01 hereof.

     16.03. (a) Subject to the terms of Sections 16.03(b) and 35.15, Landlord and persons authorized by Landlord shall have the right, upon reasonable prior notice (except that no notice shall be required in the case of emergency), to enter and/or pass through the Premises at any reasonable times (or at any time in the case of emergency) for any one or more of the following purposes: (i) to examine the Premises and to show them to actual and prospective Mortgagees or Underlying Lessors or prospective purchasers of the Building; (ii) to make such alterations, additions, improvements, repairs or replacements in or to the Real Property (excluding, however, the Premises and Tenant's Improvements located outside the Premises) as Landlord is required to make or deems reasonably necessary to make, (iii) to make (x) such alterations, additions or improvements in and to the Premises (and Tenant's Improvements located outside the Premises) as Landlord is required or authorized by this lease to make, or (y) such repairs or replacements in and to the Premises (and Tenant's Improvements located outside the Premises) as Landlord is required or permitted by this lease or by law to make; (iv) to provide the services which Landlord is required to provide hereunder; and (V) to read any utility meters located therein.

            (b) Tenant, from time to time (but not more frequently than twice in any calendar year), may, upon not less than thirty (30) days prior written notice to

Landlord, designate one or more discrete portions of the Premises as high security areas (herein called the "SECURITY AREAS"), provided, that (1) Tenant's notice shall be accompanied by floor plans of the Premises designating the Security Areas, and (2) any such designation shall be reasonable in light of Tenant's business requirements. Landlord shall have no right to enter any Security Areas except for any entry made (i) for the purpose of operating, maintaining and repairing the Building and/or the Building Systems, and (ii) either (x) at times reasonably designated by Tenant, or (y) at any time in case of emergency. Except in the case of an emergency, Landlord shall notify Tenant prior to entering the Security Areas and Tenant shall have the right to have its representative(s) accompany Landlord's representative(s) during any such entry; provided, however, that Tenant, at all times during Business Hours (and, upon 24 hours' notice from Landlord, at any other time), shall make one or more such representatives available to so accompany Landlord. Landlord shall have no obligation to provide any services, or make any repairs, to the Security Areas, or to other portions of the Premises, to the extent that access to the Security Areas is necessary to provide such services or make such repairs, unless Tenant shall provide Landlord with access to the Security Areas for purposes of providing such services or making such repairs at those times that Landlord shall reasonably designate in respect thereof.

     16.04. If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by law) or covered by any transparent material (which may create a mirror-like effect) for the purpose of energy conservation, or if any part of the Building, other than the Premises or access thereto, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this lease. Nothing contained in this Section 16.04 shall be deemed to abrogate any of Landlord's obligations to furnish Building Services, as such obligations are herein expressly set forth. This Section 16.04 shall not limit or restrict any abatement or termination right granted Tenant pursuant to the provisions of
Article 19, 20 or 39.

     16.05. During any Option Period (and following the exercise by Landlord of any of its Recapture Options) and during the period of two (2) years prior to the Expiration Date of this lease, Landlord and persons authorized by Landlord may exhibit the Premises (or the applicable portions thereof) during Business Hours on Business Days to prospective tenants upon reasonable advance notice.

     16.06. Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant's covenants and obligations hereunder, to make or permit to be made such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof (but not to the interior of the

Premises except as otherwise permitted under this lease), as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable, provided, that no such change, alteration, addition or improvement shall (a) materially adversely affect (i) access to the Premises,
(ii) the size, configuration or utility of any of the Core Lavatories, or (iii) the provision of any of the Building Services, or (b) otherwise affect any of the rights and obligations of Landlord and Tenant that are expressly set forth in this lease. In exercising the rights reserved unto it in this Section 16.06, Landlord shall comply with the provisions of Section 35.15 hereof.

     16.07. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door, passage, concourse or plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may upon reasonable prior notice to Tenant (except in the case of emergency), be regulated, in accordance with the provisions of Article 10 hereof, or generally discontinued at any time by Landlord.

     16.08. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (so long as Landlord or Landlord's agents shall exercise reasonable care in respect of Tenant's Property) and without in any manner affecting the obligations and covenants of this lease.

     16.09. Tenant, and its permitted subtenants, may have ten (10) listings in any Building directory located in the Building lobby. Landlord, from time to time, shall, at Tenant's expense, make such changes in the listings as Tenant shall request.

     16.10. Tenant, throughout the term of this lease, shall have the right to utilize the vents, if any, which are currently located in and serving the Premises for the purposes for which the same are designed.


                                   ARTICLE 17

                              Notice of Occurrences

     17.01. Tenant, to the extent is has actual knowledge thereof, shall give prompt notice to Landlord of any fire or other casualty in or affecting the Premises.

                                   ARTICLE 18

                        Non-Liability and Indemnification

     18.01. Neither Landlord nor any Landlord Party shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable to Tenant for any damage to any property of Tenant or of others entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise, except in any case to the extent caused by or resulting from the negligence or willful and improper acts of Landlord or such Landlord Party. Notwithstanding anything to the contrary contained in this lease, neither Landlord nor any Landlord Party shall be liable for consequential damages of any kind or nature (including without limitation consequential damages in respect of any loss of use of the Premises or any Tenant's Improvements or Tenant Property) in any event whatsoever, even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this lease.

     18.02. Tenant shall indemnify and hold harmless Landlord and all Landlord Parties from and against any and all claims (to the extent in excess of any sums reimbursed by insurance or, which would have been so reimbursed if Landlord had maintained the insurance required to be maintained by it hereunder) to the extent that the same arises from (a) the conduct or management of the Premises or of any business therein, or any condition created (other than by Landlord or any Landlord Party) in, at or upon the Premises, (b) the negligence or willful misconduct of Tenant or any Tenant Party, (c) any accident, injury or damage whatever (except to the extent caused by any negligence or willful misconduct of Landlord or any Landlord Party) occurring in, at or upon the Premises, or (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; together, subject to the provisions of this Section 18.02, with all costs, expenses and liabilities incurred in or in connection with each such claim or any action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. If any such claim is asserted against Landlord and/or any Landlord Party, Landlord shall give Tenant prompt notice thereof. If Tenant shall, in good faith, believe that such claim is or may not be within the scope of the indemnity set forth in this Section then, pending determination of that question, Tenant shall not be deemed to be in default under this lease by reason of its failure or refusal to indemnify and hold harmless Landlord or any Landlord Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction that such claim was within the scope of the indemnity set forth in this Section 18.02, then Tenant shall be liable for any judgement or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. If the issuer of any insurance policy maintained by Tenant shall assume the defense of any claim then Landlord shall permit such insurance carrier to defend the claim with its counsel and (x) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder),
(y) Landlord and all Landlord Parties shall reasonably cooperate, at Tenant's expense, with the insurance carrier in its defense of any such claim, and (z) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party.

     18.03. Landlord shall indemnify and hold harmless Tenant and all Tenant Parties from and against any and all claims (to the extent in excess of any sums reimbursed by insurance or, which would have been so reimbursed if Tenant had maintained the insurance required to be maintained by it hereunder) to the extent that the same arises from (a) the negligence or willful misconduct of Landlord or any Landlord Party, or (b) any breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this lease; together, subject to the provisions of this Section 18.03, with all costs, expenses and liabilities incurred in or in connection with each such claim or any action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. If any such claim is asserted against Tenant and/or any Tenant Party, Tenant shall give Landlord prompt notice thereof. If Landlord shall, in good faith, believe that such claim is or may not be within the scope of the indemnity set forth in this Section then, pending determination of that question, Landlord shall not be deemed to be in default under this lease by reason of its failure or refusal to indemnify and hold harmless Tenant or any Tenant Party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction that such claim was within the scope of the indemnity set forth in this Section 18.03, then Landlord shall be liable for any judgement or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. If the issuer of any insurance policy maintained by Landlord shall assume the defense of any claim then Tenant shall permit such insurance carrier to defend the claim with its counsel and (x) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder), (y) Tenant and all Tenant Parties shall reasonably cooperate, at Landlord's expense, with the insurance carrier in its defense of any such claim, and (z) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party.


                                   ARTICLE 19

                              Damage or Destruction

     19.01. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then, unless this lease is terminated as hereinafter provided in this Article 19, the following provisions shall apply:

            (a) Landlord shall repair the damage to and restore and rebuild the Base Building (inclusive of the Base Building Premises Components) to a condition which is substantially the same condition as (or to a better condition than) the condition of the same immediately prior to the fire or other casualty; excluding, however, (1) those portions of the Base Building which do not affect, or affect only to a de minimis extent, (i) Tenant's use and occupancy of the Premises, (ii) access to the Premises, (iii) the provision of Building Services to the Premises, and (iv) Tenant's ability to perform Alterations which would otherwise be permitted hereunder, and (2) in all events, Tenant's Improvements and Tenant's Property; all such repair, restoration and rebuilding work being herein called the "LANDLORD RESTORATION WORK". Landlord shall commence the Landlord Restoration Work with due diligence after the Landlord Restoration Start Date (as hereinafter defined) and, subject to Events of Force Majeure, shall prosecute the same to completion with diligence and continuity.

            (b) Tenant may, but shall not be required to, perform the Tenant Restoration Work (as hereinafter defined); provided, however, that Tenant shall be required to perform the Tenant Restoration Work to the extent required so that the value of the Tenant's Improvements in the Premises (undamaged or repaired, restored and rebuilt) shall be at least equal to the value of the Tenant's Improvements which would have been in the Premises immediately prior to such fire if the Initial Alterations had been limited to those which were paid for by application of Landlord's Contribution and if Tenant had made no subsequent Alterations in the Premises. As used herein, the "TENANT RESTORATION WORK" shall mean all the repairs, restoration and rebuilding required to restore the Tenant's Improvements to their condition immediately prior to the fire or other casualty. All Tenant Restoration Work shall be deemed Alterations for the purpose of Article 11, and Tenant shall perform all such work in accordance with the provisions thereof, provided, however, that Landlord's approval of the plans therefor shall not be required to the extent the Tenant Restoration Work consists of restoring the same Tenant's Improvements which were damaged or destroyed (unless the same were made in violation of this lease). Tenant shall commence so much of the Tenant Restoration Work as it shall be required by the provisions of this Section 19.01(b) to perform on or prior to the Tenant Restoration Start Date (as hereinafter defined), and, subject to Events of Force Majeure, shall prosecute the same to completion with diligence and continuity. In addition and in all events, Tenant shall move or remove from the Premises, as soon as it is feasible to do so, such salvageable Tenant's Improvements and Tenant's Property as may be reasonably designated by Landlord as necessary for Landlord to perform the Landlord Restoration Work.

            (c) (1) The "LANDLORD RESTORATION START DATE" shall mean the date ten (10) days after the date that Landlord shall first have knowledge of the damage or destruction giving rise to the need for the Landlord Restoration Work; provided, however, that (I) in any case where Landlord is required to designate an Expert (as hereinafter defined) pursuant to Section 19.03 hereof, the "Landlord Restoration Start Date" shall not occur prior to the date that Tenant receives a statement from the Expert setting forth the Section 19.03 Estimated Period (as hereinafter defined) (or, if the Section 19.03 Estimated Period is longer than nine (9) months, then the date that is twenty (20) Business Days after Tenant's receipt of such statement), and (II) in any case where Landlord designates an Expert pursuant to Section 19.04 hereof, the "Landlord Restoration Start Date" shall not occur until the date that Tenant receives a statement from the Expert setting forth the Section 19.04 Estimate (as hereinafter defined) (or, if, by reason of the Section 19.04 Estimate, Landlord shall have a right to terminate this lease pursuant to Section 19.04, the first date that Landlord no longer has such termination right).

                  (2) The "TENANT RESTORATION START DATE" shall mean the Ten Day Date (as hereinafter defined); provided, however, that (I) in any case where Landlord is required to designate an Expert (as hereinafter defined) pursuant to
Section 19.03 hereof, the "Tenant Restoration Start Date" shall not occur prior to the date that Tenant receives a statement from the Expert setting forth the
Section 19.03 Estimated Period (as hereinafter defined) (or, if the Section
19.03 Estimated Period is longer than nine (9) months, then the date that is twenty (20) Business Days after Tenant's receipt of such statement), and (II) in any case where Landlord designates an Expert pursuant to Section 19.04 hereof, the "Tenant Restoration Start Date" shall not occur until the date that Tenant receives a statement from the Expert setting forth the Section 19.04 Estimate (as hereinafter defined) (or, if, by reason of the Section 19.04 Estimate, Landlord shall have a right to terminate this lease pursuant to Section 19.04, the first date that Landlord no longer has such termination right).

                  (3) The "TEN DAY DATE" shall mean the date that is ten (10) Business Days after Landlord shall have substantially completed enough of the Landlord Restoration Work (if any), that Tenant shall be able, in accordance with good construction practices, to commence prosecution of the Tenant Restoration Work (including without limitation any Landlord Restoration Work that is needed to provide Tenant with the access required to commence such Tenant's Restoration Work) and shall have notified Tenant thereof in writing; or if no Landlord Restoration Work is applicable, then the "Ten Day Date" shall be the date ten (10) Business Days after the date on which Tenant first learns of the damage or destruction giving rise to the need for the Tenant Restoration Work.

     19.02. If, on account of fire or other casualty, all or a part of the Premises shall be rendered untenantable (whether as a result of damage or destruction to the Premises or damage or destruction to parts of the Building outside the Premises), then the Fixed Rent, the Tax Payments and the Operating Payments attributable to each portion of the Premises that is so rendered untenantable shall abate for the period (if any) commencing on the date that such portion of the Premises first becomes untenantable and ending on the day preceding the later to occur of the following dates (as applicable):

            (a) the earliest to occur of (i) the date that Tenant shall have substantially completed so much of the Tenant Restoration Work (if any) as is needed to render such portion of the Premises tenantable, (ii) the date that Tenant would have substantially completed so much of the Tenant Restoration Work (if any) as is needed to render such portion of the Premises tenantable, had Tenant, from and after the Tenant Restoration Start Date, prosecuted such work to completion with diligence and continuity (subject to Events of Force Majeure), and (iii) the date that is six (6) months after the Ten Day Date (provided that this subsection (a) shall only be applicable if Tenant Restoration Work is needed to render such portion of the Premises tenantable); and

            (b) the date upon which Landlord shall have substantially completed so much of the Landlord Restoration Work as is needed to allow such portion of the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable (provided that this subsection (b) shall only be applicable if Landlord Restoration Work is needed to render such portion of the Premises tenantable);

provided, however, that the aforesaid abatement period with respect to any portion of the Premises shall not, in any event, extend beyond the day preceding the date that such portion of the Premises becomes tenantable (e.g., if Tenant, or any person claiming by, through or under Tenant, shall re-occupy such portion of the Premises for the purposes demised hereunder, then the aforesaid abatement with respect to such portion of the Premises shall thereupon automatically cease).

     19.03. (a) If, at anytime during the term of this lease, the Building shall be damaged or destroyed by fire or other casualty, and, as a result thereof, 10,000 rentable square feet or more of the Premises are rendered untenantable (whether as a result of damage or destruction to the Premises or damage or destruction to parts of the Building outside the Premises), then the following provisions shall apply:

                  (1) Landlord, within twenty (20) Business Days after Landlord has notice of such damage, shall designate an independent, reputable contractor, registered architect or licensed professional engineer, having at least ten (10) years' experience in the applicable areas of expertise (any such contractor, architect or engineer being herein called an "EXPERT") to act in accordance with the provisions of this Section 19.03, which Expert shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. In any case that Landlord requests Tenant's approval of one or more designated Experts (together with a brief written description of each such entity's qualifications), Tenant, within five (5) Business Days after Tenant's receipt of such request, shall either grant or deny such approval with respect to each such Expert (it being agreed that Tenant's failure to deny such approval of any such Expert in a notice setting forth, in reasonable detail, its reasons therefor, within such five (5) Business Day period shall be deemed an approval of such Expert). Tenant further agrees that if, in connection with any fire or other casualty, an Expert has been approved for substantially similar purposes by a tenant of the Building (other than Tenant) that leases in excess of 300,000 rentable square feet in the Building, then, with respect to such fire or other casualty, Tenant's approval of such Expert shall be deemed given. Within twenty (20) Business Days after an Expert has been approved (or deemed approved) by Tenant, Landlord shall deliver to Tenant a statement prepared by such Expert setting forth such Expert's estimate as to the time period (measured from the date of the fire or other casualty) required for the substantial completion of so much of the Landlord Restoration Work as is needed to allow the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable (the time period so set forth in such estimate is referred to as the "SECTION 19.03 ESTIMATED PERIOD").

                  (2) If the Section 19.03 Estimated Period exceeds nine (9) months from the date of the fire or other casualty, then Tenant may elect to terminate this lease by notice to Landlord given not later than twenty (20) Business Days following receipt of such estimate, which notice shall set forth the date upon which this lease shall terminate, which date shall in no event be less than ten (10) days nor more than twelve (12) months following the date of Tenant's notice (and in no event after the Expiration Date). If Tenant makes such election, then this lease shall terminate upon the termination date set forth in Tenant's notice as if such date was the Expiration Date.

                  (3) If (i) Tenant shall not have elected to terminate this lease pursuant to Section 19.03(a)(2) above (or if Tenant shall not have been entitled to terminate this lease pursuant to Section 19.03(a)(2) above), and
(ii) as of the Section 19.03 Outside Date (as defined below), Landlord shall not have effected the substantial completion of so much of the Landlord Restoration Work as is needed to allow the Premises, subject to the completion of the applicable Tenant Restoration Work, to be made tenantable, then Tenant, as its sole remedy on account thereof, may elect to terminate this lease by notice to Landlord given not later than thirty (30) days following Section 19.03 Outside Date, which notice shall set forth the date upon which this lease shall terminate, which date shall in no event be less than ten (10) days nor more than twelve (12) months after the date of Tenant's notice (and in no event after the Expiration Date). The term "SECTION 19.03 OUTSIDE DATE", with respect to any fire or other casualty, shall mean the later to occur of (I) the date that is sixty days (60) days after the last day of the Section 19.03 Estimated Period, and (II) the date that is nine (9) months after the date of the fire or other casualty; except that the

Section 19.03 Outside Date shall be postponed, but not by more than additional sixty (60) days, by Events of Force Majeure.

            (b) Upon the termination of this lease under any of the conditions provided above in this Section 19.03, Tenant's liability for Fixed Rent, Tax Payments and Operating Payments shall, subject to the provisions of Section 19.02, be prorated and adjusted as of the termination date.

     19.04. (a) If, at anytime during the term of this lease, the Building shall be materially damaged or destroyed by fire or other casualty (whether or not any portion of the Premises is damaged, destroyed or rendered untenantable), then Landlord, at anytime thereafter (but in no event more than sixty (60) days after the date of the fire or other casualty), may designate an Expert to act in accordance with the provisions of this Section 19.04, which Expert shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. In any case that Landlord requests Tenant's approval of one or more designated Experts (together with a brief written description of each such entity's qualifications), Tenant, within five (5) Business Days after Tenant's receipt of such request, shall either grant or deny such approval of each such Expert (it being agreed that Tenant's failure to deny such approval of any such Expert in a notice setting forth, in reasonable detail, its reasons therefor, within such five (5) Business Day period shall be deemed an approval of such Expert). Tenant further agrees that if an Expert has been approved, with respect to any fire or other casualty, for substantially similar purposes by a tenant of the Building (other than Tenant) that leases in excess of 300,000 rentable square feet in the Building, then, with respect to such fire or other casualty, Tenant's approval of such Expert shall be deemed given. At anytime after an Expert has been approved (or deemed approved) by Tenant (but in no event more than thirty (30) days after such Expert was approved or deemed approved), Landlord may deliver to Tenant a statement prepared by such Expert setting forth such Expert's estimate of (i) the time required to fully repair and restore the Base Building (measured from the date of the fire or other casualty) and/or (ii) the cost of such repair and restoration (such estimate being herein called the "SECTION 19.04 ESTIMATE").

            (b) If the Section 19.04 Estimate shall indicate that the full repair and restoration of the Base Building requires either (i) more than twelve
(12) months (measured from the date of the fire or other casualty) or (ii) the expenditure of more than forty (40%) percent of the full insurable value of the Base Building determined as of the date immediately prior to the casualty (which term "FULL INSURABLE VALUE" shall refer to the replacement cost of the Base Building, less the cost of footings, foundations and other structures below the ground level of the Building), then, in either of such events, Landlord may terminate this lease by giving Tenant notice to such effect within twenty (20) Business Days after the date of the Section 19.04 Estimate (but not, in any event, later than ninety (90) days after such fire or other casualty), which notice shall set forth the date for the termination of this lease, which date shall not be less than three (3) months nor more than twelve (12) months from the date of such notice. If Landlord makes such election, then this lease shall terminate on the termination date set forth in Landlord's notice as if the same was the Expiration Date, and the Fixed Rent, Tax Payments and Operating Payments shall, subject to the provisions of Section 19.02, be prorated and adjusted as of such termination date.

     19.05. Except as expressly provided in this Article 19, neither Landlord nor Tenant shall be entitled to terminate this lease on account of damage or destruction by fire or other casualty. Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 19. Landlord shall prosecute the Landlord Restoration Work with diligence and continuity (subject to Force Majeure) and consistent with the provisions of Section 35.15 hereof, and, without limiting the generality of the foregoing, shall use reasonable efforts to complete the applicable portions of any Landlord Restoration Work prior to end of any Section 19.03 Estimated Period; provided, however, that, except as expressly provided in Section 35.15 hereof, in no event shall Landlord ever be obligated to perform any Landlord Restoration Work except during Business Hours on Business Days.

     19.06. Landlord will not be required to carry insurance of any kind on Tenant's Improvements or Tenant's Property and shall not be required to repair any damage to or replace Tenant's Improvements or Tenant's Property.

     19.07. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     19.08. All proceeds of the insurance maintained by Tenant under clause (a) of the first sentence of Section 9.03 with respect to Tenant's Improvements shall be endorsed to, and deposited with, Landlord; such proceeds, together with any interest earned thereon, being herein called the "DEPOSITED PROCEEDS". Landlord shall disburse or retain the Deposited Proceeds in accordance with the following provisions of this Section 19.08:

            (a) If neither Landlord nor Tenant shall terminate this lease pursuant to the provisions of Sections 19.03 or 19.04 hereof, then Landlord, from and after the date that Tenant no longer has any further right to terminate this lease pursuant to Section 19.03 hereof, shall make disbursements of the Deposited Proceeds to Tenant as follows:

                  (1) If Tenant is required pursuant to the provisions of
Section 19.01 to perform any Tenant Restoration Work (such required work being herein called the "REQUIRED TENANT RESTORATION WORK"), Landlord shall (A) first, disburse the Deposited Proceeds to Tenant as reimbursement for the costs and expenses (including hard and soft costs, including without limitation clean-up, rubbish and debris removal, and architectural and engineering fees) incurred by Tenant in the prosecution of such Required Tenant Restoration Work (collectively, the "REQUIRED TENANT RESTORATION COSTS"), such Deposited Proceeds to be disbursed in accordance with the provisions of Section 36.01(a) and (b), mutatis mutandis, except that references therein to (i) "Landlord's Contribution" shall be deemed to mean the Required Tenant Restoration Costs,
(ii) "Initial Tenant Work" shall be deemed to mean the Required Tenant Restoration Work, (iii) "One Million Nine Hundred Ten Thousand Four Hundred Fifty-Nine and 98/100 ($1,910,459.98)" shall be deemed to mean the entire Deposited Proceeds, and (iv) "Tenant's Soft Costs" shall be deemed to mean the soft costs incurred by Tenant in the prosecution of the Tenant Restoration Work. Sections 36.03 and 36.04 shall apply, mutatis mutandis, to the payment of the Deposited Proceeds pursuant to the foregoing provisions of this Section 19.08(a), and (B) second, together with the final disbursement of Deposited Proceeds as reimbursement for the Required Tenant Restoration Costs pursuant to the foregoing provisions, also disburse the balance, if any, of the Deposited Proceeds to Tenant.

                  (2) If there is no Required Tenant Restoration Work, then Landlord shall disburse the entire Deposited Proceeds to Tenant. Such disbursement to Tenant shall be made within thirty (30) days after the date that Tenant no longer has any further right to terminate this lease pursuant to
Section 19.03 hereof.

            (b) If this lease shall be terminated by Tenant pursuant to Section
19.03 hereof, then Landlord (i) may retain the Deposited Proceeds up an amount equal to the Unamortized Contribution Amount as of the date of such termination, and (ii) shall disburse the balance, if any, of the Deposited Proceeds to Tenant. Such disbursement to Tenant, if any, shall be made within thirty (30) days after the date of such termination. As used herein, the "UNAMORTIZED CONTRIBUTION AMOUNT", as of any date, shall mean the principal balance which would be outstanding, as of such date, under a loan (i) advanced on the Rent Commencement Date in an original principal amount equal to Landlord's Contribution, (ii) bearing interest at a rate of 9% per annum, and (iii) providing for combined constant monthly payments of principal and interest sufficient to fully liquidate such loan over the period commencing on the Rent Commencement Date and ending on the Expiration Date.

            (c) If this lease shall be terminated by Landlord pursuant to
Section 19.04 hereof, then Landlord, except to the extent it may have previously disbursed the Deposited Proceeds to Tenant pursuant to Section 19.08(a) above, shall disburse the entire Deposited Proceeds to Tenant. Such disbursement to Tenant shall be made within thirty (30) days after the date of such termination.

                                   ARTICLE 20

                                 Eminent Domain

     20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of the vesting of title in connection with such taking (herein called "DATE OF THE TAKING"), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

     20.02. If any part of the Building or the Land shall be so taken, this lease shall be unaffected by such taking, except that (a) if more than twenty (20%) percent of the Building or if twenty (20%) percent or more of the rentable area of the Premises shall be so taken, then, in either event, Landlord may, at its option, terminate this lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (b) if twenty (20%) percent or more of the rentable area of the Premises shall be so taken and the remaining rentable area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, then Tenant may terminate this lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent, Tenant's Tax Share and Tenant's Operating Share shall be reduced and the Base Tax Amount and Base Operating Amount shall be adjusted, all in the proportion that the area of the Premises taken bears to the total area of the Premises.

     20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this lease or any value attributable to the unexpired portion of the term of this lease and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the term of this lease, except as set forth in the preceding sentence. Tenant may maintain a separate action for Tenant's Property and moving expenses; provided, however, that any award shall not result in a reduction of Landlord's award.

     20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease (any such taking being herein called a "TEMPORARY TAKING"), then (i) this lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due, (ii) Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such temporary taking which represents compensation for the use and occupancy of the Premises, for the temporary taking of Tenant's Improvements, Tenant's Property and for moving expenses, and (iii) Landlord shall be entitled to receive that portion of the award, if any, for such temporary taking which represents reimbursement for the cost of restoring the Premises. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date.

     20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a temporary taking of all or any part of the Premises which does not result in a termination of this lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose (except as provided below)~ shall proceed with reasonable diligence to perform the Landlord's Condemnation Work (as defined below), and (b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall have the right (but shall not be obligated) to perform the Tenant's Condemnation Work (as defined below). The "LANDLORD'S CONDEMNATION WORK" shall mean the work necessary to repair the remaining parts of the Building and the Premises (other than the Tenant's Improvements and Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises. The "TENANT'S CONDEMNATION WORK" shall mean the work necessary to repair the Tenant's Improvements and Tenant's Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.


                                   ARTICLE 21

                                    Surrender

     21.01. On the Expiration Date, or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises pursuant to Article 23, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease or Tenant is not required under this lease to repair or restore, and Tenant (i) shall remove those Tenant's Improvements which it is required to remove pursuant to Article 12 hereof and (ii) shall remove all of the Tenant's Property except as otherwise expressly provided in this lease.

     21.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Underlying Lessor and Mortgagee (of which Tenant has knowledge) whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.


                                   ARTICLE 22

                            Conditions of Limitation

     22.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make a general assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law (and such petition shall not be dismissed within 120 days after its filing), or whenever a petition shall be filed by or against (and if against, such petition shall not be dismissed within 120 days after its filing) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or of or for the property of Tenant, shall be appointed and not removed after a period of 120 days, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24.

     22.02. This lease and the term and estate hereby granted are subject to the further limitations that:

            (a) if Tenant shall default in the payment of any (i) Fixed Rent, and such default shall continue for ten (10) days after notice thereof from Landlord or (ii) Additional Charges, and such default shall continue for a period of fifteen (15) days after notice thereof from Landlord, or

            (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied as soon as reasonably practicable and in any event within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not (x) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and
(z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

            (c) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 7.

Then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten (10) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24.

     22.03. (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

            (b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 7 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) the source of payment of rent and performance of other obligations under this Lease, for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed, and that any such assignee of this lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (ii) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant's Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

            (c) If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C.
Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.


                                   ARTICLE 23

                               Reentry by Landlord

     23.01. If Landlord obtains a court order permitting reentry, or if this lease shall terminate as provided in Article 22, Landlord or Landlord's agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word "reenter", as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24.

      23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     23.03. If this lease shall terminate under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord's option, against any damages payable by Tenant under
Article 24 or pursuant to law.


                                   ARTICLE 24

                                     Damages

     24.01. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease by reason of Tenant's default, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value, discounted to present value at the Article 24 Discount Rate (as defined below), of the excess, if any, of

                  (1) the aggregate amount of the Fixed Rent and the Additional
            Charges under Article 3 which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period (herein called the "COMPUTATION PERIOD") commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, over

                  (2) the aggregate rental value of the Premises for the
            Computation Period; or

            (b) sums equal to the Fixed Rent and the Additional Charges under
     Article 3 which would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the Expiration Date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof should be occupied by Landlord (or, if on other than on an arms' length basis, by Landlord's agents or Affiliates) for the conduct of such party's ordinary business (as distinguished from temporary use for the business of operating and/or leasing the Real Property), then Landlord shall credit Tenant with the fair market rental value of the portion of the Premises so occupied, minus the costs incurred by Landlord (or such agent or affiliate) to prepare such portion for its occupancy.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability or damages or otherwise under this lease.

For the purposes of this Article 24, the "ARTICLE 24 DISCOUNT RATE" shall mean the per annum rate in effect on the first day of the Computation Period, equal to the interest rate on United States Treasury Securities having a maturity date that will occur within the same calendar month as occurs the 60% Day (as defined below). The "60% DAY" shall be the day that occurs the following number of days after the first day of the Computation Period: a number of days equal to the product obtained by multiplying the total number of days in the Computation Period by 0.6. If at any time United States Treasury Securities cease to be issued or actively traded, Landlord, upon written notice to Tenant, shall reasonably designate other obligations backed by the full faith and credit of the United States having such maturities as the instruments to be substituted for such United States Treasury Securities in order to compute the Treasury Rate.

     24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 22, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, except consequential damages. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01, except consequential damages.

     24.03. In addition, if this lease is terminated under the provisions of
Article 22, or if Landlord shall reenter the Premises under the provisions of
Article 23, Tenant agrees that:

            (a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

            (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or the Building, or any part thereof; and

            (c) for the breach of any covenant of Tenant set forth above in this
Section 24.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

     24.04. In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 22, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within five (5) Business Days after the due date therefor, the same shall bear interest at the Interest Rate, from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder.


                                   ARTICLE 25

                               Affirmative Waivers

     25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

     25.02. If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

     25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

     25.04. Tenant shall not interpose any counterclaim of any kind in any summary action or proceeding commenced by Landlord to recover possession of the Premises, other than a counterclaim which states only one or more claims which, if not raised in such action or proceeding, would be irrevocably waived by Tenant.

                                   ARTICLE 26

                                   No Waivers

     26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this lease shall not be deemed a waiver of such breach.

     26.02. If this lease is terminated by Landlord or by Tenant pursuant to any of the terms hereof, Tenant shall not have the right by virtue of any renewal option herein granted to reinstate this lease.


                                   ARTICLE 27

                            Curing Tenant's Defaults

     27.01. If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, any Underlying Lessor or any Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of any applicable notice and cure period. If Landlord effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for Landlord's bond at its sole cost and expense and reimburse Landlord for the cost of Landlord's bond.

     27.02. Bills for any expenses incurred by Landlord or any Underlying Lessor or any Mortgagee in connection with any such performance by it for the account of Tenant, and, if Landlord shall be the successful party in any action or suit, bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord or such Underlying Lessor or Mortgagee under this Section and/or Section 27.01 (at the Interest Rate) may be sent by Landlord or such Underlying Lessor or Mortgagee to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills.


                                   ARTICLE 28

                                     Broker

     28.01. Landlord and Tenant each covenant, warrant and represent to the other that no broker except Cushman & Wakefield, Inc. and Equis Corporation (collectively, the "BROKERS") was instrumental in bringing about or consummating this lease and that they have had no conversations or negotiations with any broker except the Brokers concerning the leasing of the Premises. Landlord and Tenant each agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by that party with any broker other than the Brokers. Landlord agrees to pay the Brokers pursuant to a separate agreements.


                                   ARTICLE 29

                                     Notices

     29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either Landlord or Tenant pursuant to this lease or pursuant to any applicable law or requirement of public authority (collectively, "NOTICES") shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States or (ii) overnight courier service, addressed, in either event, to the other party at the address hereinabove set forth (except that after the Business Occupancy Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the Business Day after the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed or when delivered by overnight courier service; provided, however, that notices of default given by one party hereto to the other shall be deemed to have been given, rendered or made on the day when actually receipted by the sendee (or if the sendee refuses to accept such notice, then on the day on which the sendee refused to accept delivery of such notice). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, (a) with respect to a default or termination of this lease, an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above, and
(b) requests for Overtime AC, Overtime Heat, Overtime Ventilation or Overtime Freight Elevator Service may be hand delivered to the applicable Building Office.

     29.02. Notices hereunder from Landlord to Tenant may be given by Landlord's managing agent, if any, or Landlord's attorney.

     29.03. A duplicate copy of all notices sent by Tenant to Landlord shall be sent to Landlord at each of the following addresses: (i) Building Office, Ground Floor, One Chase Manhattan Plaza, New York, New York 10081, Attention: Building Manager; and (ii) Real Estate Resources, 4 Chase MetroTech Center, 17th Floor, Brooklyn, New York 11245, Attention: Vice President.


                                   ARTICLE 30

                             Estoppel Certificates

     30.01. Each party agrees, at any time and from time to time, on or prior to the tenth day following a written request by the other party, to execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer shall have knowledge and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include or confirm in any such statement (i) the extent, if any, to which Landlord's Work has not theretofore been completed, and/or (ii) such other Information concerning this lease and known to Tenant as Landlord may reasonably request.

                                   ARTICLE 31

                                   Definitions

     31.01. For the purposes of this lease, the following terms have the meanings indicated:

            "ADJUSTED BY CPI" shall mean that the amount in question shall be adjusted on each anniversary of the date hereof by adding to such amount in question (as of the date hereof) an amount equal to the product of (i) such amount, multiplied by (ii) the percentage of increase, if any, in the Consumer Price Index for the month in which the applicable anniversary of the date hereof occurs, over the Consumer Price Index for the month in which shall occur the date hereof. "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York-Northeastern New Jersey Area (1982-84 =
100), or any successor index thereto, appropriately adjusted; provided that if there shall be no successor index, a substitute index shall be reasonably selected by Landlord.

            "AFFILIATE", of any person, shall mean a corporation, partnership or other entity which controls, is controlled by or is under common control with such person.

            "AND/OR" when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

            "BASE BUILDING" shall mean (i) the structural elements of the Real Property, (ii) the walkways, plazas, stairways and all other improvements or landscaping on the Land, (iii) the pedestrian and freight and service entrances to the Building, (iv) the Building's ground floor lobbies and all equipment, improvements and fixtures therein, (v) the common and service areas of the Real Property used by or available to tenants and occupants, and all equipment, improvements and fixtures therein, (vi) the Building's core and its shafts, stacks, pipes, ducts and other conduits and all other areas of the Building located outside of the Premises and other leasable areas of the Building, and all equipment, improvements and fixtures therein, (viii) the Building Systems and all other facilities and equipment which are used for the provision of Building Services (whether or not located in the Premises), (ix) the Core Lavatories (whether or not included in the Premises), and (x) the elevator lobby and common corridors on any multi-tenant floor and all equipment, improvements and fixtures in such lobby and corridors; excluding, however, in all events, Tenant's Improvements and Tenant's Property as well as the improvements and betterments, and the moveable personal property, of other tenants of the Building.

            "BASE BUILDING PREMISES COMPONENTS" shall mean (I) all components of the Base Building which are within or bounding the Premises (including without limitation the structural elements bounding the Premises) and (II) all other components of the Base Building which are located on one or more floors on which the Premises are located and which exclusively serve the Premises.

            "BUILDING SERVICES" shall mean the services required to be furnished to Tenant pursuant to the provisions of Article 14 or 15 hereof.

            "BUILDING SYSTEMS" shall mean the electrical, HVAC, condenser water, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, fire control, alarm and prevention systems, elevator, escalator, window washing, waste compacting and removal, lighting, life safety and security systems of the Building (together with all related equipment), brought to (and including), but not beyond, the perimeter point of distribution to the Premises (or other leasable area) or the perimeter point of connection to Tenant's Improvements (or the improvements and betterments of any other tenant); provided, however, that all components of the Building's perimeter HVAC systems (including the units and controls located in the Premises or any other leasable area) and all components of the Building's sprinkler system up to and including the main sprinkler loop on each floor and all components of the Building's plumbing system in or serving the Core Lavatories shall be deemed to be included in such term; excluding, however, in all events, Tenant's Improvements and Tenant's Property (as well as the improvements and betterments, and the moveable personal property, of any other tenants of the Building). In the case of the Building's electrical system, the aforesaid point of distribution shall be the electrical panels on the thirty-seventh (37th) floor of the Building (or the corresponding electrical panels on any other floor).

            "CONTROL" shall mean (i) in the case of a corporation, either (A) ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, or (B) the power to direct the management and policies of such corporation, (ii) in case of a partnership or joint venture, either (x) ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership (or similar) interests therein, or (y) the power to direct the management and policies of such partnership or joint venture, and (iii) in the case of any other entity, either (x) ownership, directly or indirectly, of at least fifty (50%) percent of all the equity or other beneficial interest(s) therein, or (y) the power to direct the management and policies of such entity.

            "CORE LAVATORIES" shall mean (a) the Building's lavatories located on the floor(s) of the Building on which the Premises are located and which are in existence of the date hereof (including all toilets, urinals, partitions, flooring, tiling, sinks, piping, counters, soap dispensers, towel dispensers, trash disposal containers, and other hardware, fixtures and equipment within or serving the same from time to time), and (b) slop sinks located on the floor(s) of the Building on which the Premises are located and which are in existence on the date hereof (including the slop sinks and other hardware, fixtures and equipment within or serving the same from time to time).

            "FORCE MAJEURE" and/or "EVENT(S) OF FORCE MAJEURE" shall mean fire, casualty, any strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control, as the case may be; or any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or municipality serving the Building with electricity or water (provided such public utility's act or omission was not due to Landlord's or Tenant's willful misconduct, negligence or failure to remit payment to such public utility or municipality), or for any other reason whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control, as the case may be. A party's inability to pay money or to obtain funding or financing shall not constitute Force Majeure or an Event of Force Majeure.

            "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular Article or section, unless expressly so stated.

            "GUARANTOR" shall mean The Van Kampen Merritt Companies, Inc., as guarantor under that certain Guaranty dated as of even date herewith, together with any successor thereto under such Guaranty. For purposes of Sections 7.02 and 11.12 hereof, the "net worth" of the Guarantor, in order to avoid double counting, shall be determined exclusive of any part of Guarantor's assets which consist of the stock of, or other ownership interest in, Tenant.

            "INITIALLY DEMISED PREMISES" shall mean the Premises as initially demised as set forth in Section 1.02 hereof.

            "INTEREST RATE," when used in this lease, shall mean an interest rate equal to two percent (2%) above the so-called annual "Base Rate" of interest established and approved by The Chase Manhattan Bank (National Association), from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

            "LANDLORD" shall mean only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein accruing during the period it is the holder of Landlord's interest under this lease.

            "LANDLORD PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Landlord or of any partner or member of any partnership constituting Landlord, disclosed or undisclosed,
(2) any Underlying Lessor and any principal, partner, member, officer, stockholder, director, employee or agent thereof, or (3) any Mortgagee and any principal, partner, member, officer, stockholder, director, employee or agent thereof; and "LANDLORD PARTIES" shall have the corresponding plural meaning.

            "LANDLORD SHALL HAVE NO LIABILITY TO TENANT" or "THE SAME SHALL BE WITHOUT LIABILITY TO LANDLORD" or "WITHOUT INCURRING ANY LIABILITY TO TENANT THEREFOR", or words of similar import shall mean (unless expressly set forth herein to the contrary) that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Premises.

            "LAWS AND REQUIREMENTS OF ANY PUBLIC AUTHORITIES" and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

            "MORTGAGE" shall include a mortgage and/or a deed of trust, and the term "HOLDER OF A MORTGAGE" or "MORTGAGEE" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

            "PERSON" shall mean any natural person or persons, a partnership, corporation, and any other form of business or legal association or entity.

            "REQUIREMENTS OF INSURANCE BODIES" and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

            "SIMILAR BUILDINGS" shall mean buildings which contain in excess of one million rentable square feet and which are of an age and construction similar to the Building, and which are located in the downtown Manhattan business district; it being understood that all references to "Similar Buildings" shall allow for differences amongst the Building and other such buildings based upon the different facilities and features thereof.

            "STRUCTURAL ELEMENTS" shall mean the roof, the slabs, the beams, columns, girders and other structural members and connections, the interior and exterior of all exterior walls, window frames and windows and all other parts of the Building's structure and supports.

            "TENANT" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease.

            "TENANT PARTY" shall mean (1) any principal, partner, member, officer, stockholder, director, employee or agent of Tenant or of any partner or member of any partnership constituting Tenant, disclosed or undisclosed, and (2) any subtenant of Tenant or any other party claiming by, through or under Tenant, and any principal, partner, member, officer, stockholder, director, employee or agent of such subtenant or such other party; and "TENANT PARTIES" shall have the corresponding plural meaning.

            "TENANT NAMED HEREIN" shall mean McCarthy, Cristani & Maffei, Inc., a New York corporation. "ORIGINAL TENANT" shall mean the Tenant Named Herein and any immediate or remote assignee under one or more assignments under Section 7.02(b) hereof.

            "UNITED STATES TREASURY SECURITIES" shall mean obligations of the United States Government Treasury, yields for which obligations are reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates.

            "UNTENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that (i) the Premises, or such portion thereof, is not being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder, and
(ii) either (x) the Premises, or such portion thereof, is not reasonably capable of being occupied by Tenant (or any Tenant Party) for the purposes demised hereunder in a reasonable manner, or (y) the Premises, or such portion thereof, is not accessible by means of adequate passenger elevator service; and "TENANTABLE", when used with respect to the Premises, or any portion thereof, shall mean that the Premises, or such portion thereof, are not untenantable.

            "VKM" shall mean Van Kampen Merritt, Inc., an existing Affiliate of Tenant to which Tenant intends to sublease a portion of the Premises pursuant to
Section 7.02(c)(1), and any successor to Van Kampen Merritt, Inc., as subtenant under any such sublease from Tenant, pursuant to the provisions thereof contemplated by Section 7.13(d)(2).


                                   ARTICLE 32

                         No Representations by Landlord

     32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith.


                                   ARTICLE 33

                           Tenant's Termination Rights

     33.01. Subject to and in accordance with the provisions of this Article 33, Tenant shall have two separate rights to terminate this lease (herein respectively called "TERMINATION RIGHT I" and "TERMINATION RIGHT II" and collectively called the "TERMINATION RIGHTS"), effective as of (a) in the case of Termination Right I, November 30, 1999 (the "FIRST EARLY TERMINATION DATE") and (b) in the case of Termination Right II, November 30, 2004 (the "SECOND EARLY TERMINATION DATE").

     33.02. Tenant may exercise either Termination Right only by giving written notice thereof (in either case, the "TENANT'S TERMINATION NOTICE"), which notice shall (i) be received by Landlord on or prior to (a) in the case of the exercise of Termination Right I, November 30, 1998 (time being of the essence), and (b) in the case of the exercise of Termination Right II, November 30, 2003 (time being of the essence), and (ii) be accompanied by Tenant's good and sufficient check in the amount of (x) in the case of the exercise of Termination Right I, a termination fee of Two Million Six Hundred Seven Thousand Eight Hundred Twenty-Six and 25/100 ($2,607,826.25) Dollars, or (y) in the case of the exercise of Termination Right II, a termination fee of Five Hundred Thirty-Three Thousand Nine Hundred Eighty-Three and 48/100 ($533,983.48) Dollars. The payment of either such termination fee shall be payable as Additional Charges hereunder. Notwithstanding the foregoing, Landlord, at its option, may render any Tenant's Termination Notice null and void (and, accordingly, such notice shall not be effective to exercise the Termination Right it purports to exercise), if, on the date Landlord receives such notice, a monetary Event of Default shall have occurred and is then continuing (it being agreed that if Landlord shall render a Tenant's Termination Notice null and void, then Landlord shall return to Tenant the termination fee delivered therewith, less, at Landlord's option, any Fixed Rent or Additional Charges then due and owing).

     33.03. If Tenant timely exercises either Termination Right in accordance with Section 33.02 above and timely pays the applicable termination fee in accordance with Section 33.03 above, then, as of the First Early Termination Date or Second Early Termination Date, as the case may be, this lease shall terminate and end as fully and completely as if the First Early Termination Date or Second Early Termination Date, as the case may be, was the Expiration Date. Accordingly, and without limiting the generality of the foregoing, (i) on or prior to the First Early Termination Date or Second Early Termination Date, as the case may be, Tenant shall (and shall cause each Tenant Party) vacate the Premises in accordance with the provisions of this lease, and (ii) as of the First Early Termination Date or Second Early Termination Date, as the case may be, Fixed Rent and Additional Charges shall be apportioned in the same manner and to the same extent as if the First Early Termination Date or Second Early Termination Date, as the case may be, was the Expiration Date.


                                   ARTICLE 34

                                    Holdover

     34.01. (a) If Tenant shall remain in possession of any portion of the Premises after the expiration or earlier termination of this lease, then Tenant shall be deemed a holdover tenant and shall be liable to Landlord for rent, or a charge in respect of use and occupancy, at a per diem rate computed at 150% of the rate of Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period). In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

            (b) Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to Section 34.01(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 223-c of the Real Property Law of the State of New York.

            (c) If Tenant shall remain in possession of any portion of the Premises after the expiration or earlier termination of this lease, then Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.


                                   ARTICLE 35

                    Miscellaneous Provisions and Definitions

     35.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. If Tenant shall at any time request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting.

     35.02. Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 35.02 shall not be construed as modifying the conditions of limitation contained in Article 22.

     35.03. Tenant shall look only to Landlord's estate and interest in the Land and the Building for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

     35.04. (a) The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction to the extent that Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of Force Majeure.

            (b) The obligations of Landlord hereunder shall be in no wise affected, impaired or excused, nor shall Tenant have any liability whatsoever to Landlord, to the extent that Tenant is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of Force Majeure and nor shall the same give rise to any default or conditional limitation under
Article 22.

            (c) If this lease specifies a time period for performance of an obligation by any party, that time period shall be extended by the period of any delay in such party's performance caused by Force Majeure, except that (i) in any instance under this lease in which either party has a termination, cancellation, rescission or revocation right, the dates on which or the circumstances under which such party may exercise such right shall not be affected even if the other party suffers Force Majeure (except to the extent expressly so provided), (ii) in any instance under this lease in which Tenant has the right to an abatement of, or a credit against, Fixed Rent or Additional Charges, the dates in respect of which, the circumstances under which and the amount of such abatement shall not be affected even if Landlord suffers Force Majeure (except to the extent expressly so provided), and (iii) the date on which any party must furnish any notice or information, make any election, or exercise any right shall not be affected even if such party suffers Force Majeure (except to the extent expressly so provided).

     35.05. The obligations of Landlord and Tenant with respect to all periods prior to the expiration or other termination of this lease, including without limitation the obligation to pay, and/or to refund overpayments of, Fixed Rent and Additional Charges, shall survive the expiration or other termination of this lease.

     35.06. Tenant shall not record this lease, any instrument modifying this lease or any memorandum hereof or thereof.

     35.07. If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages or any other remedy for any such failure or refusal by Landlord to grant its consent or approval; provided, however, that in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval, or where as a matter of law Landlord may not unreasonably withhold its consent or approval, Tenant shall have the right, as its sole and exclusive remedies, to dispute Landlord's failure or refusal to grant its consent or approval either (i) by prosecuting an action for specific performance, injunction and/or damages (provided that Tenant shall be entitled to damages if and only if Landlord acted in bad faith in failing or refusing to grant its consent or approval) or (ii) by submitting such dispute to arbitration in accordance with Article 40 hereof. The remedies described in clause (i) and in clause (ii) of the preceding sentence are mutually exclusive. Tenant may elect the remedy set forth in clause (ii) above only by sending written notice thereof to Landlord within fifteen (15) Business Days after Tenant's receipt of the applicable denial of the consent or approval by Landlord, and, in each such case, the sole issue to be resolved by such arbitration shall be whether Landlord's denial of consent or approval was reasonable.

     35.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as is reasonably necessary to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this lease.

     35.09. Landlord represents that the floor load per square foot which the floor of the Premises is designed to carry, and is capable of carrying, is fifty
(50) pounds per square foot live load. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the Certificate of Occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry or which such floor is reinforced to carry. All heavy material and/or equipment must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

     35.10. The submission by Landlord of this lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

     35.11. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

     35.12. If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty
(30) days after being billed.

     35.13. (a) Tenant represents and warrants that this lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

            (b) Landlord represents and warrants that this lease has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

     35.14. If any sales or other tax is payable with respect to any cleaning or other services which Tenant purchases directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

     35.15. (a) Landlord shall use reasonable efforts to (i) conduct (or cause to be conducted) any entry into the Premises permitted under this lease and (ii) perform (or cause to be performed) any work performed by Landlord pursuant to the terms hereof (including any work necessary to alleviate or minimize the duration of any stoppage or interruption of Building Services), in a manner so as to minimize the inconvenience or interference with the operation of Tenant's business in the Premises that may occasioned thereby. Landlord, however, shall not be obligated to continuously perform any such work and shall not be liable for any interruptions of such work nor shall Landlord, except as expressly provided in
Section 35.15(b) below, be obligated to employ contractors or labor outside of Business Hours on Business Days.

            (b) If (i) Landlord shall perform work in the Premises or on the floor(s) of the Building on which the Premises are located, and (ii) Tenant furnishes Landlord with a statement requesting that Landlord perform such work (or specifically identified portions thereof) on an overtime basis, then (A) Landlord shall perform such work (or specifically identified portions thereof) on such overtime basis (provided, that (x) doing so will not have an adverse impact on other tenants of the Building, and (y) overtime labor is reasonably available, and provided, further, that, if Tenant's aforesaid request is received by Landlord after Landlord has either commenced the work in question or made arrangements with respect to the timing thereof, then Landlord need only perform such work on an overtime basis to the extent it can reasonably do so without disruption of such work), and (B) Tenant, within thirty (30) days after its receipt of a demand therefor, shall pay to Landlord, as Additional Charges, all of the costs Landlord incurs in connection with the performance of such work on an overtime basis, including, without limitation, all the costs of any standby personnel required in connection therewith (including, without limitation, operating engineers and stand-by electricians).

     35.16. Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Real Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Real Property.

     35.17. Tenant agrees to keep, and cause its employees and agents to keep, all provisions of this lease confidential and shall not disclose same to any other person, other than as and when required by law, or to its accountants, attorneys, assignees and subtenants, or to real estate brokers or consultants advising Tenant.

     35.18. Notwithstanding anything to the contrary contained in this lease, during the continuance of any default by Tenant beyond any applicable notice and cure period, Tenant shall not be entitled to exercise any expansion or renewal rights or options, or to receive any funds or proceeds being held, under or pursuant to this lease. If such default is cured prior to termination of this Lease, Tenant shall then become entitled to exercise or receive the same. If this lease is terminated prior to such default being cured, such funds shall be credited against any sums due or becoming due to Landlord hereunder.

     35.19. Landlord represents that, to the best of its knowledge, there are no asbestos-containing materials within the Premises. If any asbestos-containing materials are found within the Premises (other than any such materials installed by Tenant) and the same are required to be removed, encapsulated or otherwise treated by any law or requirement of public authorities, then Landlord, promptly after notice from Tenant in respect thereof, shall remove, encapsulate or otherwise treat the same in accordance with such law or requirement of public authorities.

     35.20. This lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the "DECLARATION") which shall be recorded in order to convert the Land and improvements erected thereon to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Landlord, shall enter into an amendment of this lease confirming such subordination and modifying this lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Tenant's Tax Share and Tenant's Operating Share and appropriate reductions in the Base Tax Amount and Base Operating Amount, provided that such modifications shall be reasonably acceptable to Tenant and shall not increase the amounts payable by Tenant under this lease.


                                   ARTICLE 36

                             Landlord's Contribution

     36.01. Landlord shall reimburse Tenant for the cost (incurred by Tenant or any Affiliates of Tenant) of the Initial Tenant Work (as defined below) and Tenant's Soft Costs (as defined below) in an aggregate amount equal to the lesser of (i) the cost of the Initial Tenant Work plus Tenant's Soft Costs and
(ii) One Million Nine Hundred Ten Thousand Four Hundred Fifty-Nine and 98/100 ($1,910,459.98) Dollars (which lesser amount between the amount described in clause (i) above and the amount described in clause (ii) above being herein called the "LANDLORD'S CONTRIBUTION") upon the terms and conditions hereinafter set forth:

            (a) Landlord shall make interim disbursements of Landlord's Contribution to Tenant, from time to time during the progress of the Initial Tenant Work, but no more frequently than once a month, in amounts equal to ninety (90%) percent of the cost of such Initial Tenant Work theretofore incorporated into the

Premises less the amount of the interim disbursements of Landlord's Contribution theretofore made by Landlord hereunder; provided, however, that in no event shall the aggregate of all interim disbursements under this Section 36.01(a) exceed ninety (90%) of One Million Nine Hundred Ten Thousand Four Hundred Fifty-Nine and 98/100 ($1,910,459.98) Dollars. Each disbursement shall be made by Landlord within thirty (30) days after Landlord's receipt of a request therefor from Tenant, which request shall be accompanied by (I) evidence reasonably satisfactory to Landlord establishing that all sums due and owing to Tenant's general contractor in excess of thirty (30) days have been paid, including lien waivers from Tenant's general contractor with respect to the sums paid to Tenant's general contractor, and (II) a certificate from a licensed architect or engineer employed by Tenant to supervise the construction and performance of the Initial Tenant Work certifying (x) the cost of such Initial Tenant Work incorporated into the Premises, or incorporated into the Premises since the last request, or (y) the amount requested from Landlord and that such amount is then due and payable from Tenant or has theretofore been paid by Tenant.

            (b) The balance of Landlord's Contribution, if any, shall be disbursed to Tenant within thirty (30) days after the completion of the Initial Tenant Work and Landlord's receipt of a notice from Tenant (the "FINAL CONTRIBUTION REQUEST"), stating that such Initial Tenant Work has been completed, which notice shall be accompanied by (I) evidence reasonably satisfactory to Landlord establishing that all sums due and owing to contractors, subcontractors and materialmen have been paid, including final lien waivers (or, as to any disputed sums which do not exceed $90,000 in the aggregate, evidence reasonably satisfactory to Landlord as to the amount of such disputed sums does not exceed $90,000 in the aggregate), (II) a certificate of the licensed architect or engineer employed by Tenant to supervise such Initial Tenant Work certifying (x) the total cost of the Initial Tenant Work and Tenant's Soft Costs, and (y) that the Initial Tenant Work has been performed and completed in accordance with the provisions of this lease and the plans and specifications theretofore approved by Landlord, and (III) evidence that all governmental authorities (including, without limitation, the New York City Department of Buildings) have issued final approval of the work as built and occupancy of the Premises.

     36.02. As used herein, "INITIAL TENANT WORK" shall be deemed to mean the Initial Alterations (inclusive of all fixtures, improvements and appurtenances attached to or built into the Premises in accordance with Tenant's plans and specifications), and shall not include movable partitions, business and trade fixtures, office machinery, business equipment, furniture, furnishings and other articles of personal property. As used herein, "TENANT'S SOFT COSTS" shall be deemed to mean the fees and expenses of Tenant's architect and engineer incurred, in each case, with respect to the Initial Tenant Work, and the moving expenses incurred in connection with Tenant's move into the Premises.

     36.03. The right to receive reimbursement for the cost of Initial Tenant Work and Tenant's Soft Costs as set forth in this Article 36 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

     36.04. If Landlord shall default under the provisions of Section 36.01 hereof by failing to disburse the Landlord's Contribution, or any portion thereof, in accordance with the provisions of Section 36.01 hereof, then Tenant may furnish to Landlord a written notice setting forth such default, which notice shall indicate the portions of Landlord's Contribution then due and owing to Tenant, and expressly refer to and set forth, verbatim, the provisions of this Section 36.04. If Landlord fails to pay the portions of Landlord's Contribution then due and owing on or prior to the date thirty (30) days after Landlord's receipt of the aforesaid notice, then Tenant, thereafter, shall have the right to offset such amounts against the Fixed Rent and Additional Charges next becoming due under this lease.

     36.05. (a) Tenant, as part of the Initial Alterations, shall, in accordance with the provisions of Article 11 hereof (including without limitation Sections
11.02 and 11.04 hereof), furnish and install the main sprinkler loop for the 37th floor of the Building in accordance with all laws and requirements of public authorities. Landlord shall reimburse Tenant the reasonable out-of-pocket costs incurred by Tenant to so furnish and install such sprinkler loop, up to an aggregate maximum reimbursement of $15,000. Such reimbursement shall be made within thirty (30) days after Tenant's submission to Landlord of a written request therefor, which request shall be accompanied by paid invoices.

            (b) Tenant, in accordance with the provisions of Article 11 hereof (including without limitation Sections 11.02 and 11.04 hereof), shall be responsible to perform its "tie-in" work to tie-in to the Building's Class E System through the DGP installed as part of Landlord's Work. If the reasonable out-of-pocket costs incurred by Tenant to perform such tie-in work shall exceed $2,000, then Landlord shall reimburse Tenant such excess. Such reimbursement shall be made within thirty (30) days after Tenant's submission to Landlord of a written request therefor, which request shall be accompanied by paid invoices.


                                   ARTICLE 37

                                  Option Space

     37.01. Landlord, once during the term of this lease, shall give Tenant a written notice (herein called the "OPTION NOTICE"), which notice shall (i) describe certain office space within the Building (the location of which office space within the Building shall be determined by Landlord in its sole discretion, provided, that such space shall be located on a floor of the Building above the 34th floor of the Building), which office space shall (x) consist of between 4000 and 8000 contiguous rentable square feet, (y) be commercially reasonable in shape and configuration, and (z) contain an amount of exterior window space which bears substantially the same ratio to the rentable area of the Option Space, as the total amount of exterior window space on the floor on which the Option Space is located bears to the rentable area of such floor (such office space being herein called the "OPTION SPACE"), (ii) be accompanied by a floor plan delineating the Option Space, (iii) set forth Landlord's good-faith determination of the Option Space Rentable Area (as hereinafter defined), and (iv) set forth the date upon which Landlord anticipates being able to deliver the Option Space to Tenant (the "OPTION SPACE SCHEDULED DATE"), which date shall not be less than six (6) months and not more than twelve (12) months from the date of the Option Notice, and which date shall be between the fifth (5th) anniversary and the seventh (7th) anniversary of the Commencement Date (it being agreed that, at the time that Landlord serves the Option Notice, Landlord shall have, or reasonably believe that it has, a contractual right to possession of the Option Space as of the Option Space Scheduled Date); provided, however, that Landlord shall have no obligation to deliver the Option Notice if either (I) prior to the delivery of the Option Notice, this lease shall be terminated or cancelled for any reason whatsoever, or (II) at anytime during the term of this lease after the substantial completion of the Initial Alterations and prior to the delivery of the Option Notice, the Outside Occupancy Percentage (as hereinafter defined) shall be greater than fifty (50%) percent, or (III) at anytime during the term of this lease after the substantial completion of the Initial Alterations and prior to the delivery of the Option Notice, (x) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by Original Tenant, and (y) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by VKM. As used in this lease, the term "OUTSIDE OCCUPANCY PERCENTAGE" shall refer to a fraction, expressed as percentage (x) the numerator of which is the number of rentable square feet in all Recaptured Space and in all portions of the Premises then subject to any sublease, other than a sublease made pursuant to Section 7.02, and (y) the denominator of which is number of rentable square feet in the Initially Demised Premises and all Option Space and Available Space theretofore having become a part of the Premises. Subject to the provisions of this Article 37, the Option Notice shall constitute a one-time non-recurring offer by Landlord to Tenant to lease all (and not less than all) of the Option Space upon the terms and conditions set forth in this Article 37.

     37.02. If Tenant desires to lease the Option Space upon the terms and conditions set forth in this Article 37, then Tenant, within twenty (20) Business Days after Landlord shall delivered the Option Notice (time being of the essence), shall deliver to Landlord a written notice to such effect (herein called the "OPTION SPACE ACCEPTANCE NOTICE"); provided, however, that the Option Space Acceptance Notice shall automatically be null and void if this lease shall have theretofore been terminated or cancelled for any reason whatsoever, and Landlord, at its option, by notice to Tenant given no later than ten (10) Business Days after Landlord's receipt of Tenant's Option Space Acceptance Notice, may render the Option Space Acceptance Notice null and void if, at the time that Landlord receives the same, (i) a monetary Event of Default shall have occurred and is then continuing, or (ii) the Outside Occupancy Percentage shall be greater than fifty (50%) percent, or (iii) (x) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by Original Tenant, and (y) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by VKM. If Tenant shall fail to timely and properly deliver the Option Space Acceptance Notice in accordance with this Section 37.02 or Landlord shall render the Option Space Acceptance Notice null and void in accordance with this Section 37.02, then, in either event, Tenant shall be conclusively deemed to have waived any rights it may have to lease the Option Space, and Tenant shall have no further rights and Landlord shall have no further obligations under this Article 37.

     37.03. If Tenant shall timely and properly deliver the Option Space Acceptance Notice in accordance with the provisions of Section 37.02 above (and Landlord shall not render the same null and void in accordance with the provisions of Section 37.02 above), then, effective as of the Option Space Commencement Date (as hereinafter defined), the Option Space shall become, and be deemed to comprise, part of the Premises upon all the then executory terms hereof (including without limitation the Expiration Date), subject to and upon the following terms and conditions:

            (a) The Fixed Rent shall be increased by, and shall thereby include, the Option Space Fixed Rent (as hereinafter defined). The "OPTION SPACE FIXED RENT", for any part of the term of this lease, shall mean a per annum amount equal to the product of (x) the number rentable square feet in the Option Space Rentable Area, multiplied by (y) the Annual Rate Per RSF (as hereinafter defined) for such part of the term of this lease. The "ANNUAL RATE PER RSF" shall mean (I) $28 per annum, for that part of the term of this lease occurring between the Commencement Date and November 30, 1999 (both dates inclusive), (II) $32.25 per annum, for that part of the term of this lease occurring between December 1, 1999 and November 30, 2004 (both dates inclusive), and (III) $37.50 per annum, for that part of the term of this lease occurring between December 1, 2004 and the Expiration Date (both dates inclusive).

            (b) Tenant's Operating Share and Tenant's Tax Share, respectively, shall be appropriately increased by operation of the provisions of Sections 3.01(n) and 3.01(o), respectively, based upon the Option Space Rentable Area. It is specifically understood that the Base Tax Amount and Base Operating Amount shall be the same for the Option Space as for the Premises originally demised hereunder.

            (c) Article 14 hereof shall apply to the Option Space upon and subject to the following provisions: (i) Tenant, at Tenant's expense as part of the Initial Option Space Work (as hereinafter defined), shall install one or more "Tenant's Submeters" for the Option Space to measure Tenant's demand and consumption of electricity in the Option Space, (ii)
     Section 14.02 shall apply separately to the Option Space, and, in respect thereof, (x) the separate "Committed Electrical Service Level" for the Option Space shall be a level of not less than six and one-half (6-1/2) watts multiplied by the number of rentable square feet in the Option Space Rentable Area, (y) such separate electrical capacity shall be made available to Tenant at one or more points on the floor of the Building on which the Option Space is located, and (z) Section 14.02(c) shall not apply to the Option Space, and (iii) until such time as such "Tenant's Submeters" are installed for the Option Space, the last two (2) sentences of Section
     14.03 shall apply separately to the Option Space.

            (d) Article 15 hereof shall apply to the Option Space upon and subject to the following provisions: (i) Section 15.01(a) and the other provisions of Article 15 dealing with the Business Occupancy Date shall apply separately to the Option Space (and thus reflect a separate "Business Occupancy Date" for the Option Space, which shall be the date for the commencement of certain services to the Option Space as more particularly provided in Article 15), and (ii) Section 15.04 shall apply separately to the Option Space, and, in respect thereof, (x) the "Allotted SCW Capacity", for the Option Space, shall be a number of tons of condenser water equal to
     (A) one (1) ton multiplied by the number rentable square feet in the Option Space Rentable Area, divided by (B) 1,000, and (y) the "SCW Distribution Point", for the Option Space, shall mean a point in the Building's core on the floor of the Building on which the Option Space is located, which point shall be designated by Landlord.

            (e) In no event shall any of the following provisions of this lease apply to the Option Space: (i) Article 4 hereof (it being understood that the provisions of Section 37.04 below shall apply in lieu thereof), (ii)
     Article 36 hereof (except as and to the extent provided in Section 37.05 below), and (iii) any provisions providing for a free rent period or period of rent abatement in respect of Fixed Rent, Tax Payments or Operating Payments (it being understood that the provisions of Section 37.06 shall apply in lieu thereof).

     37.04. (a) Landlord shall deliver and Tenant shall accept the Option Space in its "as is" condition as of the date of the Option Space Acceptance Notice, subject to ordinary wear and tear to the Option Space occurring between such date and the date of delivery; provided, however, that on the date of such delivery (i) the Option Space shall be fully demised in accordance with all laws and requirements of public authorities, (ii) the Option Space shall be served by an operational sprinkler loop conforming to all laws and requirements of public authorities, and (iii) the Option Space shall be in a condition which, if the same were demised on the date hereof, would permit Landlord to obtain an ACP-5 with respect thereto. Section 2.02 hereof, including Section 2.02(c) hereof, shall apply to the Option Space.

            (b) The "OPTION SPACE COMMENCEMENT DATE" shall be the later to occur of (i) the Option Space Scheduled Date, and (ii) the day on which Landlord actually delivers exclusive possession of the Option Space to Tenant in accordance with the provisions of subsection (a) above.

            (c) Landlord shall use reasonable efforts to deliver possession of the Option Space to Tenant in accordance with the provisions of subsection (a) above on or prior to the Option Space Scheduled Date. Landlord's obligation to use reasonable efforts shall include an obligation to institute and prosecute a holdover or other appropriate proceeding against any holdover tenant or occupant of the Option Space, unless (i) Landlord reasonably believes that the holding over in question will not delay its delivery of the Option Space to Tenant beyond the Option Space Scheduled Date, or (ii) Landlord reasonably believes that the institution or prosecution of such a proceeding, as the case may be, will not result in such holdover tenant or occupant vacating of the Option Space on a significantly earlier date.

            (d) If, for any reason, Landlord is unable to deliver possession of the Option Space to Tenant in accordance with the provisions of subsection (a) above on or prior to the Option Space Scheduled Date, then (i) this lease and the obligations of Tenant hereunder (including without limitation any obligation of Tenant hereunder to lease the Option Space) shall not be impaired under such circumstances (it being understood that the Option Space Commencement Date shall occur only as set forth in subsection (b) above), and (ii) Landlord, except to the extent that Landlord failed to exercise reasonable efforts to deliver the Option Space as required in subsection (c) above, shall not be subject to any liability on account of such failure. Tenant hereby waives any right to rescind this lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said
Section 223-a.

            (e) Notwithstanding the provisions of subsection (d) above, if, for any reason, Landlord is unable to deliver possession of the Option Space on or prior to the date that is two hundred and seventy (270) days after the Option Space Scheduled Date, then Tenant, by written notice given within thirty (30) days after the expiration of such 270-day period, may, at its option, rescind the Option Space Acceptance Notice (which rescission shall render the Option Space Acceptance Notice null and void), and, in which event and upon Landlord's receipt of such rescission notice, neither Landlord nor Tenant shall have any further rights, obligations or liability under this Article 37 with respect to the delivery or leasing of the Option Space or otherwise.

     37.05. If Tenant leases the Option Space, then Landlord shall reimburse Tenant for the cost of the Initial Option Space Work (as hereinafter defined) and the Option Space Soft Costs (as hereinafter defined), in an amount equal to the lesser of (a) the aggregate cost of the Initial Option Space Work and the Option Space Soft Costs and (b) an amount equal to the product of (i) the number of rentable square feet in the Option Space Rentable Area, multiplied by (ii) Fifty-Five ($55) Dollars, multiplied by (iii) a fraction, the numerator of which is the number of days occurring within the period commencing on the Option Space Commencement Date and ending on the Expiration Date (both days inclusive), and the denominator of which is the number of days in the full term of this lease (commencing on the Commencement Date and ending on the Expiration Date (both days inclusive)) (which lesser amount between the amount described in clause (a) and the amount described in clause (b) being herein called the "LANDLORD'S OPTION SPACE CONTRIBUTION"), which Landlord's Option Space Contribution shall be disbursed in the same manner as provided for Landlord's Contribution in Article 36 hereof, and, accordingly, the provisions of Section 36.01(a) and (b), as well as the provisions of Sections 36.03 and 36.04, shall apply thereto, mutatis mutandis, provided that (I) any references in such provisions to (x) "Landlord's Contribution" shall be deemed to mean Landlord's Option Space Contribution, (y) the "Initial Tenant Work" shall be deemed to mean the "Initial Option Space Work", and (z) "Tenant's Soft Costs" shall be deemed to mean the Option Space Soft Costs, and (II) the references in Section 36.01 to (X) "One Million Nine Hundred Ten Thousand Four Hundred Fifty-Nine and 98/100 ($1,910,459.98) Dollars" shall be deemed to mean the amount described in subsection (b) of this Section 37.05, and (Y) "$90,000" shall be deemed to refer to a dollar amount of "$25,000". As used herein, (1) the "INITIAL OPTION SPACE WORK" shall mean the Alterations, if any, performed by Tenant in the Option Space to prepare the Option Space for Tenant's initial use and occupancy; and (2) the "OPTION SPACE SOFT COSTS" shall mean the fees and expenses of Tenant's architect and engineer incurred, in each case, with respect to the Initial Option Space Work, and the moving expenses incurred in connection with Tenant's move into the Option Space.

     37.06. Notwithstanding the provisions of Section 37.03(a) and (b), (i) the Option Space Fixed Rent shall abate for the Option Space Abatement Period (as hereinafter defined), and (ii) the increases in Tenant's Operating Share and Tenant's Tax Share resulting from the addition of the Option Space to the Premises shall abate for, i.e., not occur until the expiration of, the Option Space Abatement Period. The "OPTION SPACE ABATEMENT PERIOD" shall mean the period commencing on the Option Space Commencement Date and ending on the day prior to the date which is three (3) months after the Option Space Commencement Date, both dates inclusive.

     37.07. Landlord agrees that, during the period commencing on the date that Landlord shall deliver the Option Notice and ending on the date twenty (20) Business Days thereafter, Tenant may, from time to time, inspect and measure the Option Space, after reasonable notice to Landlord, subject to the rights of any tenants or occupants thereof, so long as such rights do not prevent Tenant from conducting such inspections and measurements. If Tenant delivers the Option Space Acceptance Notice, then Tenant, during the period commencing with the expiration of such 20 Business Day period and ending on the Option Space Commencement Date (or, in the event Tenant shall rescind the Option Space Acceptance Notice pursuant to the provisions of Section 37.04(e) hereof, the date of such rescission), shall have the right to periodically (but not more frequently than twice a month) inspect the Option, subject, in all events, to the rights of any tenants or occupants thereof.

     37.08. (a) The "OPTION SPACE RENTABLE AREA" shall mean the rentable area of the Option Space shall be determined in accordance with the following provisions: (i) the "usable area" of the Option Space shall be that usable area determined in accordance with the "Recommended Method of Floor Measurement for Office Buildings" effective January 1, 1987 published by the Real Estate Board of New York; and (ii) the "rentable area" of the Option Space shall be equal to the product of (x) the usable area of the Option Space, multiplied by (y) 1.40.

            (b) Landlord's determination of the Option Space Rentable Area set forth in the Option Notice (herein called "LANDLORD'S DETERMINATION") shall be conclusive and binding upon Tenant, unless Tenant shall expressly dispute the same in good-faith in the Option Space Acceptance Notice, in which event, the Option Space Acceptance Notice shall set forth Tenant's good-faith determination of Option Space Rentable Area (herein called "TENANT'S DETERMINATION"), which shall be based upon a measurement of the usable area of the Option Space conducted by a licensed architect retained by Tenant in accordance with the provisions of Section 37.08(a)(i) above, together with the name of such architect.

            (c) If Tenant shall dispute Landlord's Determination in accordance with the provisions of subsection (b) above, then Landlord and Tenant shall attempt in good-faith to resolve such dispute. If, by the date which is thirty
(30) days after Landlord's receipt of the Option Space Acceptance Notice, Landlord and Tenant are unable to resolve the dispute, then Landlord and Tenant shall designate a mutually acceptable licensed architect (the "OPTION SPACE ARCHITECT") who shall measure the Option Space to determine the usable area of the Option Space in accordance with the provisions of Section 37.08(a)(i) above, which determination of the usable area of the Option Space shall be issued in writing and shall be conclusive and binding upon both Landlord and Tenant, and the final determination of the Option Space Rentable Area shall be as based thereon in accordance with the provisions of Section 37.08(a)(ii); provided, however, that the final determination of the Option Space Rentable Area shall never exceed Landlord's Determination or be less than Tenant's

Determination. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Option Space Architect within sixty (60) days after Landlord's receipt of the Option Space Acceptance Notice, then either party shall have the right to request the AAA (or any organization which is the successor thereto) to designate as the Option Space Architect a licensed architect who shall be independent and shall have at least five (5) years experience in the measurement of usable area in office buildings in New York City pursuant to the method set forth in Section 37.07(a)(i) above. Until the determination of the Option Space Architect, all computations made pursuant to this Article 37 shall be based upon Landlord's Determination, and if the final determination of the Option Space Rentable Area shall be less than Landlord's Determination, then all such computations shall be appropriately adjusted and reconciled and Landlord shall refund to Tenant the amounts indicated thereby. The costs of Option Space Architect shall be borne by Landlord if the final determination of the Option Space Rentable Area is less than 95% of Landlord's Determination, and by Tenant in all other cases.

     37.09. Landlord and Tenant shall, upon the request of the other party, execute, acknowledge and deliver to the other party an instrument or instruments in form reasonably satisfactory to both parties confirming the addition of the Option Space to the Premises, the Option Space Commencement Date, any resulting increase in Fixed Rent, Tenant's Operating Share and Tenant's Tax Share, and any other terms or conditions in respect of the Option Space, but any failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the leasing of the Option Space or any of the provisions of this
Article 37.


                                   ARTICLE 38

                           Preferential Right to Lease

     38.01. (a) For purposes of this Article 38, the following terms shall have the following meanings:

                  "DESIGNATED SPACE" shall mean all the leasable area on the thirty-eighth (38th) floor of the Building.

                  "SUPERIOR TRANSACTION" shall mean (1) any renewal or extension of any lease demising the whole or any part of the Designated Space, whether such renewal or extension is effected pursuant to a specific right or option included in the lease or otherwise, (2) any lease of the whole or any part of the Designated Space effected pursuant to a specific right or option contained in a lease existing as of the date hereof (so long as such leasing is effected in substantial compliance with the terms of such right or option), (3) any lease of the whole or any part of the Designated Space which is vacant on the date hereof, but only if such lease is executed on or prior to the date that is twenty-four (24) months after the date hereof, (4) any lease of the whole or any part of the Designated Space which also demises other leasable space in the Building which is not part of the Designated Space (but only if the part of the Designated Space demised by such lease consists of a rentable area that is equal to or greater than the rentable area of such other leasable space in the Building demised by such lease), and (5) any lease of the whole or any part of the Designated Space which commences after eleventh (11th) anniversary of the Rent Commencement Date.

            (b) If Landlord intends to lease the whole or any part of the Designated Space, other than pursuant to a Superior Transaction, then, prior to leasing such space, shall give Tenant a written notice (each, an "OFFER NOTICE"), which notice shall (i) describe the portion of the Designated Space which Landlord is so intending to lease (each such portion being herein called "OFFER SPACE"), it being agreed that, if any Offer Space is less than the entire Designated Space, then such Offer Space shall be (x) be commercially reasonable in shape and configuration, and (y) contain an amount of exterior window space which bears substantially the same ratio to the rentable area of the Offer Space, as the total amount of exterior window space on the 38th floor of the Building bears to the rentable area of the Designated Space, (ii) be accompanied by a floor plan delineating such Offer Space (unless the Offer Space is comprised of the entire Designated Space), (iii) set forth Landlord's good-faith determination of the Offer Space Rentable Area (as hereinafter defined) with respect to such Offer Space (unless the Offer Space consists of the entire Designated Space), and (iv) set forth the date upon which Landlord anticipates being able to deliver such Offer Space to Tenant (herein called, with respect to such Offer Space, the "OFFER SPACE SCHEDULED DATE"), which date shall not be less than ninety (90) days nor more than eighteen (18) months from the date of such Offer Notice (it being agreed that, at the time that Landlord serves any Offer Notice, Landlord shall have, or reasonably believe that it has, a contractual right to possession of the Offer Space described therein as of the Offer Space Scheduled Date with respect thereto); provided, however, that Landlord shall have no obligation to deliver any Offer Notice if either (I) prior to the delivery of the Offer Notice, this lease shall be terminated or cancelled for any reason whatsoever, or (II) at anytime during the term of this lease after the substantial completion of the Initial Alterations and prior to the delivery of the Offer Notice, the Outside Occupancy Percentage (as hereinafter defined) shall be greater than fifty (50%) percent, or (III) at anytime during the term of this lease after the substantial completion of the Initial Alterations and prior to the delivery of the Offer Notice, (x) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by Original Tenant, and (y) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by VKM. Subject to the provisions of this Article 38, each Offer Notice shall constitute a one-time non-recurring offer by

Landlord to Tenant to lease all (and not less than all) of the Offer Space described therein upon the terms and conditions set forth in this Article 38.

     38.02. If Tenant desires to lease the Offer Space described in any Offer Notice upon the terms and conditions set forth in this Article 38, then Tenant, within fifteen (15) Business Days after Landlord shall delivered such Offer Notice (time being of the essence), shall deliver to Landlord a written notice to such effect (each such notice being herein called an "OFFER SPACE ACCEPTANCE NOTICE"); provided, however, that the Offer Space Acceptance Notice shall automatically be null and void if this lease shall have theretofore been terminated or cancelled for any reason whatsoever, and Landlord, at its option, by notice to Tenant given no later than ten (10) Business Days after Landlord's receipt of Tenant's Offer Space Acceptance Notice, may render the Offer Space Acceptance Notice null and void if, at the time that Landlord receives the same,
(i) a monetary Event of Default shall have occurred and is then continuing, or
(ii) the Outside Occupancy Percentage shall be greater than fifty (50%) percent, or (iii) (x) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by Original Tenant, and (y) there shall be no portion of the Initially Demised Premises having a rentable area equal to or greater than 12,000 rentable square feet which is occupied by VKM. If Tenant shall fail to timely and properly deliver the Offer Space Acceptance Notice for any Offer Space in accordance with this Section 38.02, or Landlord shall render such Offer Space Acceptance Notice null and void in accordance with this Section 38.02, then, in either event, Tenant shall be conclusively deemed to have waived any rights it may have to lease such Offer Space, and Tenant shall have no further rights and Landlord shall have no further obligations under this Article 38 with respect to such Offer Space.

     38.03. If Tenant shall timely and properly deliver an Offer Space Acceptance Notice with respect to the Offer Space described in any Offer Notice in accordance with the provisions of Section 38.02 above (and Landlord shall not render the same null and void in accordance with the provisions of Section 38.02 above), then, effective as of the Offer Space Commencement Date (as hereinafter defined) with respect to such Offer Space, such Offer Space shall become, and be deemed to comprise, part of the Premises upon all the then executory terms hereof (including without limitation the Expiration Date), subject to and upon the following terms and conditions:

            (a) The Fixed Rent shall be increased by, and shall thereby include, the Offer Space Fixed Rent (as hereinafter defined) for such Offer Space. The "OFFER SPACE FIXED RENT", for any Offer Space for any part of the term of this lease, shall mean a per annum amount equal to the product of (x) the number rentable square feet in the Offer Space Rentable Area of such Offer Space, multiplied by (y) the Annual Rate Per RSF for such part of the term of this lease.

            (b) Tenant's Operating Share and Tenant's Tax Share, respectively, shall be appropriately increased by operation of the provisions of Sections 3.01(n) and 3.01(o), respectively, based upon the Offer Space Rentable Area of any Offer Space. It is specifically understood that the Base Tax Amount and Base Operating Amount shall be the same for any Offer Space as for the Premises originally demised hereunder.

            (c) Article 14 hereof shall apply to any Offer Space upon and subject to the following provisions: (i) Tenant, at Tenant's expense as part of the Initial Offer Space Work (as hereinafter defined), shall install one or more "Tenant's Submeters" for such Offer Space to measure Tenant's demand and consumption of electricity in such Offer Space, (ii)
     Section 14.02 shall apply separately to any Offer Space, and, in respect thereof, (x) the separate "Committed Electrical Service Level" for any Offer Space shall be a level of not less than six and one-half (6-1/2) watts multiplied by the number of rentable square feet in the Offer Space Rentable Area of such Offer Space, (y) such separate electrical capacity shall be made available to Tenant at one or more points on the 38th floor of the Building, and (z) Section 14.02(c) shall not apply to such Offer Space, and (iii) until such time as such "Tenant's Submeters" are installed for any Offer Space, the last two (2) sentences of Section 14.03 shall apply separately to such Offer Space.

            (d) Article 15 hereof shall apply to any Offer Space upon and subject to the following provisions: (i) Section 15.01(a) and the other provisions of Article 15 dealing with the Business Occupancy Date shall apply separately to such Offer Space (and thus reflect a separate "Business Occupancy Date" for such Offer Space, which shall be the date for the commencement of certain services to such Offer Space as more particularly provided in Article 15), and (ii) Section 15.04 shall apply separately to such Offer Space, and, in respect thereof, (x) the "Allotted SCW Capacity", for such Offer Space, shall be a number of tons of condenser water equal to
     (A) one (1) ton multiplied by the number rentable square feet in the Offer Space Rentable Area, divided by (B) 1,000, and (y) the "SCW Distribution Point", for such Offer Space, shall mean a point in the Building's core on the floor of the Building on which such Offer Space is located, which point shall be designated by Landlord.

            (e) In no event shall any of the following provisions of this lease apply to any Offer Space: (i) Article 4 hereof (it being understood that the provisions of Section 38.04 below shall apply in lieu thereof), (ii)
     Article 36 hereof (except as and to the extent provided in Section 38.05 below), and (iii) any provisions providing for a free rent period or period of rent abatement in respect of Fixed Rent, Tax Payments or Operating Payments (it being understood that the provisions of Section 38.06 shall apply in lieu thereof).

     38.04. (a) Landlord shall deliver and Tenant shall accept any Offer Space in its "as is" condition as of the date of the Offer Space Acceptance Notice subject to ordinary wear and tear to the Offer Space occurring between such date and the date of delivery; provided, however, that on the date of such delivery
(i) the Offer Space shall be fully demised in accordance with all laws and requirements of public authorities, (ii) the Offer Space shall be served by an operational sprinkler loop conforming to all laws and requirements of public authorities, and (iii) the Offer Space shall be in a condition which, if the same were demised on the date hereof, would permit Landlord to obtain an ACP-5 with respect thereto. Section 2.02 hereof, including Section 2.02(c) hereof, shall apply to the Offer Space.

            (b) The "OFFER SPACE COMMENCEMENT DATE", with respect to any Offer Space shall be the later to occur of (i) the Offer Space Scheduled Date with respect to such Offer Space, and (ii) the day on which Landlord actually delivers exclusive possession of such Offer Space to Tenant in accordance with the provisions of subsection (a) above.

            (c) Landlord shall use reasonable efforts to deliver possession of any Offer Space to Tenant in accordance with the provisions of subsection (a) above on or prior to the Offer Space Scheduled Date with respect to such Offer Space. Landlord's obligation to use reasonable efforts shall include an obligation to institute and prosecute a holdover or other appropriate proceeding against any holdover tenant or occupant of any Offer Space, unless (i) Landlord reasonably believes that the holding over in question will not delay its delivery of such Offer Space to Tenant beyond the Offer Space Scheduled Date with respect thereto, or (ii) Landlord reasonably believes that the institution or prosecution of such a proceeding, as the case may be, will not result in such holdover tenant or occupant vacating of such Offer Space on a significantly earlier date.

            (d) If, for any reason, Landlord is unable to deliver possession of any Offer Space to Tenant in accordance with the provisions of subsection (a) above on or prior to the Offer Space Scheduled Date with respect to such Offer Space, then (i) this lease and the obligations of Tenant hereunder (including without limitation any obligation of Tenant hereunder to lease such Offer Space) shall not be impaired under such circumstances (it being understood that the Offer Space Commencement Date with respect to such Offer Space shall occur only as set forth in subsection (b) above), and (ii) Landlord, except to the extent that Landlord failed to exercise reasonable efforts to deliver any Offer Space as required in subsection (c) above, shall not be subject to any liability on account of such failure. Tenant hereby waives any right to rescind this lease under the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said
Section 223-a.

            (e) Notwithstanding the provisions of subsection (d) above, if, for any reason, Landlord is unable to deliver possession of any Offer Space on or prior to the date that is two hundred and seventy (270) days after the Offer Space Scheduled Date with respect thereto, then Tenant, by written notice given within thirty (30) days after the expiration of such 270-day period, may, at its option, rescind the Offer Space Acceptance Notice with respect to such Offer Space (which rescission shall render such Offer Space Acceptance Notice null and void), and, in which event and upon Landlord's receipt of such rescission notice, neither Landlord nor Tenant shall have any further rights, obligations or liability under this Article 38 with respect to the delivery or leasing of such Offer Space or otherwise with respect to such Offer Space.

     38.05. If Tenant leases any Offer Space, then Landlord shall reimburse Tenant for the cost of the Initial Offer Space Work (as hereinafter defined) with respect to such Offer Space and the Offer Space Soft Costs (as hereinafter defined) with respect to such Offer Space, in an amount equal to the lesser of
(a) the aggregate cost of such Initial Offer Space Work and such Offer Space Soft Costs, and (b) an amount equal to the product of (i) the number of rentable square feet in the Offer Space Rentable Area of such Offer Space, multiplied by
(ii) Fifty-Five ($55) Dollars, multiplied by (iii) a fraction, the numerator of which is the number of days occurring within the period commencing on the Offer Space Commencement Date with respect to such Offer Space and ending on the Expiration Date (both days inclusive), and the denominator of which is the number of days in the full term of this lease (commencing on the Commencement Date and ending on the Expiration Date (both days inclusive)) (which lesser amount between the amount described in clause (a) and the amount described in clause (b) being herein called, with respect to such Offer Space, the "LANDLORD'S OFFER SPACE CONTRIBUTION"), which Landlord's Offer Space Contribution shall be disbursed in the same manner as provided for Landlord's Contribution in Article 36 hereof, and, accordingly, the provisions of Section 36.01(a) and (b), as well as the provisions of Sections 36.03 and 36.04, shall apply thereto, mutatis mutandis, provided that (I) any references in such provisions to (x) "Landlord's Contribution" shall be deemed to mean Landlord's Offer Space Contribution with respect to such Offer Space, (y) the "Initial Tenant Work" shall be deemed to mean the "Initial Offer Space Work" with respect to such Offer Space, and (z) "Tenant's Soft Costs" shall be deemed to mean the Offer Space Soft Costs with respect to such Offer Space, and (II) the references in Section 36.01 to (X) "One Million Nine Hundred Ten Thousand Four Hundred Fifty-Nine and 98/100 ($1,910,459.98) Dollars" shall be deemed to mean the amount described in subsection (b) of this Section 38.05, and (Y) "$90,000" shall be deemed to refer to a dollar amount of "$25,000". As used herein, (1) the "INITIAL OFFER SPACE WORK", with respect to any Offer Space, shall mean the Alterations, if any, performed by Tenant in such Offer Space to prepare the same for Tenant's initial use and occupancy; and (2) the "OFFER SPACE SOFT COSTS", with respect to any Offer Space, shall mean the fees and expenses of Tenant's architect and engineer incurred, in each case, with respect to the Initial Offer Space Work with respect to such Offer

Space, and the moving expenses incurred in connection with Tenant's move into such Offer Space.

     38.06. Notwithstanding the provisions of Section 38.03(a) and (b), (i) the Offer Space Fixed Rent for any Offer Space shall abate for the Offer Space Abatement Period (as hereinafter defined) for such Offer Space, and (ii) the increases in Tenant's Operating Share and Tenant's Tax Share resulting from the addition of such Offer Space to the Premises shall abate for, i.e., not occur until the expiration of, the Offer Space Abatement Period for such Offer Space. The "OFFER SPACE ABATEMENT PERIOD", for any Offer Space, shall mean the period commencing on the Offer Space Commencement Date for such Offer Space and ending on the day prior to the date which is three (3) months after such Offer Space Commencement Date, both dates inclusive.

     38.07. Landlord agrees that, during the period commencing on the date that Landlord shall deliver any Offer Notice and ending on the date fifteen (15) Business Days thereafter, Tenant may, from time to time, inspect and measure the Offer Space, after reasonable notice to Landlord, subject to the rights of any tenants or occupants thereof, so long as such rights do not prevent Tenant from conducting such inspections and measurements. If Tenant delivers an Offer Space Acceptance Notice with respect to any Offer Space, then, with respect to such Offer Space, Tenant, during the period commencing with the expiration of such 15 Business Day period and ending on the Offer Space Commencement Date with respect to such Offer Space (or, in the event Tenant shall rescind such Offer Space Acceptance Notice pursuant to the provisions of Section 38.04(e) hereof, the date of such rescission), shall have the right to periodically (but not more frequently than twice a month) inspect such Offer Space, subject, in all events, to the rights of any tenants or occupants thereof.

     38.08. (a) The "OFFER SPACE RENTABLE AREA", with respect to any Offer Space, shall mean the rentable area of the Offer Space as determined in accordance with the following provisions: (i) the "rentable area" of the entire Designated Space shall be conclusively deemed to be 32,747 rentable square feet (in no event shall any of the aforesaid usable or rentable square foot numbers or amounts constitute or imply any representation or warranty by Landlord whatsoever, as to the actual size of the Designated Space); (ii) the "usable area" of any Offer Space which is less than the entire area of the Designated Space shall be that usable area determined in accordance with the "Recommended Method of Floor Measurement for Office Buildings", effective January 1, 1987 published by the Real Estate Board of New York; and (iii) the "rentable area" of any Offer Space which is less than the entire area of the Designated Space shall be equal to the product of (x) the usable area of such Offer Space, multiplied by (y) 1.40.

            (b) Landlord's determination of the Offer Space Rentable Area for any Offer Space consisting of less than the entire Designated Space as set forth in the

Offer Notice describing such Offer Space (herein called "LANDLORD'S DETERMINATION") shall be conclusive and binding upon Tenant, unless Tenant shall expressly dispute the same in good-faith in the Offer Space Acceptance Notice with respect to such Offer Space, in which event, such Offer Space Acceptance Notice shall set forth Tenant's good-faith determination of Offer Space Rentable Area for such Offer Space (herein called "TENANT'S DETERMINATION"), which shall be based upon a measurement of the usable area of such Offer Space conducted by a licensed architect retained by Tenant in accordance with the provisions of
Section 38.08(a)(ii) above, together with the name of such architect.

            (c) If Tenant shall dispute Landlord's Determination with respect to any Offer Space in accordance with the provisions of subsection (b) above, then Landlord and Tenant shall attempt in good-faith to resolve such dispute. If, by the date which is thirty (30) days after Landlord's receipt of the Offer Space Acceptance Notice with respect to such Offer Space, Landlord and Tenant are unable to resolve the dispute, then Landlord and Tenant shall designate a mutually acceptable licensed architect (the "OFFER SPACE ARCHITECT") who shall measure such Offer Space to determine the usable area of the same in accordance with the provisions of Section 38.08(a)(ii) above, which determination of the usable area of such Offer Space shall be issued in writing and shall be conclusive and binding upon both Landlord and Tenant, and the final determination of the Offer Space Rentable Area with respect to such Offer Space shall be as based thereon in accordance with the provisions of Section 38.08(a)
(iii); provided, however, that the final determination of the Offer Space Rentable Area with respect to any Offer Space shall never exceed Landlord's Determination with respect to such Offer Space or be less than Tenant's Determination with respect to such Offer Space. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Offer Space Architect within sixty (60) days after Landlord's receipt of the Offer Space Acceptance Notice with respect to such Offer Space, then either party shall have the right to request the AAA (or any organization which is the successor thereto) to designate as the Offer Space Architect a licensed architect who shall be independent and shall have at least five (5) years experience in the measurement of usable area in office buildings in New York City pursuant to the method set forth in Section 38.08(a)(ii) above. Until the determination of the Offer Space Architect, all computations made pursuant to this Article 38 with respect to such Offer Space shall be based upon Landlord's Determination with respect to such Offer Space, and if the final determination of the Offer Space Rentable Area with respect to such Offer Space shall be less than Landlord's Determination with respect thereto, then all such computations shall be appropriately adjusted and reconciled and Landlord shall refund to Tenant the amounts indicated thereby. The costs of the Offer Space Architect with respect to any Offer Space shall be borne by Landlord if the final determination of the Offer Space Rentable Area with respect to such Offer Space is less than 95% of Landlord's Determination with respect to such Offer Space, and by Tenant in all other cases.

     38.09. If, at anytime during the term of this lease, (i) Tenant shall be leasing, and, together with its Affiliates, be in occupancy of, more than one-half (1/2) of the rentable area of the Designated Space, and (ii) Tenant shall be leasing, and, together with its Affiliates, be in occupancy of, more than one-half (1/2) of the rentable area of the Initially Demised Premises, then, during any such period, Tenant, subject to and in accordance with the provisions of Article 11, shall have the right to install an interior staircase connecting the portion of the Premises located on the 37th floor of the Building with the portion of the Premises located on the 38th floor of the Building.

     38.10. Landlord and Tenant shall, upon the request of the other party, execute, acknowledge and deliver to the other party an instrument or instruments in form reasonably satisfactory to both parties confirming the addition of any Offer Space to the Premises, the Offer Space Commencement Date with respect to such Offer Space, any resulting increase in Fixed Rent, Tenant's Operating Share and Tenant's Tax Share, and any other terms or conditions in respect of such Offer Space, but any failure of the parties to execute, acknowledge and deliver such instrument(s) shall not affect the validity of the leasing of such Offer Space or any of the provisions of this Article 38.


                                   ARTICLE 39

                                 Untenantability

     39.01. If, at any time during the term of this lease, (i) there shall be a failure of one or more of the Building Services, (ii) such failure is caused by the negligence of Landlord, (iii) such failure is not the result of one or more Events of Force Majeure and/or one or more acts or omissions of Tenant or any Tenant Party, and (iv) as a result of such failure, the Premises (or a substantial portion thereof, as more fully described below, that was then being occupied) become untenantable (and, accordingly are vacated) and thereafter remain untenantable for a period of five (5) consecutive Business Days after Tenant notifies Landlord that the Premises (or such substantial portion thereof) are untenantable, then Tenant, as its remedy, shall be entitled to an abatement of Fixed Rent, the Operating Payment(s) and the Tax Payment(s) otherwise payable hereunder in respect of the Premises (or such substantial portion thereof) for the period commencing on the first Business Day after such five (5) Business Day period and ending on the date upon which the Premises (or such substantial portion thereof) is no longer untenantable. For purposes of this Section 39.01, a substantial portion of the Premises shall be deemed to mean any portion of the Premises which consists of at least 5,000 contiguous rentable square feet.

                                   ARTICLE 40

                                   Arbitration

     40.01. If, pursuant to any express provision of this lease, either Landlord is entitled, Tenant is entitled, or either of Landlord or Tenant are entitled, to submit a particular dispute to arbitration in accordance with the provisions of this Article 40, then each party so entitled to submit the dispute in question to arbitration may do so only by delivering a notice thereof to the other party (each, an "ARBITRATION NOTICE"), and if such provision of this lease shall set forth a specific period within which such party may submit the dispute to arbitration, then such Arbitration Notice must be served prior to the expiration of such time period (time being of the essence). For purposes of this
Article 40, the party delivering an Arbitration Notice shall be referred to as the "INITIATING PARTY", and the party receiving an Arbitration Notice shall be referred to as the "RESPONDING PARTY". Each Arbitration Notice shall (i) specifically set forth the Article and Section of this lease in which are located the provisions hereof expressly entitling the Initiating Party to submit the dispute in question to arbitration (such provisions being herein called the "AUTHORIZING PROVISIONS"), (ii) set forth, with reasonable specificity, the dispute being submitted to arbitration pursuant to such Authorizing Provisions and the issue to be determined by arbitration (which issue shall be consistent with the Authorizing Provisions) (such issue being herein called the "ARBITRATION ISSUE"), and (iii) appoint, and set forth the name and address of, an arbitrator (herein called the "FIRST ARBITRATOR") to act in connection with the dispute in question.

     40.02. In each case that an Arbitration Notice is delivered in accordance with the provisions of this lease, the following provisions shall apply:

            (a) The Responding Party, within eight (8) Business Days after its receipt of the Arbitration Notice, shall, by notice to Initiating Party, appoint, and provided the name and address of, a second arbitrator (herein called the "SECOND ARBITRATOR") to act in connection with the dispute in question; it being agreed that if (x) the Responding Party shall fail to appoint a Second Arbitrator within such 8 Business Day period, and (y) such failure shall continue for 3 Business Days after the Responding Party receives a notice of such failure from the Initiating Party (which notice shall expressly refer to this Section 44.02(a)), then the First Arbitrator may appoint the Second Arbitrator).

            (b) After the appointment of both the First Arbitrator and the Second Arbitrator (collectively, the "INITIAL ARBITRATORS"), the Initial Arbitrators shall jointly appoint, by written instrument delivered to both the Initiating Party and the Responding Party, a third arbitrator to act in connection with the dispute in question (herein called the "THIRD ARBITRATOR"); it being agreed that if the Initial Arbitrators shall fail to appoint the Third Arbitrator within the aforesaid 5 Business Day period, then either the Initiating Party or the Responding Party may apply to the AAA, or if the AAA shall refuse or fail to act, to a court of competent jurisdiction in the State of New York, for the appointment of the Third Arbitrator.

     40.03. Promptly after the appointment of the Third Arbitrator, each of the First Arbitrator, the Second Arbitrator and the Third Arbitrator shall proceed to decide the Arbitration Issue. The arbitrators shall be instructed to render their respective decisions, in writing, within eight (8) Business Days after the appointment of the Third Arbitrator. The written decision of any two (2) of the arbitrators shall be binding and conclusive upon both the Initiating Party and the Responding Party.

     40.04. Landlord and Tenant shall each have the right to appear and be represented by counsel before any arbitrator(s) and to submit such data and memoranda in support of their respective positions with respect to the Arbitration Issue as may be reasonably necessary or appropriate in the circumstances; it being agreed that if a dispute shall arise as to whether any such data or memoranda is reasonable arises, a majority of the arbitrators are hereby authorized to resolve same.

     40.05. All the reasonable fees of the arbitrators appointed under Article 40 (whether by Tenant, Landlord, the AAA or a court) shall be paid by the non-prevailing party in the arbitration. In addition, the non-prevailing party shall reimburse the prevailing party the reasonable out-of-pocket costs (including without limitation reasonable attorneys' fees and the reasonable costs of producing witnesses and experts) incurred by the prevailing party in connection with the arbitration.

     40.06. With respect to any conclusive and binding decision of the arbitrator(s) rendered pursuant to the provisions of this Article 40, judgment may be entered thereupon in any court of competent jurisdiction. In rendering any decision, the arbitrator(s) shall have no power to modify any of the provisions of this lease, and the jurisdiction of arbitrator(s) is limited accordingly, it being specifically understood that the arbitrator(s), in any arbitration under this Article 40, shall only have authority to decide the Arbitration Issue in question, and in no event shall the arbitrator(s) have any authority to award damages.

     40.07. Each "ARBITRATOR" appointed hereunder (whether by Landlord, Tenant or any other person(s), organization or court) shall not then be employed by Landlord, Tenant or any Affiliate of Landlord or Tenant, and, in all other respects, shall be impartial. In addition, each arbitrator (x) shall meet the specific qualifications set forth in the applicable Authorizing Provisions, or
(y) if no such qualifications are so set forth in the Authorizing Provisions, shall be an attorney with at least ten (10) years experience in commercial real estate law in the Borough of Manhattan.

     40.08. Landlord and Tenant shall not be deemed to have agreed to have any dispute/issue arising out of this lease determined by arbitration unless a determination in such manner shall be expressly provided hereunder.


                                   ARTICLE 41

                             Effective Date of Lease

     41.01. Tenant, by its execution of this lease, hereby acknowledges that (i) Tenant has been in possession of the Premises from and after December 7, 1993 (the date which is, for all purposes hereof, the Commencement Date and the date of this lease), and (ii) this lease, although executed at later date, is effective, for all purposes, as of December 7, 1993, and shall be deemed, for all purposes (including without limitation any obligations of Tenant to be performed prior to the date of execution), to have been in full force and effect since December 7, 1993 (and, accordingly and without limitation, Tenant's possession of the Premises for the period from such date until the date of execution shall be deemed to have been pursuant hereto), as fully and completely as if this lease were executed on December 7, 1993 immediately prior to Tenant taking possession of the Premises on such date.


            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                          LANDLORD:

                                          THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)



                                          By: /s/ Victor Colman
                                              -----------------------------
                                              Name: Victor Colman
                                              Title: Vice President

                                          TENANT:

                                          McCARTHY, CRISTANI & MAFFEI,
                                          INC.



                                          By: /s/ Lindley B. Richert
                                              -------------------------------
                                              Name: Lindley B. Richert
                                              Title: President

                                          Tenant's Federal Tax I.D.  No.:

                                                      13-2812663
                                          -----------------------------------

STATE OF NEW YORK             )
                              )       ss.:
COUNTY OF NEW YORK            )


            On the 19th day of July, 1994, before me personally came Victor Colman, to me known, who, being duly sworn by me, did depose and say that he resides at Westing, NY; that he is a Vice President of THE CHASE MANHATTAN BANK, N.A., the national banking association described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                          /s/ [illegible signature]
                                          ---------------------------
                                          Notary Public


STATE OF NEW YORK             )
                              )     ss.:
COUNTY OF NEW YORK            )

            On the 24th day of May, 1994, before me personally came Lindley B. Richert, to me known, who, being duly sworn by me, did depose and say that he resides at 249 Pequest Rd., Hoboken, New Jersey; that he is President of McCARTHY, CRISTANI & MAFFEI, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        /s/ Victoria Cosentino
                                        --------------------------------------
                                        Victoria Cosentino
                                        Notary Public, State of New York
                                           No. 24-4799317
                                           Commission Expires January 31, 1997

                                   Schedule A

                                   FIXED RENT


            (a) NINE HUNDRED SIXTEEN THOUSAND NINE HUNDRED SIXTEEN and 00/100 ($916,916.00) Dollars, per annum, for the period from the Commencement Date to and including November 30, 1999;

            (b) ONE MILLION FIFTY-SIX THOUSAND NINETY and 75/100 ($1,056,090.75) Dollars, per annum, for the period from December 1, 1999 to and including November 30, 2004; and

            (c) ONE MILLION TWO HUNDRED TWENTY-EIGHT THOUSAND TWELVE and 50/100 ($1,228,012.50) Dollars, per annum, for the period from December 1, 2004 to and including the Expiration Date.


                                   Schedule A

                           Schedule B to Exhibit 10.35
                           ---------------------------

                            CERTIFICATE OF OCCUPANCY

                             DEPARTMENT OF BUILDINGS

AMENDED                     CERTIFICATE OF OCCUPANCY
-------


BOROUGH  MANHATTAN             DATE  APR 14 1982                 NO.8[illegible]
          Amends


         This certificate xxxxxx No. 61477                ZONING DISTRICT C 5-5

    THIS CERTIFIES that the xxx altered [illegible] building--premises  1,2,3,4,
    located at 1 Chase Manhattan Plaza           Block 44, 45        Lot 14 & 19

    CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

                          PERMISSIBLE USE AND OCCUPANCY
=========================================================================================================================

[illegible]       [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  DESCRIPTION OF USE

=========================================================================================================================
5th Sub-cellar        100          203           -             -           -             -      bank vaults and offices

4th Sub-cellar        100          620           -             -           -             -      Offices and machine room

3rd Sub-cellar        100 &        362           -             -           -             -      Offices and mechanical
                        175                                                                     equipment

2nd Sub-cellar        175          428           -             -           -             -      Kitchen, storage,
                                                                                                maintenance shops,
                                                                                                mechanical equipment,
                                                                                                truck door, loading
                                                                                                berth

1st Sub-cellar        100          467           -             -           -             -      West dining room
                                   846                                                          East dining room
                                   280                                                          West Lounge
                                   138                                                          East Lounge
                                   202                                                          Garage, bank, and offices
Cellar
                      100         1261           -             -           -             -      Bank, meeting rooms,
                                                                                                lobby, offices, and
                                                                                                garage
Plaza-1st story
                      100          -             -             -           -             -      Lobby
2nd Story
                       50           90           -             -           -             -      Offices
3rd Story
                       50          240           -             -           -             -      Offices
4th to 10th
Story, Incl            50          244           -             -           -             -      Offices on each story
                      each        each
11th & 12th
Story, Incl           175           10           -             -           -             -      Mechanical equipment
                     each

13th to 17th
Story, Incl            50          244           -             -           -             -      Offices on each story
                     each         each                                                          story
18th & 19th
Story, Incl            50          240           -             -           -             -      Offices on each story
                     each         each
=========================================================================================================================

                                   (CONTINUED)

OPEN SPACE USES  Plaza and Garden
                 ---------------------------------------------------------------
                     (SPECIFY PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)
================================================================================


               NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

         THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.


-------------------------------               ----------------------------------
    BOROUGH SUPERINTENDENT                                COMMISSIONER

                              THE CITY OF NEW YORK

                             DEPARTMENT OF BUILDINGS

AMENDED                      CERTIFICATE OF OCCUPANCY

     BOROUGH  MANHATTAN         DATE  APR 14 1982               NO. 8[illegible]
              Amends
         This certificate xxxxxx No. 61477              ZONING DISTRICT  C 5-5

         THIS CERTIFIES that the xxx altered [illegible] building--premises located at 1 Chase Manhattan Plaza Block 44, 45 Lot 14 & 19 CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

                          PERMISSIBLE USE AND OCCUPANCY

=========================================================================================================================

[illegible]       [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  DESCRIPTION OF USE

=========================================================================================================================

20th to 27th           50           250          -            -            -            -       Offices on each story
Story, Incl.          each         each

28th Story             50           510          -            -            -            -       Offices and lecture room

29th & 30th            50           255          -            -            -            -       Offices on each story
stories               each         each

31st & 32nd           175            10          -            -            -            -       Mechanical equipment
stories               each

33rd to 35th           50           255          -            -            -            -       Offices on each story
Story, Incl.          each         each

36th to 40th           50           253          -            -            -            -       Offices on each story
Story, Incl.          each         each

41st to 43rd           50           255          -            -            -            -       Offices on each
                      each         each

44th floor             50           480          -            -            -            -       Offices and Employee
                                                                                                Cafeteria and conference
                                                                                                room
45th-50th floor        50           255          -            -            -            -       Offices on each floor
                      each         each

51st & 52nd            175          10           -            -            -            -       Mechanical equipment
Stories               each         each

53rd to 58th           50           255          -            -            -            -       Offices on each story
Story, Incl.          each         each

59th Story             50           510          -            -            -            -       Private dining club and
                                                                                                kitchen

60th Story             50           510          -            -            -            -       Executive dining room and
                                                                                                kitchen

Penthouse              175           -           -            -            -            -       Mechanical equipment and
                                                                                                paint storage
=========================================================================================================================

                                   (CONTINUED)

OPEN SPACE USES
               -----------------------------------------------------------------
                 (SPECIFY PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

================================================================================
               NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS
               A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

         THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.


-------------------------------               ----------------------------------
    BOROUGH SUPERINTENDENT                                COMMISSIONER

[ ] ORIGINAL        [ ] OFFICE COPY - DEPARTMENT OF BUILDINGS           [ ] COPY

                              THE CITY OF NEW YORK

                             DEPARTMENT OF BUILDINGS

AMENDED                      CERTIFICATE OF OCCUPANCY
-------


     BOROUGH  MANHATTAN          DATE  APR 14 1992              NO. 8[illegible]
              Amends
         This certificate xxxxxx No. 61477                ZONING DISTRICT  C 5-5

         THIS CERTIFIES that the xxx altered [illegible] building--premises located at 1 Chase Manhattan Plaza Block 44, 45 Lot 14 & 19 CONFORMS SUBSTANTIALLY TO THE APPROVED PLANS AND SPECIFICATIONS AND TO THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES AND REGULATIONS FOR THE USES AND OCCUPANCIES SPECIFIED HEREIN

                          PERMISSIBLE USE AND OCCUPANCY
=========================================================================================================================

[illegible]       [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  [illegible]  DESCRIPTION OF USE

=========================================================================================================================

            TOTAL:  Commercial

                    New-Code

                    This certificate is issued to amend certificate of occupancy
                    #61477 for change of use confined to the 44th floor only.

                    Note:Garage to be used exclusively for the storage of passenger motor vehicles of tenants or their employees, customers, patrons. No sales of gasoline or oil service or repair facilities permitted.

                    FIRE DEPARTMENT APPROVALS:
                    --------------------------

                    Standpipe System-November 2, 1960.
                    Sprinkler System-November 30, 1960.
                    Diesel Oil Tanks, Permit No. E-1655


================================================================================

OPEN SPACE USES
               -----------------------------------------------------------------
                 (SPECIFY PARKING SPACES, LOADING BERTHS, OTHER USES, NONE)

================================================================================


               NO CHANGES OF USE OR OCCUPANCY SHALL BE MADE UNLESS A NEW AMENDED CERTIFICATE OF OCCUPANCY IS OBTAINED

         THIS CERTIFICATE OF OCCUPANCY IS ISSUED SUBJECT TO FURTHER LIMITATIONS, CONDITIONS AND SPECIFICATIONS NOTED ON THE REVERSE SIDE.


-------------------------------               ----------------------------------
    BOROUGH SUPERINTENDENT                                COMMISSIONER

[ ] ORIGINAL        [ ] OFFICE COPY - DEPARTMENT OF BUILDINGS           [ ] COPY

THAT THE ZONING LOT ON WHICH THE PREMISES IS LOCATED IS BOUNDED AS FOLLOWS:


BEGINNING at a point on the  Southeast      Corner of Nassau Street and Liberty Street
distant                      of East        the corner formed by the intersection of
                             Nassau Street  Nassau Street and  Liberty Street




running thence EAST 409'-6" feet; thence  SOUTH 312'-5 1/2" feet;
thence     WEST 237'-3 1/4" feet; thence  NORTH 71'-3"      feet;
thence     EAST 5'-11 1/4"  feet; thence  NORTH 72'-9 3/4"  feet;
thence     WEST 187'-6 1/4" feet; thence  NORTH 219'-9 1/8" feet;
to the point or place of beginning

XXX ALT. No  817/79  DATE OF COMPLETION 2/16/82  CONSTRUCTION CLASSIFICATION 1-A-Fireproof
BUILDING OCCUPANCY GROUP CLASSIFICATION            HEIGHT          STORIES 787.94' FEET
     Commercial                                    60 & Penthouse

THE FOLLOWING FIRE DETECTION AND EXTINGUISHING SYSTEMS ARE REQUIRED AND WERE INSTALLED IN COMPLIANCE WITH APPLICABLE LAWS.

                               ---------                               ---------
                                YES  NO                                 YES  NO
--------------------------------------------------------------------------------
STANDPIPE SYSTEM                 x        AUTOMATIC SPRINKLER SYSTEM     x
--------------------------------------------------------------------------------
YARD HYDRANT SYSTEM
-----------------------------------------
STANDPIPE FIRE TELEPHONE AND
SIGNALLING SYSTEM
-----------------------------------------
SMOKE DETECTOR
-----------------------------------------
FIRE ALARM AND SIGNAL SYSTEM
-----------------------------------------







  STORM DRAINAGE DISCHARGES INTO:
A)STORM SEWER [ ]   B) COMBINED SEWER [ ]  C) PRIVATE SEWAGE DISPOSAL SYSTEM [ ]

  SANITARY DRAINAGE DISCHARGES INTO:
A)STORM SEWER [ ]   B) COMBINED SEWER [ ]  C) PRIVATE SEWAGE DISPOSAL SYSTEM [ ]









LIMITATIONS OR RESTRICTIONS:
           BOARD OF STANDARDS AND APPEALS CAL. NO 347-56-BZ. 3337-BZY
                                                  ---------------
           CITY PLANNING COMMISSION CAL. NO. [ILLEGIBLE] October 25, 1956
                                             -----------
           OTHERS:
                    BOARD OF ESTIMATE CAL. #1-40-A







                               Schedule B - Page 4

                                   Schedule C

                                 LANDLORD'S WORK


1.    All convector covers will be cleaned, repaired or replaced as required.

2. A data gathering panel ("DGP") for the 37th floor of the Building will be furnished, installed and connected to the Building's Class E System.

3. Door handles along the Building's core will be repaired or replaced, as required.


                                   Schedule C

                                   Schedule D

                  CONTRACTORS APPROVED FOR INITIAL ALTERATIONS



GENERAL CONTRACTORS

Werner Krebs                        (212) 325-5400    Val Bonanno

J. Gallin                           (212) 889-9100    John Gallin

A.J. Contracting                    (212) 229-6301    Ken Smith

Turner                              (212) 586-8000    Pat A. Difillipo

McCann, Inc.                        (212) 586-8000    Vincent Allperti



Herbert Construction

Structuretone

Henegan

Lehr Construction


                                   Schedule D

DEMOLITION

All City Interior Contracting Inc.
     Sal Vilante                    (718) 599-0197
Casalino Interior Demolition Corp.
     Carlo Casalino                 (718) 478-2292
Liberty Contracting Corp.
     Glen Furman                    (201) 488-9300

MASONRY

Art Construction
     Robert Tariche                 (718) 359-1424
Capri Construction, Inc.
     Nat Minucci                    (516) 333-4414
Dovin Construction Inc.
     Robert Lynch                   (516) 586-1927
Kelly Masonry Corp.
     Robert Massina                 (516) 739-8110

STONE

Bergon County Cut Stone
     Joe Mollturno                  (201) 796-0961
Port Morris Tile & Marble Corp.
     Vincent Dalazzaro              (212) 378-6100
AMI Assoc. Marble Industries
     Angelo Romenelli               (516) 371-9301
Sheppard Industries
     Mike Fiorentino                (212) 349-8240

STRUCTURAL STEEL

Burgass Steel
     Tim Guerin                     (212) 563-6000
Dominick Iron Works, Inc.
     Jack Stoff                     (914) 698-6177
Feinstein Iron Works, Inc.
     Daniel Feinstein               (718) 899-8300
Koenig Iron Works, Inc.
     Norman Rosenbaum               (212) 924-4333


                                   Schedule D

MOVING

Liberty Moving
     Tom Iucci                      (516) 234-3000
Guardian Moving
     Michael Mariani                (212) 585-9444
American Moving
     Chris Shea                     (516) 543-5550
Central Moving
     Nick DiVito                    (212) 268-8989

ELEVATORS

Otis Elevator Co.
     Bill Mount                     (212) 620-8900

GLASS

Harris Glass
     Liz Canale                     (212) 227-3191
Elmont Glass
     Glen Greenburg                 (212) 336-1100
Checker Glass
     Frank Cooper                   (516) 284-8818
Fox Glass
     Rich Martin                    (718) 259-2705


                                   Schedule D

PLUMBING

George Breslaw & Sons
     Milton Breslaw                 (212) 265-4023
Lab Plumbing
     Richard Bisso                  (718) 246-9690
Par Plumbing Co., Inc.
     Marty Levine                   (516) 887-4000
MBR Mechanical Corp.
     Morris Rosenman                (718) 402-6136

HVAC

A.D. Winston Corp.
     Charles Rodstrom               (718) 786-7848
J.T. Falk & Co., Inc.
     Arnold Robinson                (212) 924-8900
P.J. Mechanical
     Tom Lacarrozo                  (212) 966-6054
Landis & Gyr Powers
     Frank Del Vecchio              (201) 575-6300
Service Engineering
     J. Ross                        (718) 821-6330
Sound A/C
     Robert Guimi                   (516) 747-5678
V & S Temperature
     Joe Jelik                      (212) 227-7774

ELECTRICAL

Coyne Electrical Contractors Inc.
     Ron Nelson                     (212) 292-9100
George Kleinknacht Inc.
     Mike Borman                    (212) 989-4500
L.K. Comstock
     Manny Abad                     (212) 682-1020
Petrocelli Electric
     Joseph Rutigliano              (718) 837-1200
Unity Electric
     Richard Scarpelli              (718) 639-4000


                                   Schedule D

PAINTING & FINISHES

Caruso Painting & Decorating Corp.
     Tom Caruso                     (718) 948-7979
Century Painting
     Val Bonanno                    (212) 325-5400
Brookside Painting
     Bobby Wager                    (914) 738-0103
Bond Painting
     Stuart Feld                    (212) 839-3900

SIGNAGE

Letters Graphics
     Frank Lettera                  (212) 328-7702
BPC Industries
     Lew Jacobs                     (212) 473-1630
Ultimate Signs
     Mike Gysoek                    (516) 756-1010
TechSign
     Savas Kay                      (212) 279-6666

FIRE PROTECTION/SPRINKLER

Firecraft (Class "E")
     Don Ollerich                   (718) 322-3600
Rael Automatic Sprinkler Co., Inc.
     David Israel                   (516) 392-2000
George Breslaw & Sons
     Milton Breslaw                 (212) 265-4023
MBR Mechanical Corp.
     Morris Rosenmann               (718) 402-6136
ABLE
     Richard Johnson                (718) 366-9445
Sirina Fire Protection
     Anthony Florez                 (516) 942-0400
Triangle
     Fred Swirling                  (718) 343-8700


                                   Schedule D

FINISH CARPENTRY

John Langenbacher Co., Inc.
     Emmett Mickelson               (212) 328-7600
Nordic Interiors Inc.
     Joseph Personelli              (718) 456-7000
Emco Woodworking
     Ed Murawski                    (718) 894-5135

SPRAY-ON FIREPROOFING

Crown Plaster Inc.
     Dough Schwartz                 (516) 489-8200
Island ADC, Inc.
     Ron Lamarter                   (516) 289-2000
Rosen Plaster Corp.
     Jerry Rose                     (718) 469-5232
Prism-Giambol Corp.
     Chuck Newman                   (212) 756-4200

LATH/PLASTER

Crown Plaster Inc.
     Doug Schwartz                  (516) 489-8200
Donaldson Acoustics Co., Inc.
     Robert Donaldson               (516) 681-7136
Island ADC, Inc.
     Ron Lamarter                   (516) 289-2000
Rosen Plaster Inc.
     Jerry Rosen                    (718) 469-5232

DRYWALL/ROUGH CARPENTRY

Donaldson Acoustics Co., Inc.
     Robert Donaldson               (516) 681-7136
Island ADC, Inc.
     Ron Lamparter                  (516) 289-3000
Linden Construction Corp.
     Peter Kaplow                   (516) 921-2050
Werner Krabs
     Val Bonanno                    (212) 325-5400
S&H Drywall
     Celestine Donaghy              (718) 392-0190


                                   Schedule D

                                   Schedule E

                               HVAC SPECIFICATIONS

The Building's HVAC system for the office floors is designed to maintain the following conditions provided Tenant's air distribution duct work conforms to S.M.A.C.N.A. (Sheet Metal and Air Conditioning National Association, Inc.) standards for variable air volume systems:

     1. When summer outdoor ambient temperature is not in excess of 90(degree)F dry bulb and 78(degree)F wet bulb, indoor space conditions shall be not greater than 75(degree)F dry bulb and maximum relative humidity of 50%.

     2. When winter outdoor temperature is not less than 10(degree)F, indoor space conditions shall be not less than 70(degree)F dry bulb and maximum relative humidity of 50%.

     3. Introduction of outside ventilation air at New York City code required quantity of 0.133 cubic feet per minute per occupied square foot area.

Maintenance of these conditions is subject to:

     (a) Light colored drape or blind on clear glass, no shading on tinted reflective glass.

     (b) Occupant density not in excess of one person per 100 usable square foot of the Premises.

     (c) Total individual floor lighting and equipment power consumption not exceeding 6.0 watts per usable square foot of the Premises.

     (d) Tenant's interior air distribution system will maintain a minimum of 1 c.f.m. per usable square foot of the Premises.


                                   Schedule E

                                    EXHIBIT A

                                      LAND

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly line of Liberty Street before widening with the westerly line of William Street before widening:

     Running thence southerly, along the westerly line of William Street before widening, 139'-10 1/4";

     Thence westerly, along a line forming an angle of 85(degree)-20'-10" on its northerly side with the preceding course, 15'-2 7/8" to a point in the westerly line of William Street as widened;

     Thence southerly, along the westerly line of William Street as widened, 34'-11 1/8" to a point in the former southerly line of Cedar Street, now closed and discontinued;

     Thence easterly, along the former southerly line of Cedar Street, now closed and discontinued, 15'-4" to a point in the westerly line of William Street before widening;

     Thence southerly, along the westerly line of William Street before widening, 137'-9 1/2" to the corner formed by the intersection of the westerly line of William Street before widening with the northerly line of Pine Street before widening;

     Thence westerly, along the northerly line of Pine Street before widening, 237'-3 1/4";

     Thence northerly, along a line forming an angle of 93(degree)-53'-00" on its easterly side with the preceding course, 71'-3";

     Thence easterly, along a line forming an angle of 86(degree)-07'-10" on its southerly side with the preceding course, 5'-11 1/4";

     Thence northerly, along a line forming an angle of 87(degree)-04'-30" on its westerly side with the preceding course, 72'-9 3/4", to a point in the former southerly line of Cedar Street, now closed and discontinued;


                                    Exhibit A

     Thence westerly, along the former southerly line of Cedar Street, now closed and discontinued, forming an angle of 94(degree)-35'-00" on its southerly side with the preceding course, 86'-3 3/4" to an angle point therein;

     Thence still westerly, along the southerly line of Cedar Street, now closed and discontinued, forming an angle of 179(degree)-24'-50" on its northerly side with the preceding course, 73'-2" to a point in the easterly line of Nassau Street as widened;

     Thence northerly, along the easterly line of Nassau Street as widened, 35'-2";

     Thence westerly, along a line forming an angle of 95(degree)-46'-20" on its southerly side with the preceding course, 7'-7 3/4" to a point in the easterly line of Nassau Street before widening;

     Thence northerly, along the easterly line of Nassau Street before widening, 184'-11 1/8" to the corner formed by the intersection of the easterly line of Nassau Street before widening with the southerly line of Liberty Street before widening;

     Thence easterly, along the southerly line of Liberty Street before widening, 115'-9" to an angle point therein;

     Thence still easterly, along the southerly line of Liberty Street before widening, forming an angle of 181(degree)-81'-20" on its northerly side with the preceding course, 99'-9 1/2" to an angle point therein;

     Thence still easterly, along the southerly line of Liberty Street before widening, forming an angle of 180(degree)-38'-00" on its northerly side with the preceding course, 112'-1 7/8" to an angle point therein;

     Thence still easterly, along the southerly line of Liberty Street before widening, forming an angle of 179(degree)-41'-00" on its northerly side with the preceding course, 82'-4 1/2" to the point or place of BEGINNING.


                                    Exhibit A

                                    EXHIBIT B

                           FLOOR PLAN OF THE PREMISES

            This floor plan is annexed to and made a part of this lease solely to indicate the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

         Diagram: depiction of the floor plan of the 37th Floor of One Chase Manhattan Plaza, New York, New York. The floor is rectangular with Liberty and Pine Streets bordering the length of the floor, respectively. Nassau and William Streets border the width of the floor, respectively. The floor plan has been marked with diagonal lines highlighting the area to be used for work space. In the center, but shifted slightly to the left on the rectangular floor plan, are two small sized rectangles. These two smaller rectangular areas are not highlighted with diagonal lines but there is a small area separating these rectangles which is highlighted with diagonal lines. Decipited inside of the two small rectangles in the center is illegible (it appears to be evaluator banks and stairs).

                                    EXHIBIT C

                              RULES AND REGULATIONS

            1. No tenant shall obstruct or encumber, or use for any purpose other than ingress to and egress from its premises, the sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, atrium, plazas, elevators, escalators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas") and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such reasonable manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat, garbage or garbage receptacle, showcase, furniture, decoration or sculpture or other article of any kind whatsoever shall be placed or left in the Public Areas or outside any tenant's premises.

            2. No awnings or other projections shall be attached to the outside walls of the Building. Curtains, blinds, shades, louvered openings and screens shall (i) not be attached to or hung in, or used in connection with, any window or door of any tenant's premises, without the consent of Landlord, (ii) be of a quality, type, design and color, and attached in the manner, approved by Landlord, and (iii) once attached, hung or used with the consent of Landlord, not be thereafter removed or changed. In order to maintain a uniform exterior appearance of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only Building Standard lighting in areas where lighting is visible from the outside of the Building and (b) use only Building Standard blinds in window areas which are visible from the outside of the Building.

            3. Signs, advertisements, graphics and notices visible from the Public Areas or the exterior of the Building shall be subject to Landlord's approval. Signs on each entrance door of any tenant's premises shall conform to Building Standard signs, samples of which are on display in Landlord's rental office. Such signs shall, at the expense of the tenant, be inscribed, painted or affixed by signmakers approved by Landlord. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable


                                    Exhibit C
judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign. In the event of the violation of any of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Landlord will, at the request of any tenant, maintain listings on the Building directory of the names of such tenant and any other person, firm, association or corporation in occupancy of such tenant's premises or any part thereof as permitted pursuant to its lease, and the names of any officers or employees of, or partners in, the foregoing; provided, however, that the maximum number of names so listed shall in no event exceed such tenant's proportionate share of the listing capacity of the Building directory. Landlord will change the listings of any tenant on the Building directory at the request of such tenant and may charge the expense incurred in making such change to the tenant.

            4. No tenant shall (a) cover or obstruct the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building or the heating, ventilating and air conditioning vents and doors, or (b) place any bottles, parcels or other articles on the window sills or on the peripheral heating enclosures. Whenever the heating, ventilating or air conditioning systems are in operation, each tenant shall draw the shades, blinds or other window coverings, as reasonably required because of the position of the sun.

            5. No tenant shall (a) discharge, or permit to be discharged, acids, harmful vapors or other harmful materials into the waste lines, vents or flues of the Building; (b) use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were designed and constructed, or throw or deposit therein sweepings, rubbish, rags, acids or other foreign substances; or (c) sweep or throw anything into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street.

            6. No tenant shall mark, paint, drill into, or in any way deface, any part of the Building except in connection with the installation of customary office decorations in such tenant's offices. No boring, cutting or stringing of wires shall be permitted in any part of the Building, except with the prior written consent of, and as directed by, Landlord. Tenant shall not attach or affix any screws or fasteners to the exterior curtain wall of the Building or install, except with the prior written consent of Landlord, any materials that will come in contact with the exterior curtain wall of


                                    Exhibit C
the Building. No telephone, telegraph or other wires or instruments shall be introduced into the Building by any tenant except in a manner approved by Landlord. No tenant shall install linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

            7. No tenant shall bring into or keep in or about its premises any bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind.

            8. No tenant, nor the employees, agents, licensees or invitees of any tenant, shall at any time bring or keep upon its premises any inflammable combustible or explosive fluid, chemical or substance.

            9. No tenant shall (a) place or affix any additional locks or bolts of any kind upon any of the doors or windows of its premises or the Building or
(b) make any changes in locks or the mechanism thereof. Duplicate keys for any tenant's premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, a tenant may, subject to Landlord's consent, install a security system in the premises which uses master codes or cards instead of keys, provided that such tenant shall provide Landlord with the master code or card for such system. No tenant shall lend or furnish to any public messenger the keys to any toilet rooms.

            10. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord's employees. Each tenant shall reimburse Landlord for extra costs incurred by Landlord on such tenant's behalf, including the cost of such overtime work. No hand trucks shall be used for such purposes except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators. Tenants shall not use the elevators during Business Hours on Business Days for haulage or removal of construction materials or debris. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license.


                                    Exhibit C

Arrangements must be made with Landlord by any tenant for moving large quantities of furniture and equipment into or out of the Building. All reasonable labor and engineering costs incurred by Landlord in connection with any moving specified in this rule shall be paid by tenants to Landlord as Additional Charges on demand.

            11. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of liquor, tobacco or any controlled substance or as a barber, beauty or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail service shop, labor union, company engaged in the business of renting office or desk space. public finance (personal loan) business, hiring employment agency, stock brokerage, or for the conduct of any other business or occupation which predominantly involves direct patronage of the general public. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, nor advertise for laborers giving an address at the Building.

            12. Landlord may institute, revise and discontinue such security measures, systems and requirements as Landlord shall deem appropriate. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement or non-enforcement of such requirement shall not impose any responsibility or liability on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord reserves the right to exclude from the Building all employees of any tenant who do not present a pass to the Building signed by such tenant. Landlord or its agent will promptly furnish passes to persons for whom any tenant requests same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender a pass given to such person by the tenant visited. Each tenant shall be responsible for all persons for whom it requests any such pass or any person who such tenant accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants of the Building may be denied access to the Building or may


                                    Exhibit C
be ejected from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, if reasonably necessary for the safety of tenants and the protection of property in the Building. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person, objects or matter to or from its premises or the Building under the provisions of this Rule 12.

            13. Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned out. All entrance doors in each tenant's premises shall be kept locked and all windows shall be left closed by such tenant when its premises are not in use. Entrance doors shall not be left open at any time.

            14. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitor service or other cleaning in the premises demised to such tenant and while making repairs or alterations in its premises.

            15. No tenant shall use its premises for lodging or sleeping or for any immoral or illegal purpose.

            16. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

            17. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

            18. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, bootblacking, floor polishing, lighting, maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services (which authorization shall not be unreasonably withheld) provided that the charges for such services by persons authorized by Landlord are comparable to similar charges in other first class office buildings in New York County. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

            19. All paneling, doors, trim or other wood products not considered furniture shall, to the extent required by law, be of fire-retardant materials. Before installation of any such materials, certification of such materials' fire-retardant


                                    Exhibit C
characteristics shall be submitted to and approved by Landlord, and such materials shall be installed in a manner approved by Landlord.

            20. Whenever any tenant shall submit to Landlord any plan, agreement or other document for the consent or approval of Landlord, such tenant shall pay to Landlord, within 5 Business Days after demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any architect, engineer or attorney employed by Landlord to review such plan, agreement or document. The fees payable by any tenant pursuant to this Rule 20 shall not be duplicative of the fees payable by such tenant pursuant to Section
11.02 of its lease.


                                    Exhibit C

                                    EXHIBIT D

                        ALTERATION RULES AND REGULATIONS


A. General

     1. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, a complete plan of the Premises, or of the floor on which the Alterations are to occur. Drawings are to be complete with full details and specifications for all of the Alterations.

     2. The proposed Alterations must comply with the Administrative Code of The City of New York and the rules and regulations of the Housing and Development Administration of The City of New York and any other agencies having jurisdiction.

     3. No work shall be permitted to commence without the Landlord being furnished with a valid permit from the Department of Buildings and/or other agencies having jurisdiction.

     4. All (i) demotion or removals, or (ii) other categories of work if such work would disturb or interfere with any other tenant(s) of the Building or disturb Building operations, or (iii) carrying in or out of construction materials to or from the Building, must be scheduled and performed before or after normal working hours, and Tenant shall provide the building Manager with at least 24 hours' notice prior to proceeding with such work and shall pay for any overtime labor or engineering costs incurred by Landlord in connection therewith.

     5. All inquiries, submissions, approvals and all other matters shall be processed through the Building Manager.

B. Prior to Commencement of Work

     1. Tenant shall submit to the Building Manager a request to perform the work. The request shall include the following enclosures:

            (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval.

            (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.


                                    Exhibit D

            (iii) A properly executed Building Notice application form or Alteration form; Engineer's Statement "B" if HVAC work is to be performed; Plumbing Specification sheet if any plumbing change is to be performed; Form 10F if any controlled inspection is required.

            (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Rules and Regulations from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

            (v) Contractor's and subcontractor's insurance certificates including a "hold harmless" in accordance with the Insurance Requirements Agreement.

     2. Landlord will return the following to Tenant:

            (i) Plans approved or returned with comments (such approval or comments shall not constitute a waiver of Department of Buildings approval or approval of other jurisdictional agencies).

            (ii) Signed application forms referred to in B1(iii), above, providing proper submissions have been made.

            (iii) Two fully executed copies of the Insurance Requirements agreement.

            (iv) Covering transmittal letter.

     3. Tenant shall obtain Department of Buildings approval of plans and a permit from the Department of Buildings. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C.   Requirements and Procedures

     1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

     2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.


                                    Exhibit D

     3. Intentionally omitted.

     4. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

     5. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative at Tenant's expense. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision at Tenant's expense.

     6. Tenant's contractor shall:

            (i) have a Superintendent or Foreman on the Premises at all times;

            (ii) police the job at all times, continually keeping the Premises orderly;

            (iii) maintain cleanliness and protection of all areas, including elevators and lobbies;

            (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

            (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

            (vi) avoid the disturbance of other tenants.

     7. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Building porters and other personnel.

     8. All equipment and installations must be equal to the standards of the Building. Any deviation from Building standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     9. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.


                                    Exhibit D

     10. Upon completion of the Alterations, Tenant shall submit to Landlord a properly executed Form 23 and/or other documents indicating total compliance and final approval by the Department of Buildings of the Building Notice or Alteration.

     11. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

     12. Additional and differing provisions in the lease, if any, will be applicable and will take precedence.

D. SPECIAL REQUIREMENTS REGARDING LOCAL LAW #5/73 (AS AMENDED)

     1. Tenant acknowledges being advised that the Building has an active Modified Class E Fire System ("Class E System"). Tenant shall notify its contractors and subcontractors, as well as all persons and entities who shall perform or supervise any alteration or demotion within the Premises, of such facts.

     2. Demolition by Tenant of all or any portions of the Premises shall be carried out in such manner as to protect equipment and wiring of Landlord's Class E System.

     3. Landlord, after receipt of Tenant's notice of demolition, and at Tenant's expense, shall secure and protect Building equipment connected to the Class E System in the Premises to be demolished.

     4. Landlord, at Tenant's expense, shall make such additions and alterations within the requirements of Local Law #5/73 (as amended) to the existing Class E System as may be necessary by reason of Alterations made within the Premises either by or on behalf of Tenant or by Landlord, as part of the initial installation, and work, if any, that Landlord is required to perform pursuant to the provisions of the lease or any work letter or leasehold improvements agreement entered into by Landlord and Tenant.

     5. Landlord's contract fire alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class E system.

     6. Landlord, at Tenant's expense, shall repair or cause to have repaired any and all defects, deficiencies or malfunctions of the Class E System caused by Tenant's alterations or demolition of the Premises. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.


                                    Exhibit D

     7. During such times that Tenant's Alterations or demolition of the Premises require that fire protection afforded by the Class E System be disabled, Tenant, at Tenant's expense, shall maintain fire watch service deemed reasonably suitable by Landlord.

     8. Tenant and Tenant's architect shall familiarize themselves with and be aware of Local Law #5/73 and all amendments thereto with regard to smoke control, compartmentation, and areas of safe refuge. Tenant shall fully comply with these requirements. Landlord, at Landlord's option, may withhold approval of Tenant's alterations or demolition if such requirements are not met with Landlord's reasonable satisfaction.

     9. Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class E System at Tenant's expense in such reasonable manner as prescribed by the Landlord. Tenant shall, at Tenant's expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to the Landlord an approved copy of plans of such system before initiating any installation of such system.

     10. In the event Tenant shall install its own internal fire alarm system within the Premises and in such event (as required by law) requests Landlord to connect same to the Class E System, then Tenant shall reimburse Landlord for its costs incurred in making such connection within ten (10) days after being billed therefor. Tenant shall also reimburse Landlord for costs of contracting for the maintenance and supervision of Tenant's internal fire alarm system with the company providing such services for the Class E System.

     11. Tenant, at Tenant's expense, shall cause the Premises to be fully sprinklered in accordance with the requirements of the Building Code of The City of New York and all applicable rules and regulations pertaining thereto and Landlord shall, at Tenant's expense, connect same to the Building system.


                                    Exhibit D

                              STANDARD REQUIREMENTS


DRYWALLS

     1. All drywall partitions are to be constructed of 2- 1/2" steel studs, 24" on center, and a minimum of 5/8" thick fire code gypsum wallboard each side, properly taped and spackled.

     2. All steel studs shall extend from slab to slab. No drywall is to be fastened to any ductwork or directly to any ceiling tile.

     3. All walls butting mullions shall have a proper channel to receive the sheetrock.


ELECTRICAL

     1. Home runs shall be indicated on plans. Rigid conduit shall be used throughout, 3/4" minimum size. Thin wall tubing is permitted.

     2. Light fixtures shall be Building-standard or as previously approved by Landlord.

     3. All conduit shall be supported by standoffs, not wired to ceiling supports. All conduit shall be concealed.

     4. All electrical boxes shall meet code requirements.

     5. All unused conduit and wiring shall be removed.

     6. All wiring shall meet the requirements of the Department of Water Supply, Gas and Electricity and of Underwriter's Laboratory. No wire molding shall be permitted.

     7. Special power shall be taken from main distribution board and not from existing Building panels.

     8. Plans with requirements shall be submitted to Landlord to determine riser capacity.

     9. Tenant shall pay for all electrical design and layout costs for related work.


                                    Exhibit D

     10. Building Mechanic or Engineer shall supervise all riser shutdowns.


TELEPHONE

     1. All telephone wire shall be concealed in conduit or thin wall tubing.

     2. No telephone wire shall be run loose in the ceilings.

     3. Telephone wire will be permitted to be run loose in periphery enclosures only.

     4. No telephone wire shall be run exposed on baseboards or walls.


DOORS

     All wood doors shall have a fire rated label. All hollow metal doors shall be properly fire rated if they are located in rated partitions.


HARDWARE

     1. All hardware shall match existing.

     2. All locks shall be keyed and mastered to Building setup. Two individual keys must be supplied to the Building Manager.


EQUIPMENT

     1. No equipment is to be suspended from the reinforcing rods in arch.

     2. Equipment shall be suspended with fish plates through slab or steel beams depending on load.

     3. All floor loading and steel work shall be subject to the prior approval of the Building structural engineer. All approvals shall be obtained by the Tenant at Tenant's expense. Tenant shall also be responsible for the costs of all controlled inspection by any professional engineers in connection with this work.


                                    Exhibit D

WOODWORK

     All work shall be fireproofed and a New York City Affidavit of Certification must be furnished.


PUBLIC AREAS

     All public areas shall meet Department of Buildings' requirements or requirements of other agencies having jurisdiction.


AIR CONDITIONING

     1. Tenant shall be responsible for Alterations to existing air conditioning ductwork or systems and for insuring that such work is properly integrated into the existing Building systems with no adverse effects on the Building systems. Landlord shall not be responsible for the proper HVAC design within the area of any Tenant Alteration.

     2. The system shall be balanced at the completion of the job.

     3. Tenant shall furnish design balancing figures to Building office.

     4. All air conditioning components shall match existing or shall receive prior approval from Landlord.

     5. Landlord will not permit any additional outside louvers unless the need therefor is firmly established. The location of such louvers shall be subject to Landlord's approval. Detailed sketches of all louvers shall be submitted for Landlord's approval.

     6. No outside louver or ductwork is to be installed in such a manner as to interfere with the cleaning of windows or replacement of glass.

     7. All periphery shutoff valves shall be accessible at all times.

     8. All unused ductwork shall be removed.

     9. All unused equipment, such as air handling units and air conditioning units, shall be removed.


                                    Exhibit D

     10. All HVAC, kitchen, toilet and equipment exhaust fan systems and any other systems shall be discharged to the atmosphere, not in ceilings or existing Building return air systems.


PLUMBING

     1. No water risers shall be shut down during Building office hours.

     2. All plumbing shall conform to the code.

     3. All fixtures shall match existing fixtures.

     4. No exposed plumbing is permitted.

     5. All unused fixtures and piping shall be removed and all unused piping shall be capped at its respective riser.

     6. No plastic pipe will be permitted.

     7. All unused fixtures shall be returned to Landlord.

     8. A Building mechanic shall supervise all riser shutdowns.

     9. All run outs from risers shall be brass pipe.

     10. All hot water lines shall be properly insulated, and, where necessary, Landlord may require that cold water lines be insulated.


VENETIAN BLINDS AND CURTAINS

     1. All venetian blinds shall match existing blinds.

     2. No curtain rods are to be installed in venetian blind pockets.

     3. Curtain rods shall not be supported by any part of the acoustical tile. Rods shall be supported by headers attached to the ceiling's mechanical supports of black iron.

     4. If curtains are to be installed by Tenant, such curtains shall be flameproof and shall not interfere with the proper functioning of the peripheral HVAC system.


                                    Exhibit D

CEILINGS

     1. All ceilings shall meet all requirements of New York City Department of Buildings.

     2. All acoustic tile ceiling shall match the existing tile ceiling to the extent possible.

     3. All ceilings are to be supported independently and not from ductwork.


                                    Exhibit D

                             INSURANCE REQUIREMENTS


     The undersigned contractor or subcontractor (hereinafter called "Contractor") has been hired by ___________________, a tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work (hereinafter called "Work") for Tenant in the Tenant's premises or elsewhere in the Building. Contractor and Tenant have requested the undersigned landlord (hereinafter called "Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

     1. Contractor agrees to indemnify and save harmless the Landlord, Tenant and their respective officers, employees and agents and their affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

     2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

            (a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

            (b) Comprehensive General Liability Insurance Including Coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

     Bodily Injury and
     Property Damage:   $5,000,000 per occurrence

            (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:


                                    Exhibit D

     Bodily Injury and
     Property Damage:     $5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

            (a) Comprehensive General Liability Insurance Including Protective and Contractual Liability Coverages with limits of liability at least equal to the above stated limits.

            (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

     Bodily Injury and
     Property Damage:   $5,000,000 per occurrence


     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.


     Agreed to and executed this day of     , 19  .


                                   Contractor:

                                   _______________________________
                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________


                                    Exhibit D

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

General & Private Offices, Conference Rooms

a.   Nightly, light vacuuming is to be performed.

b. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

c.   Nightly, empty waste paper receptacles. Empty and damp wipe ash trays.

d. Nightly, dust desk tops, tops of filing cabinets and table tops with cloth. Dust arms, seat, back and rails of chairs. Dust furniture, tables, sills, ledges, and wall decorations.

e.   Nightly, disinfect telephones.

f.   Nightly, spot clean vertical surfaces.

g.   Nightly, sweep wood borders and saddles in reception areas and staircases.

h.   Nightly, dust stair rails.

Interior Offices

a. Nightly check tile floor area for deposits and use a putty knife or scraper to remove. Sweep using a treated mop.

b. Weekly, spot mopping is performed in normal traffic areas and only if the floor area has an accumulation of spills and dirt that cannot be removed by sweeping with a treated mop; then, use a mop that is wrung fairly dry to remove these spots. Generally, there should be no moving of furniture when this function is performed.

c. Weekly, damp mopping is performed in areas that receive fairly heavy traffic.

d. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

e.   Nightly, empty waste paper receptacles. Empty and damp wipe ash trays.

f. Nightly, dust desk tops, tops of filing cabinets and table tops with cloth. Dust arms, seat, back and rails of chairs. Dust furniture, tables, sills, ledges, and wall decorations.

Elevator Lobby

a.   Nightly, light vacuuming is to be performed.

b. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

c. Nightly, empty waste paper receptacles. Empty and damp wipe ash trays, sand/smoke urns (if sand urn, sift sand with strainer and replace sand to proper level as necessary).


                                    Exhibit E

Men's Lavatories/Foyers

a. Nightly, check floor area for deposits and use a putty knife or scraper to remove. Sweep using a treated mop.

b. Monthly, any floor finish build-up in corners or at edging where different floor types meet should be removed by using a wet sponge to loosen and wipe the accumulation away from corner/edge or, if necessary, a putty knife should be employed to scrape it away. Remove old finish and thoroughly clean floor by wet mopping using solvent or disinfectant as necessary and rinsing; then, apply at least two coats of finish material and buff to a luster. Walls, baseboards, furniture and other surfaces should be free of finish residue and marks from the equipment.

c. Nightly, wet mopping is performed in areas where an antiseptic level of cleanliness is required or wherever damp mopping is ineffective.

d. Monthly, sprinkle floor with scouring powder and wet with warm water. Use a small polishing machine with scrubbing brushes to scrub floor.

e. Nightly, spot clean walls and doors up to hand-high height to remove spots, smudges and any splashes that may have occurred.

f.   Monthly, spot wash toilet stall partitions and doors.

g. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

h.   Nightly, empty waste paper receptacles.

i. Nightly, remove contents of waste towel receptacles as necessary, emptying any trash receptacles.

j.   Nightly, pick-up all wastepaper and trash from floor.

k.   Nightly, check soap dispensers and refill.

l. Nightly, check toilet tissue and paper tower dispensers and put in supplies necessary to fill them.

m.   Nightly, spot clean wash basins, commodes and urinals.

n.   Nightly, wet mop tiled floors with approved disinfectant.

o.   Monthly, scrub tiled floors.

p.   Nightly, clean and polish bright work on lavatory fixtures.

q.   Bi-weekly, wash and disinfect stationary trash receptacles.

r.   Nightly, clean mirrors.

Ladies' Lavatory/Powder Rooms

a. Nightly, check floor area for deposits and use a putty knife or scraper to remove. Sweep using a treated mop.

b. Monthly, any floor finish build-up in corners or at edging where different floor types meet should be removed by using a wet sponge to loosen and wipe the accumulation away from corner/edge or, if necessary, a putty knife should be employed to scrape it away. Remove old finish and thoroughly clean floor by wet mopping using solvent or disinfectant as necessary and rinsing; then, apply


                                    Exhibit E
     at least two coats of finish material and buff to a luster. Walls, baseboards, furniture and other surfaces should be free of finish residue and marks from the equipment.

c. Nightly, wet mopping is performed in areas where an antiseptic level of cleanliness is required or wherever damp mopping is ineffective.

d. Monthly, sprinkle floor with scouring powder and wet with warm water. Use a small polishing machine with scrubbing brushes to scrub floor.

e. Nightly, spot clean walls and doors up to hand-high height to remove spots, smudges and any splashes that may have occurred.

f.   Monthly, spot wash toilet stall partitions and doors.

g. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

h.   Nightly, empty waste paper receptacles.

1. Nightly, remove contents of waste towel receptacles as necessary, emptying any trash receptacles.

j.   Nightly, pick-up all wastepaper and trash from floor.

k.   Nightly, check soap dispensers and refill.

l. Nightly, check toilet tissue and paper towel dispensers and put in supplies necessary to fill them.

m.   Nightly, spot clean wash basins, commodes.

Window Cleaning

a.   Clean twice per year inside and Outside.

Freight Lobbies

a. Nightly, check tile floor area for deposits and use a putty knife or scraper to remove. Sweep using a treated mop.

b. Weekly, spot mopping is performed in normal traffic areas and only if the floor area has an accumulation of spills and dirt that cannot be removed by sweeping with a treated mop; then, use a mop that is wrung fairly dry to remove these spots. Generally, there should be no moving of furniture when this function is performed.

c. Weekly, damp mopping is performed in areas that receive fairly heavy traffic.

d. Quarterly, dust all high horizontal surfaces not reached in nightly cleaning.

e. Nightly, empty waste paper receptacles. Empty and damp wipe ash trays, sand/smoke urns (if sand urn, sift sand with strainer and replace sand to proper level as necessary).

f. Nightly, dust desk tops, tops of filing cabinets and table tops with cloth. Dust arms, seat, back and rails of chairs. Dust furniture, tables, sills, ledges, and wall decorations.

g.   Nightly, sweep floors.


                                    Exhibit E

Fire Stairwells

a. Weekly, check floor area for deposits and use a putty knife or scraper to remove. Sweep using a treated mop.

b. Monthly, damp mopping is performed in areas that receive fairly heavy traffic. The entire area is to be damp mopped.

c.   Quarterly, damp mop floor. The entire area is to be damp mopped.


                                    Exhibit E

                                   EXHIBIT F-1

                        FORM OF NON-DISTURBANCE AGREEMENT
                              FOR UNDERLYING LEASES

            Agreement made as of the ___ day of _________, 199__ between ________________, a _______________ corporation having an office at ______
___________, ________, ________ _____ ("GROUND LESSOR") and
_______________________________ a ________________ corporation having an office at __________ _________, _____, _______________ ________ ("TENANT");

                              W I T N E S S E T H:

            WHEREAS, Ground Lessor is the lessor pursuant to a ground lease dated _______________ __, ______ (the "GROUND LEASE"), between Ground Lessor, as ground lessor, and certain ground lessees described therein, covering the land (the "GROUND LEASE PREMISES") described in Schedule I annexed hereto, on which is located the building (the "BUILDING") commonly known as One Chase Manhattan Plaza, Borough of Manhattan, City, County and State of New York; and

            WHEREAS, Tenant has entered into a space lease dated ________ __, ____ (said space lease, as amended, and as same may be hereafter amended from time to time, collectively referred to as the "LEASE"), covering the portions of the Building (the "PREMISES") more particularly described in the Lease.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto agree as follows:

            1. Tenant covenants and agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Ground Lease. The provisions of this Paragraph 1 shall be self-operative and no further instrument shall be required. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Ground Lessor may reasonably request to confirm said subordination by Tenant.

            2. Tenant certifies (i) that the Lease is presently in full force and effect and, except as provided in Schedule II annexed hereto, the Lease is unmodified, (ii) that no Fixed Rent (as defined in the Lease) payable thereunder has been paid more than one (1) month in advance of its due date, (iii) that to the best of Tenant's knowledge, no default of Tenant exists under the Lease which has continued beyond the expiration of any applicable grace period, and
(iv) that to the best of Tenant's


                                   Exhibit F-1
knowledge, no default of Landlord (as defined below) exists under the Lease which has continued beyond the expiration of any applicable grace period.

            3. As long as Tenant is in compliance with the terms of this Agreement and no default exists under the Lease which has continued beyond the expiration of any applicable grace period, (i) Ground Lessor shall not name or join Tenant as a party defendant to any action to terminate the Ground Lease or recover possession (unless required by law, but such naming or joinder shall not terminate the Lease or cause Tenant's possession of the Premises to be disturbed), (ii) nor shall the Lease be terminated in connection with, or by reason of, the termination or expiration of the Ground Lease, (iii) nor shall Tenant's use or possession of the Premises be disturbed or interfered in connection with, or by reason of, the termination or expiration of the Ground Lease, unless, in case of (i), (ii) or (iii) above, the holder of the landlord's interest under the Lease (the "Landlord"), would have had such right if the Ground Lease had not been made, and (iv) if the Ground Lease shall terminate or expire prior to the scheduled final expiration date of the Lease, the Lease shall continue in full force and effect as a direct lease between the holder of the landlord's interest in the Ground Lease immediately prior to such termination or expiration, as landlord, and Tenant, as tenant. Notwithstanding the foregoing, any person acquiring, or succeeding to, the interests of the Landlord as a result of any such termination or expiration (the "Successor Landlord"), shall not be:

                  (a) liable for any previous act or omission of Landlord (or its predecessors in interest); it being understood that the foregoing is not intended to relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date it succeeds to the interests of the Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case Successor Landlord upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (which period shall not exceed the time period granted Landlord for such remedy pursuant to the terms of the Lease);

                  (b) responsible for any monies owing by Landlord to the credit of Tenant;

                  (c) subject to any offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                  (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);


                                   Exhibit F-1

                  (e) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord; and

                  (f) bound by any modification of the Lease, made after the date hereof, which is made without the written consent of Ground Lessor.

Notwithstanding the foregoing provisions of this Paragraph 3, such Successor Landlord shall be liable for Landlord's obligations to make payments to Tenant in respect of Landlord's Contribution (as set forth in Article 36 hereof), Landlord's Option Space Contribution (as set forth in Article 37 hereof), any Landlord's Offer Space Contribution (as set forth in Article 38 hereof), and any Deposited Proceeds (as set forth in Section 19.08 hereof), regardless of whether the payment thereof was due hereunder prior to or after such Successor Landlord becomes Successor Landlord and, with respect thereto, Tenant may exercise against such Successor Landlord Tenant's right of set-off as set forth in
Section 36.04 of the Lease (including Section 36.04 as made applicable to (x) the Option Space or any Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof).

            4. If the interest of the Landlord under the Lease shall be transferred by reason of a termination of the Ground Lease, Tenant shall be bound to the Successor Landlord, and, except as provided in this Agreement, the Successor Landlord shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor Landlord were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor Landlord, including Ground Lessor if it be the Successor Landlord, as its landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor Landlord, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor Landlord succeeding to the interest of the Landlord under the Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any termination of the Ground Lease.

            5. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate the Lease, or to abate or offset against the payment of Fixed Rent or Additional Charges or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and Ground Lessor, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice which shall include a reasonable period of time for Ground


                                   Exhibit F-1

Lessor to have become entitled under the Ground Lease to remedy the same (which latter reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided Ground Lessor shall, within thirty (30) days after its receipt of Tenant's notice given in accordance herewith, give Tenant notice of its intention to remedy such act or omission, with diligence and continuity, promptly after becoming entitled to do so. This Paragraph 5 shall not be applicable to any situation governed by Article 19, 20, 33, 36 (including Article 36 as made applicable to the Option Space or any Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof) or 39.

            6. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties thereto, their respective heirs, representatives, successors and assigns.

            7. The Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Ground Lessor. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Ground Lessor, the terms and provisions hereof shall be controlling.

            8. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, return receipt requested, as its address set forth above, except that, after Tenant occupies the Premises for the conduct of business, notices shall be sent to Tenant at One Chase Manhattan Plaza, New York, New York _____, Attn:
___________________. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

            9. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            10. All capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto in the Lease.


                                   Exhibit F-1

            11. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

            IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.



                                    By:_________________________________
                                        Name:___________________________
                                        Title:__________________________

                                    By:_________________________________
                                        Name:___________________________
                                        Title:__________________________


                                   Exhibit F-1

                                Acknowledgements


                                   Exhibit F-1

                            Schedule I to Exhibit F-1

                                      Land


                                   Exhibit F-1

                           Schedule II to Exhibit F-1

                               Amendments to Lease


                                   Exhibit F-1

                                   EXHIBIT F-2

                        FORM OF NON-DISTURBANCE AGREEMENT
                                  FOR MORTGAGES

     THIS AGREEMENT, made as of the ___ day of _______, _______ by and between _____________________________, a _______________ corporation, having an office at ___________________ ___________, _________ ________ (hereinafter called
"Mortgagee"), and ____________________ _______________, a ________________
corporation, having an office at ____________ ___________, hereinafter called "Tenant").

                              W I T N E S S E T H:

            WHEREAS, Mortgagee is the holder of that certain Mortgage, dated _______ __, ____ (said Mortgage, as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being hereinafter referred to as the "Mortgage"), between Mortgagee, as mortgagee, and certain mortgagors described therein which encumbers, among other properties, the land described in Schedule I annexed hereto (the "Land") and the building (the "Building") located at One Chase Manhattan Plaza, Borough of Manhattan, City, County and State of New York (the Land and the Building are sometimes hereinafter referred to collectively as the "Property"); and

            WHEREAS, Tenant has entered into a certain agreement of lease dated as of ________ __, ____ (said agreement of lease, as amended, and as same may be hereafter amended from time to time collectively referred to as the "Lease"), covering the portions of the Building (the "Premises") more particularly described in the Lease.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Tenant covenants and agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage. The provisions of this Paragraph 1 shall be self-operative and no further instrument shall be required. Tenant, upon request, shall execute and deliver any certificate or other instrument which the Mortgagee may reasonably request to confirm said subordination by Tenant.

            2. Tenant certifies (i) that the Lease is presently in full force and effect and, except as provided in Schedule II annexed hereto, the Lease is unmodified, (ii) that no Fixed Rent (as defined in the Lease) payable thereunder has been paid


                                   Exhibit F-2
more than one (1) month in advance of its due date, (iii) that, to the best of Tenant's knowledge, no default of Tenant exists under the Lease which has continued beyond the expiration of any applicable grace period, and (iv) that, to the best of Tenant's knowledge, no default of Landlord (as defined below) exists under the Lease which has continued beyond the expiration of any applicable grace period.

            3. As long as Tenant is in compliance with the terms of this Agreement and no default exists under the Lease which has continued beyond the expiration of any applicable grace period, Mortgagee shall not name or join Tenant as a party defendant to any action for foreclosure or other enforcement thereof (unless required by law, but such naming or joinder shall not cause Tenant's possession of the Premises to be disturbed), nor shall the Lease be terminated by Mortgagee in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of the landlord's interest under the Lease pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor shall Tenant's use or possession of the Premises be disturbed or interfered with by Mortgagee, unless the holder of the landlord's interest under the Lease (the "Landlord"), would have had such right if the Mortgage had not been made. Notwithstanding the foregoing, any person acquiring, or succeeding to, the interests of the Landlord as a result of any such action, foreclosure, transfer or other proceeding (any of the foregoing being hereinafter referred to as the "Successor Landlord"), shall not be:

                  (a) liable for any previous act or omission of Landlord (or its predecessors in interest); it being understood that the foregoing is not intended to relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date it succeeds to the interests of the Landlord, including a continuation of the failure of the prior Landlord to perform its obligations under the Lease, in which case Successor Landlord upon receipt of notice of such continuation from Tenant shall have a reasonable period of time to remedy same (which period shall not exceed the time period granted Landlord for such remedy pursuant to the terms of the Lease);

                  (b) responsible for any monies owing by Landlord to the credit of Tenant;

                  (c) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

                  (d) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);


                                   Exhibit F-2

                  (e) required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord; and

                  (f) bound by any modification of the Lease, made after the date hereof, which is made without the written consent of Mortgagee.

Notwithstanding the foregoing provisions of this Paragraph 3, such Successor Landlord shall be liable for Landlord's obligations to make payments to Tenant in respect of Landlord's Contribution (as set forth in Article 36 hereof), Landlord's Option Space Contribution (as set forth in Article 37 hereof), any Landlord's Offer Space Contribution (as set forth in Article 38 hereof), and any Deposited Proceeds (as set forth in Section 19.08 hereof), regardless of whether the payment thereof was due hereunder prior to or after such Successor Landlord becomes Successor Landlord and, with respect thereto, Tenant may exercise against such Successor Landlord Tenant's right of set-off as set forth in
Section 36.04 of the Lease (including Section 36.04 as made applicable to (x) the Option Space or any Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof).

            4. If the interest of the Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to a taking of a deed in lieu of foreclosure (or similar device), Tenant shall be bound to the Successor Landlord, and, except as provided in this Agreement, the Successor Landlord shall be bound to Tenant, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor Landlord were the Landlord, and Tenant does hereby (i) agree to attorn to the Successor Landlord, including Mortgagee if it be the Successor Landlord, as its landlord, (ii) affirm its obligations under the Lease, and (iii) agree to make payments of all sums due under the Lease to the Successor Landlord, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the Successor Landlord succeeding to the interest of the Landlord under the Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or similar proceeding.

            5. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and Mortgagee, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such


                                   Exhibit F-2
notice which shall include a reasonable period of time for Mortgagee to have become entitled under the Mortgage to remedy the same (which latter reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days), provided that Mortgagee shall within thirty (30) days after its receipt of Tenant's notice given in accordance herewith, give Tenant notice of its intention to remedy such act or omission, with diligence and continuity, promptly after becoming entitled to do so. This Paragraph 5 shall not be applicable to any situation governed by Article 19, 20, 33, 36 (including Article 36 as made applicable to (x) the Option Space or Offer Space by virtue of the provisions of Article 37 or 38, or (y) any Deposited Proceeds by virtue of the provisions of Section 19.08 hereof) or 39.

            6. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties thereto, their respective heirs, representatives, successors and assigns.

            7. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage except as specifically set forth herein.

            8. The Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee. Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance by Mortgagee, the terms and provisions hereof shall be controlling.

            9. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party whom the notice, demand or request is being made by certified or registered mail, return receipt requested, as its address set forth above, except that, after Tenant occupies the Premises for the conduct of business, notices shall be sent to Tenant at One Chase Manhattan Plaza, New York, New York _____, Attn:
____________________. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

            10. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


                                   Exhibit F-2

            11. All capitalized terms used herein which are not herein defined shall have the meanings ascribed thereto in the Lease.

            12. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

            IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.





                                    By:____________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                    By:____________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                   Exhibit F-2

                                Acknowledgements


                                   Exhibit F-2

                            Schedule I to Exhibit F-2


                                   Exhibit F-2

                            Schedule I to Exhibit F-2

                                      Land


                                   Exhibit F-2

                           Schedule II to Exhibit F-2

                               Amendments to Lease


                                   Exhibit F-2

                                    EXHIBIT G

                         Primary Landlord Conduit Areas


There are no Primary Landlord Conduit Areas other than those delineated in
Section 16.02 of the lease.



                                    Exhibit G

                                    EXHIBIT H

                            Passenger Elevator Bank D

         Diagram: depiction of the floor plan of the 37th Floor of One Chase Manhattan Plaza, New York, New York. The floor is rectangular with Liberty and Pine Streets bordering the length of the floor, respectively. Nassau and William Streets border the width of the floor, respectively. In the center, but shifted slightly to the left on the rectangular floor plan, are four small sized rectangles. The floor plan has been marked with "'D' Bank" and an arrow pointing between the second and third small rectangles in the center of the floor plan.